As filed with the Securities Exchange Commission on April 7,2004

                                                      File No. 333-99677

            U. S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 2  TO
                              FORM SB-2
                       REGISTRATION STATEMENT
                  Under the Securities Act of 1933



                   AEI INCOME & GROWTH FUND 25 LLC
           (Name of small business issuer in its charter)


          Delaware                 6500                (75-3074973)
       (State of other      (Primary Standard         (IRS Employer
        jurisdiction            Industrial            Identification
      of incorporation)       Classification             Number)
                               Code Number)

 30 East Seventh Street        Robert P. Johnson           Copies to:
      Suite 1300             30 East Seventh Street         Thomas O. Martin
 St. Paul, Minnesota 55101        Suite 1300             Dorsey & Whitney LLP
 (651) 227-7333 or          St. Paul, Minnesota 55101  50 South Sixth Street
 (800) 328-3519                (651) 227-7333 or             Suite 1500
 (Address and telephone         (800) 328-3519         Minneapolis, Minnesota
 number of principal       (Name, address, including         55402-1498
 executive offices and             zip code
 intended principal place   and telephone number of
 of business)               agent for service of
                                 process)



    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                   AEI INCOME & GROWTH FUND 25

                    LIMITED LIABILITY COMPANY


             50,000 Limited Liability Company Units
                        ($1,000 Per Unit)



                        SUPPLEMENT NO. 2

                      DATED APRIL   , 2004






This Supplement is distributed only with the Prospectus dated May
14, 2003 and must be read in conjunction therewith.








                      AEI SECURITIES, INC.
                     1300 Wells Fargo Place
                       30 East 7th Street
                    St. Paul, Minnesota 55101
                         (651) 227-7333
                         (800) 328-3519
                       FAX (651) 227-7705


          The date of this Supplement is April   , 2004


                         THIS SUPPLEMENT


        We are distributing this supplement to update information that is contained in the prospectus dated May 14, 2003 of AEI Income & Growth Fund 25 LLC. We are distributing this supplement only with the prospectus, which provides detailed information related to AEI Fund 25. In particular, this supplement provides more information on the following topics:

     Current Status-Release From Escrow                      3
     Correction to Exhibit C-State Suitability Requirements  3
     Property                                                3
     Selected Financial Data                                 6
     Management's Discussion and Analysis                    7
     Financial Statements of the LLC at December 31,
       2003  and 2002 and for the Periods Then  Ended       11
     Balance Sheet of the Managing Member at
       December 31, 2003 and 2002                           27
     Exhibit B - Prior Performance Tables                  B-1

       If you have received this supplement, you should also have received a copy of the prospectus. You should carefully review the prospectus for a detailed description of an investment in AEI Fund 25, including information relating to our management, our investment objectives and the risks of the investment.

       We encourage you to read the "Risks" described on Pages 6 to 11 of the prospectus. We believe the most significant risks include the following:

       You will not be able to evaluate our properties before they are acquired;

       You will be required to rely on our managers for all facets of our operations, including selection, operation and sale of our properties;

       As an investor, you will have the right to vote only on a limited number of matters;

       We   will   make  substantial  payments  to  our  managers
       regardless of whether we are profitable;

       Because there will be no market for the units and restrictions will be placed on their transfer you may be unable to resell the units except at a substantial discount from your purchase price;

       Our managers will operate under a number of conflicts of interest;

       We are not a mutual fund or investment company and are not regulated under the Federal Investment Company Act.
                                -2-

                         CURRENT STATUS

Release from Escrow

        The prospectus indicated that AEI Fund 25 would not be formed and capitalized, and all subscription funds would be held in escrow, until we had received subscriptions for 1,500 units. We obtained subscriptions for the 1,500 units required for release of escrow proceeds and the escrow proceeds were released on September 11, 2003. Since that time, we have commenced the normal operation of investigating the acquisition of properties and have, through the date of this supplement, acquired five properties. See "Property." Pending investment in properties, subscription proceeds have been invested in a short-term money market account. See "Management's Discussion and Analysis."

        At  December 31, 2003, we had accepted subscriptions  for
7,167.541  units  for  aggregate  proceeds  of  $7,167,541.   Our
managers have determined to extend the offering of units to the earlier of the sale of all units or May 12, 2005.


    CORRECTION TO EXHIBIT C - STATE SUITABILITY REQUIREMENTS

        For a Pennsylvania resident, the maximum investment is limited to 10% of net worth.


                            PROPERTY

       Johnny Carino's - Lake Charles, Louisiana. On December 9, 2003, we purchased a 50% interest in a newly constructed Johnny Carino's restaurant in Lake Charles, Louisiana for $1,146,533. The property is leased back to the seller, Kona Restaurant Group, Inc. (KRG), under a lease agreement with a primary term of seventeen years, which may be renewed for up to three consecutive terms of five years. The lease requires annual base rent of
$106,375, which will increase annually by one percent. The remaining interest in the property was purchased by AEI Private Net Lease Millennium Fund Limited Partnership, an affiliated partnership.

       The restaurant is 6,432 square feet, with seating capacity for 234, on approximately 1.57 acres. The restaurant is located at 2638 Derek Drive in Lake Charles, Louisiana, which is located in the southwest corner of the state. The restaurant is located in the Lake Charles Power Center, which is near the intersection of Interstate 210 and Highway 14. The Lake Charles Power Center contains several major anchor tenants, and is surrounded by single and multi-family housing with a mix of other retailers and office buildings along the interstate. The population within a five-mile radius is approximately 63,000, with a median household income of over $42,000.

        KRG is a subsidiary of Fired Up, Inc., which has guaranteed the lease. As of March 2004, Fired Up operated 54 Johnny Carino's Country Italian restaurants in five states. Johnny Carino's competes in the casual dining segment and offers authentic country Italian dining in a colorful, warm and casual setting. Fired Up is a privately held company.
                                -3-
        Tia's Tex-Mex - Brandon, Florida. On December 10, 2003, we purchased a 75% interest in a Tia's Tex-Mex restaurant in Brandon, Florida for $2,261,506 from an unrelated third party. The property is leased to Tia's Florida LLC (TF) under a lease agreement with a primary term of fifteen years, which may be renewed for up to four consecutive terms of five years. The lease requires annual base rent of $229,500, which will increase after five years by ten percent and every five years thereafter by twelve percent. The remaining interest in the property was purchased by AEI Accredited Investor Fund 2002 Limited Partnership, an affiliated partnership.

        The restaurant was constructed in 1995 and is a 7,308 square foot building, with seating capacity for 315, on approximately 1.44 acres. The restaurant is located at 144 Brandon Town Center Drive in Brandon, which is a suburb east of Tampa. The building is on a pad site in the Westfield shopping center, which contains several major anchor tenants, and is surrounded by other retail and restaurant properties. The population within a five-mile radius is approximately 158,000, with an average household income of over $56,000.

        TF is a subsidiary of Tia's Restaurant, Inc., which currently owns and operates over 25 Tia's Tex-Mex restaurants in seven states. Tia's, which was founded two decades ago, offers a wide variety of Tex-Mex favorites, traditional Mexican dishes and home style Texas fare in a fun, family atmosphere. Julio Investors LLC is the parent company of Tia's Restaurant, Inc. and the majority owner of Lucky Boy Corporation, which operates 13 Uncle Julio's restaurants in five states. The lease is guaranteed by Tia's Restaurant, Inc., Julio Investors LLC and Lucky Boy Corporation. Julio Investors LLC is a privately held company.

       Mimi's Cafe - Kansas City, Missouri. In November 2003, we issued a commitment to purchase a 50% interest in a Mimi's Cafe to be constructed in Kansas City, Missouri. On February 20, 2004, we purchased a parcel of land for $650,000 from an unrelated third party. We obtained title to the land in the form of an undivided fee simple interest in the 50% interest purchased. The land is leased to SWH Corporation (SWH) under a lease agreement with a primary term of twenty years, which may be renewed for up to three consecutive terms of five years. The lease requires annual base rent of $39,000, which will increase every five years by the lesser of ten percent or two times the increase in the CPI Index for the five-year period. Simultaneously with the purchase of land, we entered into a Development Financing Agreement under which we will advance funds to SWH for the construction of a Mimi's Cafe restaurant on the site. Pursuant to the lease, any improvements to the land during the term of the lease become the property of the lessor. Our share of the total purchase price, including the cost of the land, will be approximately $1,100,000. After the construction is complete, the lease agreement will be amended to require annual base rent of approximately $102,000. The remaining interest in the property was purchased by AEI Accredited Investor Fund 2002 Limited Partnership.

        The restaurant will be approximately 6,935 square feet, with seating capacity for 203, on approximately 1.4 acres. The site is located at 8500 NW Prairie View Road near the intersection of Interstate 29 and Route 152. The site is situated in the Zona Rosa Development, which will feature approximately one million square feet of specialty retail, restaurant, entertainment, office, hotel and residential uses. The population within a five-mile radius is approximately 81,000, with an average household income of over $65,000.
                                -4-
        SWH currently owns and operates more than 80 Mimi's Cafe restaurants in ten states. Mimi's Cafe, which was founded in 1978, serves classic American dishes, made from scratch, in a colorful, French New Orleans-inspired atmosphere. SWH is a privately held company owned by its founders and management.

       Jared Jewelry - Madison Heights, Michigan. On February 6, 2004, we purchased a 21% interest in a Jared Jewelry store in Madison Heights, Michigan for approximately $932,400 from an unrelated third party. The property is leased to Sterling
Jewelers LLC under a lease agreement with a primary term of twenty years, which may be renewed for up to two consecutive terms of five years. The lease requires annual base rent of $72,741, which will increase every five years by ten percent. The remaining interests in the property were purchased by AEI Accredited Investor Fund 2002 Limited Partnership and AEI Income & Growth Fund 23 LLC, an affiliated limited liability company.

        The store was constructed in November 2003 and is a 5,780 square foot building on approximately 1.29 acres. The freestanding retail store is located at 451 West 14 Mile Road within the main retail corridor of Madison Heights, which is a mature suburb north of Detroit. The store is located across from the Oakland Mall and near several retail strip centers. The population within a five-mile radius is approximately 296,000, with an average household income of over $74,000.

       Sterling Jewelers LLC is a subsidiary of Sterling Jewelers Inc. (Sterling), which has guaranteed the lease. Sterling is the second largest specialty retailer of jewelry in the United States with over 1,000 stores, under the names Kay Jewelers, Jared The Galleria Of Jewelry and a number of regional names. Sterling's estimated net worth is in excess of $1 billion. Sterling is a subsidiary of Signet US Holdings, which in turn is wholly owned by Signet Group PLC, which trades on the NASDAQ Stock Exchange under the symbol SIGY.

       Jared Jewelry - Goodlettsville, Tennessee. On February 6, 2004, we purchased a 25% interest in a Jared Jewelry store in Goodlettsville, Tennessee for approximately $972,300 from an unrelated third party. The property is leased to Sterling Jewelers Inc. under a lease agreement with a primary term of twenty years, which may be renewed for up to two consecutive terms of five years. The lease requires annual base rent of $75,840, which will increase every five years by ten percent. The remaining interest in the property was purchased by AEI Accredited Investor Fund 2002 Limited Partnership.

        The store was constructed in 2001 and is a 5,856 square foot building on approximately 1.25 acres. The freestanding retail store is located at 914 Rivergate Parkway in Goodlettsville, which is a suburb north of Nashville. The store is located across from the Rivergate Mall and near several restaurants and an office complex. The population within a five-mile radius is approximately 160,000, with an average household income of over $69,000.
                                -5-
                     SELECTED FINANCIAL DATA

        The following selected financial data for AEI Fund 25 for the years ended December 31, 2003 and 2002 has been derived from, and should be read in conjunction with, the Financial Statements included elsewhere in this supplement:


                            For the Year Ended For the Year Ended
                          December 31, 2003       December  31, 2002


RENTAL INCOME                    $ 20,435          $       0
                                 ========           ========

INTEREST INCOME                  $ 45,634          $       7
                                 ========           ========

NET INCOME                       $ 43,189          $       7
                                 ========           ========

TOTAL ASSETS                     $6,177,466        $   1,007
                                 ========           ========

NET INCOME PER LLC UNIT          $   9.79          $       0
                                 ========           ========

WEIGHTED AVERAGE
UNITS OUTSTANDING                   4,280                  0
                                 ========           ========

                                -6-
              MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following Management's Discussion and Analysis discusses our financial position and results of operations for the years ended December 31, 2003 and 2002. You should read this information in conjunction with our financial statements contained in this supplement and in the prospectus. You should also read this section in the context of the descriptions in the prospectus of our planned operations, particularly the sections of the prospectus describing the offering, the period over which and the policy employed in purchasing properties, and the application of proceeds contained in the sections of the prospectus captioned "Estimated Use of Proceeds," "Investment Objectives and Policies," and "Compensation to Managers and Affiliates."

        The Management's Discussion and Analysis contains various "forward looking statements" within the meaning of federal securities laws which represent management's expectations or beliefs concerning future events, including statements regarding anticipated application of cash, expected returns from rental income, growth in revenue, taxation levels, the sufficiency of cash to meet operating expenses, rates of distribution, and other matters. These, and other forward looking statements made by our managers, must be evaluated in the context of a number of factors that may affect our financial condition and results of operations, including the following:

      Market and economic conditions which affect the value of the properties we own and the cash from rental income such properties generate;

      the federal income tax consequences of rental income, deductions, gain on sales and other items and the affects of these consequences for members;

      resolution by our managers of conflicts with which they may be confronted;

      the success of our managers of locating properties with favorable risk return characteristics;

      the effect of tenant defaults; and

      the condition of the industries in which the tenants of properties owned by AEI Fund 25 operate.

Critical Accounting Policies

        The preparation of our financial statements requires our management to make estimates and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Our management evaluates these estimates on an ongoing basis, including those related to the carrying value of real estate and the allocation of expenses by our managers at AEI Fund Management, Inc., to AEI Fund 25 as opposed to other funds they manage.
                                -7-
        We purchase properties and record them in our financial statements at the lower of cost or estimated realizable value. We initially record the properties at cost (including capitalized acquisition expenses). We are required to periodically evaluate the carrying value of properties to determine whether their realizable value has declined. For properties we will hold and operate, we determine whether impairment has occurred by comparing the property's probability-weighted cash flows to its current carrying value. For properties held for sale, we determine whether impairment has occurred by comparing the property's estimated fair value less cost to sell to its current carrying value. If the carrying value is greater than the realizable value, an impairment loss is recorded to reduce the carrying value of the property to its realizable value. A change in these assumptions or analysis could cause material changes in the carrying value of our properties.

        Our managers allocate expenses to each of the funds they manage primarily on the basis of the number of hours devoted by their employees to each fund's affairs. They also allocate expenses at the end of each month that are not directly related to a fund's operations based upon the number of investors in the fund and the fund's capitalization relative to other funds they manage. We reimburse these expenses subject to detailed limitations contained in our operating agreement.

        Our managers have developed and selected the above accounting estimates and the management discussion and analysis disclosures regarding them. These estimates and disclosures were reviewed and approved by our senior management.

Results of Operations

        We were organized on June 24, 2002. From this date until the initial subscription proceeds of $2,110,547 were released from escrow on September 11, 2003, we had received only $1,000 of capital from our managers, had not conducted any business operations other than those related to the offering and sale of units and had not admitted any investors as limited members.

       For the year ended December 31, 2003, we recognized rental income of $20,435 representing rent from two properties acquired during the year. At December 31, 2003, the scheduled annual rent for the two properties was $335,875.

        For the year ended December 31, 2003, we incurred LLC administration expenses payable to an affiliate of our managers of $17,779. These administration expenses included initial start-up costs and expenses associated with the management of the properties, processing distributions, reporting requirements and correspondence to the limited members. During the same period, we incurred LLC administration and property management expenses from unrelated parties of $993. These expenses represented direct payments to third parties for legal and filing fees, direct administrative costs, outside audit and accounting costs, taxes, insurance, and other property costs.
                                -8-
        For the year ended December 31, 2003, we recognized interest income of $45,634 from subscription proceeds temporarily invested in a money market account and from an agreement related to the acquisition of a Tia's Tex-Mex restaurant. As part of the acquisition agreement, the lessee agreed to pay us interest at an annual rate of 6% on the proposed purchase price of the property for the period from September 3, 2003 to the date the acquisition was completed. We received $36,247 of interest income from this agreement.

        Inflation has had a minimal effect on income from operations. Our leases may contain provisions to increase rent based on the increase in the Consumer Price Index over a specified period. In addition, some of our leases may contain rent clauses which entitle us to receive additional rent in future years if gross receipts for the property exceed certain specified amounts. Increases in sales volumes of the tenants, due to inflation and real sales growth, may result in an increase in rental income over the term of the leases. Inflation also may cause the real estate to appreciate in value. However, inflation and changing prices may have an adverse impact on the operating margins of the properties' tenants, which could impair their ability to pay rent and subsequently reduce the net cash flow available for distributions.

Liquidity and Capital Resources

        Our primary sources of cash are proceeds from the sale of units, interest income, rental income and proceeds from the sale of property. Our primary uses of cash are investment in real properties, payment of expenses involved in the sale of units, the management of properties, the organization and administration of AEI Fund 25, and the payment of distributions.

        We generated $93,292 of cash from operations during the year ended December 31, 2003, representing net income of $43,189, a non-cash expense of $4,108 for depreciation and a $45,995 increase in the payable to our managers for management expenses.

        The major components of our cash flow from investing activities are investments in real estate and proceeds from the sale of real estate. During 2003, we expended $3,409,547 to invest in real properties (inclusive of acquisition expenses). On December 9, 2003, we purchased a 50% interest in a Johnny Carino's restaurant in Lake Charles, Louisiana for $1,146,533. On December 10, 2003, we purchased a 75% interest in a Tia's Tex-Mex restaurant in Brandon, Florida for $2,261,506.

        During the offering of units, our primary source of cash flow will be from the sale of LLC units. We commenced the offering of LLC units to the public through a registration statement which became effective May 13, 2003 and will continue until May 12, 2005 if all 50,000 LLC units are not sold before then. Through December 31, 2003, we raised a total of $7,167,541 from the sale of 7,167.541 Units. From subscription proceeds, we paid organization and syndication costs (which constitute a reduction of capital) of $1,075,131.

        After we acquire all our properties, our primary use of cash flow is distribution and redemption payments to members. We declare our regular quarterly distributions before the end of each quarter and pay the distribution in the first ten days after the end of each quarter. For the year ended December 31, 2003, we declared distributions of $57,299, which were distributed 97% to limited members and 3% to our managers.
                                -9-
        Beginning  in  2006, we may acquire  units  from  limited
members who have tendered their units. Such units may be acquired at a discount. We will not be obligated to purchase in any year any number of units that, when aggregated with all other transfers of units that have occurred since the beginning of the same calendar year, excluding certain transfers, would exceed 2% of the total number of units outstanding on January 1 of such year. In no event shall we be obligated to purchase units if, in the sole discretion of our managers, such purchase would impair our capital or operations.

        Our operating agreement requires that all proceeds from the sale of units, subject to a reasonable reserve for ongoing operations, be invested or committed to investment in properties by the later of two years after the date the offering of units commences or twelve months after the offering terminates. At December 31, 2003, we had entered into one formal contractual commitment to expend capital and we entered into two additional commitments after this date.

       In November 2003, we issued a commitment to purchase a 50% interest in a Mimi's Cafe to be constructed in Kansas City, Missouri. On February 20, we purchased a 50% interest in a parcel of land for $650,000. We obtained title to the land in the form of an undivided fee simple interest in the 50% interest purchased. The land is leased to SWH Corporation (SWH) under a Lease Agreement with a primary term of 20 years and annual rental payments of $39,000. Simultaneously with the purchase of the land, we entered into a Development Financing Agreement under which we will advance funds to SWH for the construction of a Mimi's Cafe restaurant on the site. Pursuant to the lease, any improvements to the land during the term of the lease become the property of the lessor. Our share of the total purchase price, including the cost of the land, will be approximately $1,100,000. After the construction is complete, the lease agreement will be amended to require annual rental payments of approximately $102,000.

        On February 6, 2004, we purchased a 25% interest in a Jared Jewelry store in Goodlettsville, Tennessee for approximately $972,300 and a 21% interest in a Jared Jewelry store in Madison Heights, Michigan for approximately $932,400.

        Until capital is invested in properties, we will remain extremely liquid. After we acquire all our properties, we will attempt to maintain a cash reserve of only approximately 1% of subscription proceeds. Because properties are purchased for cash and leased under triple-net leases, this is considered adequate to satisfy most contingencies.
                                -10-

                 REPORT OF INDEPENDENT AUDITORS




To the Members:
AEI Income & Growth Fund 25 LLC
St. Paul, Minnesota




     We have audited the accompanying balance sheet of AEI Income & Growth Fund 25 LLC (a Delaware limited liability company) as of December 31, 2003 and 2002 and the related statements of income, cash flows and changes in members' equity for the year ended December 31, 2003 and for the period from inception (June 24, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We  conducted  our  audits  in  accordance  with  auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AEI Income & Growth Fund 25 LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the year ended December 31, 2003 and for the period from inception (June 24, 2002) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                         /s/Boulay,Heutmaker, Zibell & Co. P.L.L.P.
                            Boulay,Heutmaker, Zibell & Co. P.L.L.P.
                                 Certified Public Accountants

Minneapolis, Minnesota
January 23, 2004

                 AEI INCOME & GROWTH FUND 25 LLC

                          BALANCE SHEET

                           DECEMBER 31

                             ASSETS
                                                 2003            2002
CURRENT ASSETS:
  Cash and Cash Equivalents                  $ 2,772,027     $     1,007

INVESTMENTS IN REAL ESTATE:
  Land                                         1,152,047               0
  Buildings and Equipment                      2,255,992               0
  Property Acquisition Costs                       1,508               0
  Accumulated Depreciation                        (4,108)              0
                                              -----------     -----------
      Net Investments in Real Estate           3,405,439               0
                                              -----------     -----------
          Total Assets                       $ 6,177,466     $     1,007
                                              ===========     ===========

                       LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Payable to AEI Fund Management, Inc.       $    45,995     $         0
  Distributions Payable                           52,164               0
                                              -----------     -----------
      Total Current Liabilities                   98,159               0
                                              -----------     -----------
MEMBERS' EQUITY:
  Managing Members' Equity                           524           1,007
  Limited Members' Equity, $1,000 per Unit;
    50,000 Units authorized; 7,168 and 0
    Units issued and outstanding in
    2003  and 2002, respectively               6,078,783               0
                                              -----------     -----------
    Total Members' Equity                      6,079,307           1,007
                                              -----------     -----------
      Total Liabilities and Members' Equity  $ 6,177,466     $     1,007
                                              ===========     ===========

 The accompanying Notes to Financial Statements are an integral part of this statement.
                                -12-

                 AEI INCOME & GROWTH FUND 25 LLC

                       STATEMENT OF INCOME

        FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
   PERIOD FROM INCEPTION (JUNE 24, 2002) TO DECEMBER 31, 2002

                                                  2003           2002

RENTAL INCOME                                 $    20,435     $         0

EXPENSES:
   LLC Administration - Affiliates                 17,779               0
   LLC Administration and Property
      Management - Unrelated Parties                  993               0
   Depreciation                                     4,108               0
                                               -----------     -----------
        Total Expenses                             22,880               0
                                               -----------     -----------

OPERATING LOSS                                     (2,445)              0

OTHER INCOME:
   Interest Income                                 45,634               7
                                               -----------     -----------
NET INCOME                                    $    43,189     $         7
                                               ===========     ===========

NET INCOME ALLOCATED:
   Managing Members                           $     1,296     $         7
   Limited Members                                 41,893               0
                                               -----------     -----------
                                              $    43,189     $         7
                                               ===========     ===========

NET INCOME PER LLC UNIT                       $      9.79     $         0
                                               ===========     ===========

Weighted Average Units Outstanding                  4,280               0
                                               ===========     ===========


 The accompanying Notes to Financial Statements are an integral part of this statement.
                                -13-

                 AEI INCOME & GROWTH FUND 25 LLC

                     STATEMENT OF CASH FLOWS

        FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
   PERIOD FROM INCEPTION (JUNE 24, 2002) TO DECEMBER 31, 2002

                                                   2003            2002

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net  Income                                $    43,189    $         7

   Adjustments To Reconcile Net Income
   To Net Cash Provided By Operating Activities:
     Depreciation                                    4,108              0
     Increase in Payable to
        AEI Fund Management, Inc.                   45,995              0
                                                -----------    -----------
             Total Adjustments                      50,103              0
                                                -----------    -----------
        Net Cash Provided By
            Operating Activities                    93,292              7
                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Investments in Real Estate                (3,409,547)             0
                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Capital Contributions from  Managing Members        0          1,000
     Capital Contributions from Limited Members  7,167,541              0
     Organization and Syndication Costs         (1,075,131)             0
     Increase in Distributions Payable              52,164              0
     Distributions to Members                      (57,299)             0
                                                -----------    -----------
        Net Cash Provided By
            Financing Activities                 6,087,275          1,000
                                                -----------    -----------
NET INCREASE IN CASH
   AND CASH EQUIVALENTS                          2,771,020          1,007

CASH AND CASH EQUIVALENTS, beginning of period       1,007              0
                                                -----------    -----------
CASH AND CASH EQUIVALENTS, end of period       $ 2,772,027    $     1,007
                                                ===========    ===========


 The accompanying Notes to Financial Statements are an integral part of this statement.
                                -14-

                 AEI INCOME & GROWTH FUND 25 LLC

             STATEMENT OF CHANGES IN MEMBERS' EQUITY

        FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
   PERIOD FROM INCEPTION (JUNE 24, 2002) TO DECEMBER 31, 2002


                                                                    Limited
                                                                     Member
                              Managing     Limited                   Units
                              Members      Members      Total     Outstanding


BALANCE, June 24, 2002       $     0    $        0   $        0           0

  Capital Contributions        1,000             0        1,000

  Net Income                       7             0            7
                              -------    ----------   ----------  ----------
BALANCE, December 31, 2002     1,007             0        1,007           0

  Capital Contributions            0     7,167,541    7,167,541    7,167.54

  Organization and
    Syndication Costs            (60)   (1,075,071)  (1,075,131)

  Distributions               (1,719)      (55,580)     (57,299)

  Net Income                   1,296        41,893       43,189
                              -------    ----------   ----------  ----------
BALANCE, December 31, 2003   $   524    $6,078,783   $6,079,307    7,167.54
                              =======    ==========   ==========  ==========


 The accompanying Notes to Financial Statements are an integral part of this statement.
                                -15-

                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(1)  Organization -

     AEI Income & Growth Fund 25 LLC (the Company), a Limited Liability Company, was formed on June 24, 2002 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member. Robert P. Johnson, the President and sole director of AFM, serves as the Special Managing Member. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder. AEI Fund Management, Inc. (AEI), an affiliate of AFM, performs the administrative and operating functions for the Company.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer. Under the terms of the Operating Agreement, 50,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $50,000,000. The Company commenced operations on September 11, 2003 when minimum subscriptions of 1,500 LLC Units ($1,500,000) were accepted. At December 31, 2003, 7,167.541
     Units ($7,167,541) were subscribed and accepted by the Company. The Managing Members have contributed capital of $1,000. The Company shall continue until December 31, 2053, unless dissolved, terminated and liquidated prior to that date.

     During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members. Distributions to Limited Members will be made pro rata by Units.

     Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 7% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members. Distributions to the Limited Members will be made pro rata by Units.

     For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated 97% to the Limited Members and 3% to the Managing Members. Net losses from operations will be allocated 99% to the Limited Members and 1% to the Managing Members.
                                -16-

                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(1)  Organization - (Continued)

     For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Operating Agreement as follows: (i) first, to those Members with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Members and 1% to the Managing Members until the aggregate balance in the Limited Members' capital accounts equals the sum of the Limited Members' Adjusted Capital Contributions plus an amount equal to 7% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members. Losses will be allocated 99% to the Limited Members and 1% to the Managing Members.

     The Managing Members are not required to currently fund a deficit capital balance. Upon liquidation of the Company or withdrawal by a Managing Member, the Managing Members will contribute to the Company an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the Limited Members over the amount previously contributed by the Managing Members.

(2)  Summary of Significant Accounting Policies -

     Financial Statement Presentation

       The accounts of the Company are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

     Accounting Estimates

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

       The Company regularly assesses whether market events and conditions indicate that it is reasonably possible to recover the carrying amounts of its investments in real estate from future operations and sales. A change in those market events and conditions could have a material effect on the carrying amount of its real estate.
                                -17-
                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(2)  Summary of Significant Accounting Policies - (Continued)

     Cash Concentrations of Credit Risk

       The   Company's  cash  is  deposited  primarily   in   one
       financial institution and at times during the year it may exceed FDIC insurance limits.

     Statement of Cash Flows

       For purposes of reporting cash flows, cash and cash equivalents may include cash in checking, cash invested in money market accounts, certificates of deposit, federal agency notes and commercial paper with a term of three months or less.

     Receivables

       Credit  terms are extended to tenants in the normal course
       of   business.    The  Company  performs  ongoing   credit
       evaluations of its customers' financial condition and, generally, requires no collateral.

       Receivables are recorded at their estimated net realizable value. The Company follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Company is of the belief that such accounts will be collectible in all material respects and thus an allowance is not necessary. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company's credit terms. Receivables considered uncollectible are written off.

     Income Taxes

       The income or loss of the Company for federal income tax reporting purposes is includable in the income tax returns of the Members. In general, no recognition has been given to income taxes in the accompanying financial statements.

       The tax return, the qualification of the Company as a partnership for tax purposes, and the amount of distributable Company income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the Company qualification or in changes to distributable Company income or loss, the taxable income of the members would be adjusted accordingly.
                                -18-
                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(2)  Summary of Significant Accounting Policies - (Continued)

     Real Estate

       The Company's real estate is leased under triple net leases classified as operating leases. The leases provide for base annual rental payments payable in monthly installments. The Company recognizes rental revenue according to the terms of the individual leases. For leases which contain stated rental increases, the increases are recognized in the year in which they are effective. Contingent rental payments are recognized when the contingencies on which the payments are based are satisfied and the rental payments become due under the terms of the leases.

       Real estate is recorded at the lower of cost or estimated net realizable value. The Company compares the carrying amount of its properties to the estimated probability-weighted future cash flows expected to result from the property and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the property, the Company recognizes an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property.

       The Company has capitalized as Investments in Real Estate certain costs incurred in the review and acquisition of the properties. The costs were allocated to the land, buildings and equipment.

       The   buildings   and  equipment  of   the   Company   are
       depreciated  using the straight-line method for  financial reporting purposes based on estimated useful lives  of  25 years and 5 years, respectively.

       In  accordance  with  Statement  of  Financial  Accounting
       Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, upon complete disposal of a property or classification of a property as Real Estate Held for Sale, the Company includes the operating results and sale of the property in discontinued operations. In addition, the Company reclassifies the prior periods operating results and any partial sales of the property to discontinued operations.

       The Company accounts for properties owned as tenants-in-common with affiliated Companies and/or unrelated third parties using the proportionate consolidation method. Each tenant-in-common owns a separate, undivided interest in the properties. Any tenant-in-common that holds more than a 50% interest does not control decisions over the other tenant-in-common interests. The financial statements reflect only this Company's percentage share of the properties' land, building and equipment, liabilities, revenues and expenses.
                                -19-
                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(2)  Summary of Significant Accounting Policies - (Continued)

     Newly Issued Pronouncements

       The Company has considered the accounting pronouncements issued after December 2002 and has determined that none of these pronouncements will have a material impact on its financial statements.

(3)  Related Party Transactions -

       The Company owns a 50% interest in a Johnny Carino's restaurant. The remaining interest in this property is owned by AEI Private Net Lease Millennium Fund Limited Partnership, an affiliate of the Company. The Company owns a 75% interest in a Tia's Tex-Mex restaurant, a 25% interest in a Jared Jewelry store in Goodlettsville, Tennessee and a 50% interest in a Mimi's Cafe restaurant under construction in Kansas City, Missouri. The remaining interests in these properties are owned by AEI Accredited Investor Fund 2002 Limited Partnership, an affiliate of the Company. The Company owns a 21% interest in a Jared Jewelry store in Madison Heights, Michigan. The remaining interests in this property are owned by AEI Income & Growth Fund 23 LLC and AEI Accredited Investor Fund 2002 Limited Partnership, affiliates of the Company.

       AEI, AFM and AEI Securities, Inc. (ASI) received the following compensation and reimbursements for costs and expenses from the Company:

                                      Total Incurred by the Company
                                      for the Year Ended December 31

                                                   2003          2002
a.AEI and AFM are reimbursed for all costs
  incurred in connection with managing the
  Company's operations, maintaining the
  Company's books and communicating
  the results of operations to the Limited
  Members.                                      $  17,779    $       0
                                                 ========     ========
b.AEI and AFM are reimbursed for all direct
  expenses they have paid on the Company's
  behalf to third parties relating to LLC
  administration and property management.
  These expenses included printing costs, legal
  and filing fees, direct administrative costs,
  outside audit and accounting costs, taxes,
  insurance  and other property costs.          $     993    $       0
                                                 ========     =========
                                -20-

                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(3)  Related Party Transactions - (Continued)

                                      Total Incurred by the Company
                                      for the Year Ended December 31

                                                    2003       2002
c.AEI is reimbursed for all costs and direct
  expenses incurred by it in acquiring properties
  on behalf of the Company. The amounts are net of
  financing and commitment fees and expense
  reimbursements received by the Company from
  the lessees in the amount of $37,382 for 2003.   $  9,547    $      0
                                                    ========    ========
d.ASI was the underwriter of the Company's offering.
  AEI Capital Corporation is the sole stockholder of ASI,
  which is a member of the National Association of
  Securities Dealers, Inc.  ASI received, as
  underwriting commissions 10% for sale of certain
  subscription Units (a majority of this amount was
  re-allowed to other participating broker/dealers).
  These costs are treated as a reduction of members'
  capital.                                         $ 716,754   $       0
                                                    ========    ========
e.AEI is reimbursed for all costs incurred in
  connection with managing the Company's
  offering and organization.                       $ 203,507   $      0
                                                    ========    ========
f.AEI is reimbursed for all direct expenses it
  has paid on the Company's behalf to third parties
  relating to the offering and organization of
  the Company.  These expenses included printing
  costs, legal and filing fees, direct administrative
  costs, underwriting costs and due diligence fees.$ 154,870   $      0
                                                    ========    ========

     The payable to AEI Fund Management, Inc. represents the balance due for the services described in 3a, b, c, e, and
     f. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.
                                -21-
                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(4)  Investments in Real Estate -

     The Company leases its properties to various tenants through triple net leases, which are classified as operating leases. Under a triple net lease, the lessee is responsible for all real estate taxes, insurance, maintenance, repairs and operating expenses of the property. The initial Lease terms are 17 years for the Johnny Carino's restaurant and 15 years for the Tia's Tex-Mex restaurant. The Leases contain renewal options which may extend the Lease term an additional 15 years for the Johnny Carino's restaurant and 20 years for the Tia's Tex-Mex restaurant. The Leases contain rent clauses which entitle the Company to receive additional rent in future years based on stated rent increases. The lessee of the Johnny Carino's restaurant was granted an option to purchase the property for a price equal to the Company's acquisition cost plus a specified percentage. The option to purchase expires at the end of the third lease year.

     The Company's properties are commercial, single-tenant buildings. The Johnny Carino's restaurant was constructed and acquired in 2003. The Tia's Tex-Mex restaurant was constructed in 1995 and acquired in 2003. There have been no costs capitalized as improvements subsequent to the acquisition.

     The   cost   of   the  properties  and  related  accumulated
     depreciation at December 31, 2003 are as follows:

                               Buildings and             Accumulated
Property                  Land   Equipment     Total     Depreciation

Johnny Carino's,
  Lake Charles, LA   $  305,000  $  841,533  $ 1,146,533  $  1,751
Tia's Tex-Mex,
  Brandon, FL           847,047   1,414,459    2,261,506     2,357
                      ----------  ----------  -----------  -------
                     $1,152,047  $2,255,992  $ 3,408,039  $  4,108
                      ==========  ==========  ===========  =======

     On December 9, 2003, the Company purchased a 50% interest in a Johnny Carino's restaurant in Lake Charles, Louisiana for $1,146,533. The property is leased to Kona Restaurant Group, Inc. under a Lease Agreement with a primary term of 17 years and annual rental payments of $106,375.

     On December 10, 2003, the Company purchased a 75% interest in a Tia's Tex-Mex restaurant in Brandon, Florida for
     $2,261,506. The property is leased to Tia's Florida, LLC under a Lease Agreement with a primary term of 15 years and annual rental payments of $229,500.
                                -22-

                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 2003 AND 2002

(4)  Investments in Real Estate - (Continued)

     Subsequent to December 31, 2003, the Company purchased a 25% interest in a Jared Jewelry store in Goodlettsville, Tennessee for approximately $972,300. The property is leased to Sterling Inc. under a Lease Agreement with a primary term of 20 years and annual rental payments of $78,234.

     Subsequent to December 31, 2003, the Company purchased a 21% interest in a Jared Jewelry store in Madison Heights, Michigan for approximately $932,400. The property is leased to Sterling Inc. under a Lease Agreement with a primary term of 20 years and annual rental payments of $72,727.

     Subsequent to December 31, 2003, the Company purchased a 50% interest in a parcel of land in Kansas City, Missouri for $650,000. The Company obtained title to the land in the form of an undivided fee simple interest in the 50% interest purchased. The land is leased to SWH Corporation (SWH) under a Lease Agreement with a primary term of 20 years and annual rental payments of $39,000. Simultaneously with the purchase of the land, the Company entered into a Development Financing Agreement under which the Company will advance
     funds  to  SWH  for  the  construction  of  a  Mimi's   Cafe
     restaurant on the site. Pursuant to the Lease, any improvements to the land during the term of the Lease become the property of the lessor. The Company's share of the total purchase price, including the cost of the land, will be approximately $1,100,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $102,000.

     For properties owned as of December 31, 2003, the minimum future rent payments required by the leases are as follows:

                       2004           $  335,875
                       2005              336,939
                       2006              338,013
                       2007              339,098
                       2008              363,144
                       Thereafter       4,158,105
                                      ----------
                                     $5,871,174
                                      ==========

     There were no contingent rents recognized in 2003.
                                -23-
                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(5)  Major Tenants -

     The following schedule presents rent revenue from individual
     tenants,   or  affiliated  groups  of  tenants,   who   each
     contributed more than ten percent of the Company's total rent revenue for the year ended December 31:

                                                        2003
      Tenants                     Industry

     Tia's Florida, LLC          Restaurant           $ 13,572
     Kona Restaurant Group, Inc. Restaurant              6,863
                                                       --------

      Aggregate rent revenue of major  tenants        $ 20,435
                                                       ========

     Aggregate rent revenue of major tenants as
     a percentage of total rent revenue                   100%
                                                       ========

(6)  Members' Capital -

     Cash distributions of $1,719 were made to the Managing Members and $55,580 were made to the Limited Members for the year ended December 31, 2003. The Limited Members' distributions represent $12.99 per LLC Unit outstanding using 4,280 weighted average Units in 2003. The distributions represent $9.79 per Unit of Net Income and $3.20 per Unit of return of contributed capital in 2003.

     Beginning in September 2006, the Company may acquire Units from Limited Members who have tendered their Units to the Company. Such Units may be acquired at a discount. The Company will not be obligated to purchase in any year more than 2% of the total number of Units outstanding on January 1 of such year. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Members, such purchase would impair the capital or operation of the Company.
                                -24-
                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(7)  Income Taxes -

     The   following  is  a  reconciliation  of  net  income  for
     financial reporting purposes to income reported for federal income tax purposes for the years ended December 31:

                                               2003        2002

     Net Income for Financial
      Reporting Purposes                  $  43,189    $       7

     Depreciation for Tax Purposes
      Over Depreciation for Financial
      Reporting Purposes                     (1,477)           0

     Capitalized Start-Up Costs
      Under Section 195                      13,092            0

     Amortization of Start-Up and
      Organization Costs                       (318)           0
                                           ---------  -----------
           Taxable Income to Members      $  54,486  $         7
                                           ========   ===========
                                -25-
                 AEI INCOME & GROWTH FUND 25 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 2003 AND 2002

(7)  Income Taxes - (Continued)

     The following is a reconciliation of Members' Equity for financial reporting purposes to Members' Equity reported for federal income tax purposes for the years ended December 31:

                                             2003         2002

     Members' Equity for
      Financial Reporting Purposes        $6,079,307   $   1,007

     Depreciation for Tax Purposes
      Over Depreciation for Financial
      Reporting Purposes                      (1,477)          0

     Capitalized Start-Up Costs
      Under Section 195                       13,092           0

     Amortization of Start-Up and
      Organization Costs                        (318)          0

     Organization and Syndication Costs
      Treated as Reduction of Capital
      for Financial Reporting Purposes     1,071,518           0
                                           ----------   ---------
           Members' Equity for
              Tax Reporting Purposes      $7,162,122   $   1,007
                                           ==========   =========

(8)  Fair Value of Financial Instruments -

     The estimated fair values of the financial instruments, none of which are held for trading purposes, are as follows at December 31:

                                    2003                    2002
                           Carrying       Fair       Carrying      Fair
                            Amount       Value       Amount       Value

     Money Market Funds  $ 2,772,027  $ 2,772,027   $    1,007   $ 1,007
                          ----------   ----------    ----------   ------
      Total Cash and
        Cash Equivalents $ 2,772,027  $ 2,772,027   $    1,007   $ 1,007
                          ==========   ==========    ==========   ======

                                -26-



                 REPORT OF INDEPENDENT AUDITORS




Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota




      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 2003 and December 31, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

       We  conducted  our  audits  in  accordance  with  auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheet provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 2003 and December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                      /s/Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                         Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                   Certified Public Accountants

Minneapolis, Minnesota
January 23, 2004

                  AEI FUND MANAGEMENT XXI, INC.

                          BALANCE SHEET

                           DECEMBER 31




                             ASSETS


                                                  2003           2002

CURRENT ASSETS:
   Cash and Cash Equivalents                   $    20,463   $   152,194
   Partnership Distributions Receivable             23,092        15,673
   Receivable from AEI Fund Management, Inc.            60           184
                                                -----------   -----------
        Total Current Assets                        43,615       168,051
                                                -----------   -----------
NONCURRENT ASSETS:
   Real Estate Investments                          46,533        31,574
                                                -----------   -----------
             Total Assets                      $    90,148   $   199,625
                                                ===========   ===========


                     LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Investments          $    12,032   $     1,574

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 per Share,
       1,000 Shares Issued                              10            10
   Additional Paid-in Capital                          990           990
   Retained Earnings                                77,116       197,051
                                                -----------   -----------
   Total Stockholder's Equity                       78,116       198,051
                                                -----------   -----------
    Total Liabilities and Stockholder's Equity $    90,148   $   199,625
                                                ===========   ===========

 The accompanying notes to Balance Sheet are an integral part of this statement.
                                -28-

                  AEI FUND MANAGEMENT XXI, INC.

                     NOTES TO BALANCE SHEET

                   DECEMBER 31, 2003 AND 2002

(1)  Summary of Organization and Significant Accounting Policies -

     Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund XXI), and AEI Income & Growth Fund XXII Limited Partnership (Fund XXII). The Company is the Managing Member of AEI Income & Growth Fund 23 LLC (Fund
     23), AEI Income & Growth Fund 24 LLC (Fund 24), and AEI Income & Growth Fund 25 LLC (Fund 25). On August 1, 2003, Robert P. Johnson, the Company's sole stockholder, contributed the outstanding shares of the Company to a newly formed entity, AEI Capital Corporation (ACC). The Company will operate as a wholly owned subsidiary of ACC. Robert P. Johnson is the majority stockholder of ACC. At December 31, 2003 and 2002, the Company owned 22 Limited Partnership
     Units of Fund XXII. Investors in the funds listed above have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its investments under the equity method of accounting. The Company's major source of cash is its share of distributions allocated under the terms of the Limited Partnership or Limited Liability Company Agreements. The combined assets, revenues and net income for the above referenced entities were $71,796,077, $5,173,209 and
     $6,928,294   for   2003  and  $55,416,900,  $4,448,530   and
     $4,797,640 for 2002. The Company's share of income (loss) ranges from 1% to 2%. At December 31, 2003 and December 31, 2002, the Company had accumulated deficits of $12,032 and $1,574, respectively. The Company would be responsible to fund a deficiency in its capital account, as defined by agreement, if the real estate investment terminates.

   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.
                                -29-



                  AEI FUND MANAGEMENT XXI, INC.

                     NOTES TO BALANCE SHEET

                   DECEMBER 31, 2003 AND 2002

(1)  Summary of Organization and Significant Accounting Policies  -
     (Continued)

   Cash Concentrations of Credit Risk

     The   Partnership's  cash  is  deposited  primarily  in  one
     financial institution and at times during the year it may exceed FDIC insurance limits.

(2)  Receivable from AEI Fund Management, Inc. -

     AEI Fund Management, Inc. (AFM), an affiliated organization, performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  Income Taxes -

     The Company elected S-Corporation status. As a result, prior to August 1, 2003, the income of the Company for Federal and State income tax reporting purposes was included in the income tax return of the sole stockholder. On August 1, 2003, the Company became a qualified subchapter S subsidiary of ACC. As a result, the income of the Company is treated as belonging to the parent corporation, ACC. In general, no recognition has been given to income taxes in the accompanying financial statements.

(4)  Fair Value of Financial Instruments -

     The carrying value of financial instruments approximate fair value.

                                -30-


                          EXHIBIT B



                  PRIOR PERFORMANCE TABLES


   The information presented in the following tables updates the tables included at pages B-1 through B-30 of the Prospectus. The information presented represents the historical experience of all public real estate programs organized by our managers or their affiliates during the periods indicated. You should not assume that AEI Fund 25 will generate results, or that you will receive benefits, comparable to the results generated by, or benefits received by investors in, these prior real estate programs. You will have no interest in the assets or operations of our managers.

   We have filed a registration statement that contains additional information about the performance of prior programs in "Part II". You can obtain a copy of the registration statement by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Wells Fargo Place, 30 East Seventh Street, Saint Paul, Minnesota 55101.

   The programs included in the following tables have investment objectives similar to those of AEI Fund 25, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.

  Table              Index Description               Page

     I     Experience in Raising and Investing Funds   B-2
    II     Compensation to Sponsors                    B-3
   III     Operating Results of Prior  Partnerships    B-4
    IV     Results of Completed Programs               B-7
    V      Sales or Disposals of Properties            B-8

                                B-1
                                TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 2003, as to the experience of the Managing Members and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.


                                 AEI           AEI           AEI
                               Income &      Income &      Income &
                                Growth        Growth        Growth
                              Fund XXII      Fund 23       Fund 24

Dollar Amount Offered        $24,000,000   $24,000,000    $50,000,000
Dollar Amount Raised         $16,917,222   $13,349,321    $24,831,283
Percentage of Amount
 Raised                            100.0%        100.0%         100.0%
Less Offering Expenses:
 Selling Commissions
  and Discount                       8.0          10.0           10.0
 Organizational
  Expenses                           6.5           5.0            4.8
 Other (a)                           6.4           2.6            0.0
 Less Reserves                       0.1           0.4            0.2
                              -----------   -----------    -----------
Percent Available
 for Investment                     79.0%         82.0%          85.0%
                              ===========   ===========    ===========
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                           0.0%          0.0%           0.0%
 Investment in
  Properties (b)                    79.0          82.0           85.0
 Acquisition Fees                    0.0           0.0            0.0
                              -----------   -----------    -----------
Total Acquisition Cost              79.0%         82.0%          85.0%
                              ===========   ===========    ===========

Percent Leverage                     0.0%          0.0%           0.0%
Date Offering Began              Jan. 97       Mar. 99         May 01
Length of Offering
 (months)                             24            24             24
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                            32            28             31




(a)   Represents distributions in excess of net cash flow (return  of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
(c)   Acquisitions are in process.

                                B-2
                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the Managing Member and their Affiliates during the period from January 1997 to December 31, 2003 for all prior public programs closed in the last five years.


                                         AEI          AEI            AEI
                                       Income &     Income &       Income &
                                        Growth       Growth         Growth
                                      Fund XXII     Fund 23        Fund 24
Type of Compensation
Date Offering Commenced                 Jan. 97       Mar. 99        May 01
Dollar Amount Raised                $16,917,222   $13,349,321   $24,831,283
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)                339,667       271,147       691,268
   Acquisition Expenses
    - purchase option on property             0             0             0
    - real estate commission                  0             0             0
    - expense reimbursement             502,009(c)     92,688(c)    158,363(c)
   Organization Offering Expenses       294,122       206,858       668,967
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors                        6,267,750     3,299,186     1,958,941
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                                  0             0             0
   Partnership
    Management Fees (b)                       0             0             0
   Reimbursements (b)                 1,184,505       638,595       365,408
   Leasing Commissions                        0             0             0
   Participation in Cash Distributions  184,641        91,192        47,757
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                            10,964,972     6,047,165     3,222,498
   - notes                                    0             0             0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions (d)                           0             0             0
   Incentive Fees (d)                         0             0             0
   Reimbursements (d)                   353,872       188,820        67,188
   Participation in Cash Distributions   11,307         3,906         2,811

(a) Does not include fees paid to AEI Securities, Inc. which were reallowed to participating dealers.
(b)  Although  not  paid  a  fixed  fee  for  property  management  and
     partnership   management,  the  Managing Members   and  Affiliates
     were reimbursed at their Cost for the provision  of such services.
     Such reimbursements are reflected  under the line   item  "Amount
     Paid  to  Sponsors From Operations-Reimbursements."
(c) The Programs received reimbursements from the lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XXII, Fund 23 and Fund 24 totaled $394,389, $266,621 and $252,187, respectively.
(d)  Although  not  paid a fixed fee from property  sales,  the Managing
     Members   and   Affiliates  were  reimbursed  at their Cost for the
     provision  of   services   related   to   property   sales.    Such
     reimbursements   are  reflected  under  the  line item "Amount Paid
     to Sponsors  From  Property Sales and Refinancing - Reimbursements."

                                B-3
                                 TABLE III

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

The following table provides information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1999) ended December 31, 2003.

                                                   AEI INCOME & GROWTH FUND XXII
                                                       Years Ended December 31

                                                1999         2000         2001        2002       2003
Gross Revenues from Operations              $  984,858  $ 1,225,209  $ 1,283,070  $ 1,187,173  $ 1,104,658
Profit on Sale of Properties                         0      357,720      215,520      389,454    1,298,566
Less:
  Operating Expenses                           192,767      194,271      219,947      189,048      196,440
  Depreciation                                 184,942      318,756      326,858      321,705      256,824
  Real Estate Impairment                             0            0            0            0            0
                                             ----------  -----------  -----------  -----------  -----------
Net  Income (Loss) - GAAP Basis             $  607,149  $ 1,069,902  $   951,785  $ 1,065,874  $ 1,949,960
                                             ==========  ===========  ===========  ===========  ===========
Taxable Income (Loss):
  -from  operations                         $  596,673  $   691,599  $   755,269  $   704,220  $   666,014
  -from  gain on sale                                0      347,686      203,290      359,271    1,206,478
                                             ==========  ===========  ===========  ===========  ===========

Cash Generated (Deficiency) From Operations $  708,899  $ 1,009,525  $ 1,117,956  $   957,776  $   933,485
Cash Generated From Sales                            0    2,476,996    1,150,946    1,957,765    5,025,393
Cash  Generated  From  Refinancing                   0            0            0            0            0
                                             ----------  -----------  -----------  -----------  -----------
Cash Generated From Operations,
 Sales and Refinancing                         708,899    3,486,521    2,268,902    2,915,541    5,958,878
Less: Cash Distributions to Investors
 -from operating cash flow                     708,899      982,140    1,021,300      957,776      910,862
  -from  sales and refinancing                       0      262,069      272,728      202,020      393,939
  -from  cash reserves (a)                     484,397            0            0       50,702            0
                                             ----------  -----------  -----------  -----------  -----------
Cash Generated (Deficiency)
  After  Cash Distributions                   (484,397)   2,242,312      974,874    1,705,043    4,654,077
  Less: Special Items (Not Including
   Sales  and  Refinancing)                          0            0            0            0            0
                                             ----------  -----------  -----------  -----------  -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                             $ (484,397) $ 2,242,312  $  974,874   $ 1,705,043  $ 4,654,077
                                             ==========  ===========  ===========  ===========  ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
       -from  operations                            35           40          44            41           39
       -from  recapture                              0           10           9             1            4
    Capital  Gain  (Loss)                            0            8           3            20           69
  Cash Distributions to Investors
   Source (on GAAP basis)
       -Investment  Income                          35           62          53            62           78
       -Return  of  Capital                         34           11          23             9            0
  Cash Distributions to Investors:
   Source (on cash basis)
       -Sales                                        0           16          16            12           24
       -Refinancing                                  0            0           0             0            0
       -Operations                                  41           57          60            56           54
       -Cash  Reserves  (a)                         28            0           0             3            0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                    100%

(a) Represents initial capital or cash retained from
    prior years' cash flow.
(b) Based on an investment of a weighted average Unit
    outstanding.
                                B-4

                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                                   AEI INCOME & GROWTH FUND XXII
                                                       Years Ended December 31

                                                1999         2000         2001        2002       2003
Gross Revenues from Operations              $   25,872  $  432,076   $ 1,039,824  $ 1,063,481  $   880,585
Profit  on Sale of Properties                        0          0              0      362,730    1,079,117
Less:
  Operating Expenses                            59,658    165,308        213,395      168,324      174,563
  Depreciation                                       0     17,427        204,430      267,495      175,111
   Real  Estate  Impairment                          0          0              0            0    1,600,393
                                             ----------  ---------    -----------  -----------  -----------
Net  Income (Loss) - GAAP Basis             $  (33,786) $ 249,341    $   621,999  $   990,392  $     9,635
                                             ==========  =========    ===========  ===========  ===========
Taxable Income:
  -from  operations                         $   25,872  $ 322,431    $   627,673  $   641,442  $   547,981
  -from  gain on sale                                0          0              0      344,446    1,051,952
                                             ==========  =========    ===========  ===========  ===========

Cash Generated (Deficiency) From Operations $   38,698  $ 338,558    $   698,009      939,872      697,744
Cash Generated From Sales                            0          0              0    2,178,700    3,679,645
Cash  Generated  From  Refinancing                   0          0              0            0            0
                                             ----------  ---------    -----------  -----------  -----------
Cash Generated From Operations,
  Sales  and Refinancing                        38,698    338,558        698,009    3,118,572    4,377,389
Less: Cash Distributions to Investors
  -from  operating cash flow                       700    323,653        698,009      873,962      697,744
  -from  sales and refinancing                       0          0              0       97,727      292,929
  -from  cash reserves (a)                           0          0        145,109            0       63,085
                                             ----------  ---------    -----------  -----------  -----------
Cash Generated (Deficiency)
   After   Cash  Distributions                  37,998     14,905       (145,109)   2,146,883    3,323,631
Less: Special Items (Not Including
   Sales  and  Refinancing)                          0          0              0            0            0
                                             ----------  ---------    -----------  -----------  -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                              $   37,998  $  14,905    $  (145,109) $ 2,146,883  $ 3,323,631
                                             ==========  =========    ===========  ===========  ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
       -from  operations                            11         51             48           47           40
       -from  recapture                              0          0              0            5            4
    Capital  Gain  (Loss)                            0          0              0           19           74
  Cash Distributions to Investors:
   Source (on GAAP basis)
       -Investment  Income                           0         39             47           71            1
       -Return  of  Capital                          0         12             17            0           77
  Cash Distributions to Investors:
   Source (on cash basis)
       -Sales                                        0          0              0            7           22
       -Refinancing                                  0          0              0            0            0
       -Operations                                   0         51             53           64           51
       -Cash  Reserves  (a)                          0          0             11            0            5
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                                 100%

(a)  Represents initial capital or cash retained from
     prior years' cash flow.
(b)  Based on an investment of a weighted average Unit
     outstanding.
                                B-5
                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                              AEI INCOME & GROWTH FUND 24
                                               Years  Ended December  31

                                                2001        2002       2003
Gross  Revenues from Operations             $   50,013  $  537,720  $ 1,436,722
Profit on Sale of Properties                         0           0      703,102
Less:
 Operating Expenses                             22,087     164,203      244,633
 Depreciation                                    8,886     101,688      336,661
 Real Estate Impairment                              0           0            0
                                             ----------  ----------  ----------
Net  Income  - GAAP Basis                   $   19,040  $  271,829  $ 1,558,530
                                             ==========  ==========  ==========
Taxable Income (Loss):
 -from  operations                          $   31,873  $  290,954  $   938,856
 -from gain on sale                                  0           0      661,553
                                             ==========  ==========  ==========

Cash Generated (Deficiency) From Operations $  112,098  $  364,271  $ 1,208,879
Cash Generated From Sales                            0           0    3,155,310
Cash Generated From Refinancing                      0           0            0
                                             ----------  ----------  ----------
Cash Generated From Operations,
  Sales  and Refinancing                       112,098     364,271    4,364,189
Less: Cash Distributions to Investors
 -from operating cash flow                           0     267,186      694,545
 -from sales and refinancing                         0           0      281,111
 -from cash reserves (a)                             0           0            0
                                             ----------  ----------  ----------
Cash Generated (Deficiency)
  After  Cash Distributions                    112,098      97,085    3,388,533
Less: Special Items (Not Including
 Sales and Refinancing)                              0           0            0
                                             ----------  ----------  ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $  112,098  $   97,085  $ 3,388,533
                                             ==========  ==========  ==========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                               14          31           42
     -from recapture                                 0           0            9
   Capital Gain (Loss)                               0           0           21
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                              0          29           44
     -Return of Capital                              0           0            0
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                          0           0           13
     -Refinancing                                    0           0            0
     -Operations                                     0          29           31
     -Cash Reserves (a)                              0           0            0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                      100%


(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.
                                B-6

                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS
                                (Unaudited)

     The following table provides the results of all programs that have completed operations (no longer hold properties) within the five years ended December 31, 2003.


                                               Net Lease
                                               Income &       AEI Real
                                                Growth          Estate
                                               Fund 84-A(a)   Fund 85-A(b)

Dollar Amount Raised                           $5,000,000      $7,500,000
Number of Properties Purchased                          8              15
Date of Closing of Offering                       Dec. 84         Jun. 85
Date of First Sale of Property                    Mar. 96         Sep. 93
Date of Final Sale of Property                    Feb. 01         Aug. 03
Tax and Distribution Data Per
 $1,000 Investment:
Federal Income Tax Results:
 Ordinary Income (Loss)
  -from operations                                    747             792
  -from recapture                                      10              49
 Capital Gain (Loss)                                  449             500
 Deferred Gain
  Capital                                               0               0
  Ordinary                                              0               0
Cash Distributions to Investors
 Source (on GAAP basis)
  -Investment Income                                1,265           1,146
  -Return of Capital                                  924           1,068
 Source (on cash basis)
  -Sales                                            1,035           1,059
  -Refinancing                                          0               0
  -Operations                                       1,154           1,155
  -Other                                                0               0



(a)Final sale of property was completed February 1, 2001.
(b)Final sale of property was completed August 15, 2003.

                                B-7

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the three years ended December 31, 2003.

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

Net Lease       Gingham's
I&G Fund 84-A   St Charles MO(b) Jul.85 Jan.01    24,151    0           0       0      24,151   0        24,222    24,222    38,809

AEI Real Estate Arby's
Fund 85-A       Hudsonville MI(b)Sep.99 Jan.01   178,049    0           0       0     178,049   0       170,132   170,132    21,080

Net Lease       Chi Chi's
I&G Fund 84-A   Appleton WI(b)   Feb.85 Feb.01    19,201    0           0       0      19,201   0        20,100    20,100    40,563

AEI Net Lease   Champps               Jan.01 to
I&G Fund XX     Columbus OH (c)  Apr.99 Mar.01   672,649    0           0       0     672,649   0       593,658   593,658   118,930

AEI Real Estate Champps
Fund XVIII      Columbus OH(b)   Aug.96 May 01    38,778    0           0       0      38,778   0        29,646    29,646    15,684

AEI Income &    Champps                Mar.01 to
Growth Fund XXI Columbus OH(c)   Aug.96 May 01   911,666    0           0       0     911,666   0       721,378   721,378   358,375

AEI Real Estate Taco Fiesta
Fund XVIII      Brownsville TX   Aug.91 Jun.01   463,323    0           0       0     463,323   0       799,938   799,938   579,629

AEI Real Estate Tumbleweed
Fund XVIII      Chillicothe OH(b)Nov.98 Aug.01    15,788    0           0       0      15,788   0        13,219    13,219     3,900

AEI Income &    Children's World       Mar.01 to
Growth Fund XXIIGolden CO(c)     Sep.00 Aug.01   748,177    0           0       0     748,177   0       605,199   605,199    35,026

AEI Income &    Champps                Feb.01 to
Growth Fund XXI Schaumburg IL(c) Dec.97 Oct.01 2,479,214    0           0       0   2,479,214   0     1,929,201 1,929,201   776,582

AEI Real Estate Marie Callender's      May 01 to
Fund 85-A       Gresham OR(c)    Sep.99 Oct.01   690,729    0           0       0     690,729   0       600,760   600,760    99,815
                                B-8

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Bennigan's
Fund XVIII      Cincinnati OH    Mar.90 Nov.01   710,652    0           0       0     710,652   0     1,898,768 1,898,768   732,696

AEI Income &    Champps                Sep. 01 to
Growth Fund XXI Livonia MI(c)    May 98 Nov.01 1,355,792    0           0       0   1,355,792   0     1,050,791 1,050,791   388,243

AEI Real Estate Tractor Supply         Jan.01 to
Fund 85-A       Maryville TN(c)  Feb.96 Nov.01   852,620    0           0       0     852,620   0       608,278   608,278   347,770

AEI Real Estate Tractor Supply
Fund XV         Maryville TN(b)  Feb.96 Nov.01   143,163    0           0       0     143,163   0       109,129   109,129    64,761

AEI Income &    Children's World       Jan.01 to
GrowthFund XXII DePere WI(c)     Jul.99 Dec.01   402,769    0           0       0     402,769   0       364,323   364,323    65,012

AEI Income &    Champps
Growth Fund XXI Schaumburg IL(b) Dec.97 Feb.02    54,266    0           0       0      54,266   0     41,954       41,954    19,378

AEI Income &    Denny's
Growth Fund XXI Covington LA     Mar.97 Feb.02   816,142    0           0       0     816,142   0  1,304,948    1,304,948   601,361

AEI Real Estate Johnny Carino's
Fund 85-A       Austin TX(c)     Sep.01 May 02   857,972    0           0       0     857,972   0    749,587      749,587    70,248

AEI Income &    Johnny Carino's
Growth Fund 23  Austin TX(c)     Sep.01 May 02   567,176    0           0       0     567,176   0    501,879      501,879    47,598

AEI Real Estate Hops Grill & Bar
Fund 85-A       Palm Harbor FL   Mar.86 Jun.02 1,062,953    0           0       0   1,062,953   0  1,094,373    1,094,373 1,241,674

AEI Real        Children's World
Estate          West
Fund 85-A       Bridgewater MA(b)Oct 01 Jun 02   106,530    0           0       0     106,530   0     89,285       89,285     5,565
                                B-9

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Applebee's
Fund XVI        Victoria TX      Mar.96 Jul.02   673,665    0           0       0     673,665   0  1,335,555    1,335,555   578,445

AEI Real Estate Rally's
Fund XVIII      San Antonio TX   Dec.92 Jul.02         0    0           0       0           0   0    308,997      308,997   140,958

AEI Real Estate Children's World       Apr. 02 to
Fund 85-A       Plainfield IL(c) May 01 Jul.02   360,564    0           0       0     360,564   0    294,542      294,542    26,092

AEI Net Lease   Applebee's
I&G Fund XIX    Beaverton OR     Dec.93 Aug 02 3,156,082    0           0       0   3,156,082   0  1,760,079    1,760,079 2,040,066

AEI Real Estate Champps
Fund XVIII      Columbus OH(b)   Aug.96 Aug.02   164,858    0           0       0     164,858   0    115,627      115,627    78,136

AEI Net Lease   Johnny Carino's        May 02 to
I&G Fund XX     Austin TX(c)     Sep.01 Aug.02   506,007    0           0       0     506,007   0    454,305      454,305    51,579

AEI Income &    Johnny Carino's
Growth Fund XXI Austin TX(c)     Sep.01 Aug.02   603,681    0           0       0     603,681   0    544,819      544,819    66,428

AEI Real Estate Tractor Supply
Fund XV         Maryville TN(b)  Feb.96 Sep.02   147,133    0           0       0     147,133   0    110,276      110,276    74,832

AEI Real Estate TGI Friday's           Jun.02 to
Fund XVII       Greensburg PA(c) Dec.97 Sep.02 1,223,603    0           0       0   1,223,603   0  1,009,045    1,009,045   488,875

AEI Income &    TGI Friday's           Aug.02 to
Growth Fund XXIIGreensburg  PA(c)Dec.97 Sep.02   789,247    0           0       0     789,247   0    653,563      653,563   308,347

AEI Income &    Children's World       Sep.02 to
Growth Fund XXIIPlainfield IL(c) May 01 Oct.02   230,243    0           0       0     230,243   0    188,152      188,152    23,791
                                B-10

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Marie Callender's      Jan.02 to
Fund 85-A       Gresham OR(c)    Sep.99 Oct.02   914,707    0           0       0     914,707   0    813,982      813,982   201,529

AEI Income &    Children's World
Growth Fund XXIIGolden CO(c)     Sep.00 Oct.02    41,925    0           0       0      41,925   0     33,119       33,119     6,601

AEI Income &    Hollywood Video        Jul.02 to
Growth Fund XXIISaraland AL(c)   Jan.99 Oct.02   896,350    0           0       0     896,350   0    846,185      846,185   277,442

AEI Real Estate All Tune & Lube
Fund 85-B     Merrillville IN    Oct.86 Oct.02   238,879    0           0       0     238,879   0    304,432      304,432   488,046

AEI Real Estate Auto Max
Fund 86-A       Coon Rapids MN   Jul.87 Oct.02   638,523    0           0       0     638,523   0    795,818      795,818 1,259,517

AEI Real Estate Denny's
Fund 85-B       Ft. Worth TX     Oct.86 Nov.02   582,182    0           0       0     582,182   0    981,764      981,764   998,808

AEI Real Estate Auto Max
Fund 86-A       Bloomington MN   Jun.87 Nov.02   789,374    0           0       0     789,374   0    838,749      838,749 1,679,011

AEI Income &    Champps                Mar.02 to
Growth Fund XXI Livonia MI(c)    May 98 Nov.02 4,134,997    0           0       0   4,134,997   0  3,092,903    3,092,903 1,379,697

AEI Real Estate Jack-in-the-Box
Fund 85-A       Ft. Worth TX     Dec.85 Dec.02   897,165    0           0        0    897,165   0  1,005,586    1,005,586 2,408,044

AEI Net Lease   Children's World
I&G Fund XX     New Albany OH(d) Mar.01 Dec.02   685,831    0           0        0    685,831   0    540,366      540,366    88,093

AEI Income &    Children's World
Growth Fund 23  New Albany OH(d) Mar.01 Dec.02   587,854    0           0        0    587,854   0    465,163      465,163    75,507
                                B-11

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Fuddrucker's           Nov.02 to
Fund XVIII      Thornton CO(c)   Jul.97 Dec.02 1,274,700    0           0        0  1,274,700   0    904,176      904,176   520,317

AEI Net Lease   Champps                Feb.02 to
I&G Fund XX     Schaumburg IL(c) Dec.97 Dec.02 2,218,837    0           0        0  2,218,837   0  1,669,074    1,669,074   825,986

AEI Real Estate Denny's
Fund XVII       Casa Grande AZ   Mar.89 Dec.02 1,090,781    0           0        0  1,090,781   0    721,420      721,420 1,245,355

AEI Net Lease   Denny's
I&G Fund XX     Burleson TX      Dec.94 Dec.02   810,000    0           0        0    810,000   0    923,480      923,480   627,636

AEI Net Lease   Denny's
I&G Fund XX     Grapevine TX     Nov.95 Dec.02   958,166    0           0        0    958,166   0  1,354,721    1,354,721   749,496

AEI Income &    Arby's                Aug.02 to
Growth Fund 23  Coon Rapids MN(c)Aug.01 Dec.02 1,023,670    0           0        0  1,023,670   0    907,056      907,056    99,130

AEI Net Lease   Champps                Sep.02to
I&G Fund XX     Lyndhurst OH(c)  Apr.96 Dec.02 3,390,468    0           0        0  3,390,504   0  2,307,711    2,307,711 1,640,745

AEI Net Lease   Champps
I&G Fund XX     Columbus OH(c)   Apr.99 Dec.02   518,443    0           0        0    518,443   0    399,177      399,177   156,315

AEI Real Estate Fuddruckers
Fund XVIII      Thornton CO(c)   Jul.97 Jan.03   714,327    0           0        0    714,327   0    490,902      490,902   290,624

AEI Income &    Children's World
Growth Fund XXIIPlainfield IL(b) May 01 Jan.03   220,430    0           0        0    220,430   0    175,379      175,379    27,740

AEI Net Lease   Champps                Jan.03 to
I&G Fund XX     Columbus OH(c)   Apr.99 Feb.03 1,034,237    0           0        0  1,034,237   0    778,366      778,366   312,896
                                B-12

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Marie Callender's
Fund 85-A       Gresham OR(b)    Sep.99 Feb.03   231,683    0           0        0    231,683   0    201,792      201,792    62,566

AEI Real Estate Cheddar's
Fund 85-B       Ft. Wayne IN     Dec.86 Feb.03 1,540,416    0           0        0  1,540,416   0  1,480,553    1,480,553 3,076,004

AEI Real Estate Champps                Jan.03 to
Fund XV         Troy, MI(c)      Sep.98 Feb.03 1,776,832    0           0        0  1,776,832   0  1,330,265    1,330,265   623,782

AEI Real Estate Children's World
Fund XV         West Chester OH  Jul.99 Mar.03 1,223,310    0           0        0  1,223,310   0    999,162      999,162   333,443

AEI Real Estate Jemcare
Fund XV         Haltom City TX   Apr.87 Mar.03   247,219    0           0        0    247,219   0    417,213      417,213   536,704

AEI Real Estate Jemcare
Fund XVI        Arlington TX     Dec.87 Mar.03   172,822    0           0        0    172,822   0    450,475      450,475   618,687

AEI Real Estate Jemcare
Fund XVI        Arlington TX     Dec.87 Mar.03   321,970    0           0        0    321,970   0    603,641      603,641   659,127

AEI Income &    Johnny Carino's        Jan.03 to
Growth Fund 23  Victoria TX(c)   Dec.00 Mar.03 2,161,939    0           0        0  2,161,939   0  1,656,473    1,656,473   388,865

AEI Real Estate Arby's
Fund 85-A       Hudsonville MI(b)Sep.99 Mar.03    10,027    0           0        0     10,027   0     11,358       11,358     3,544

AEI Net Lease   Party City
I&G Fund XIX    Gainesville GA   Dec.97 Mar.03 1,711,879    0           0        0  1,711,879   0  1,435,309    1,435,309   811,813

AEI Real        Lake Michigan
Estate          Credit Union
Fund XVI        Wyoming MI       May 87 Mar.03   399,184    0           0        0    399,184   0    626,240      626,240   484,153
                                B-13

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Children's World       Feb.03 to
Fund XVIII      Phoenix AZ(c)    Sep.89 Mar.03 1,592,169    0           0        0  1,592,169   0    883,486      883,486 1,415,857

AEI Real Estate Champps                Feb.03 to
Fund XVII       Troy MI(c)       Sep.98 Apr.03 1,753,563    0           0        0  1,753,563   0  1,289,135    1,289,135   635,825

AEI Net Lease   Applebee's
I&G Fund XX     Brownsville TX   Aug.95 Apr.03   730,292    0           0        0    730,292   0  1,378,736    1,378,736 1,076,990

AEI Real Estate Champps
Fund XVIII      Troy MI(c)       Sep.98 Apr.03 1,657,062    0           0        0  1,657,062   0  1,192,496    1,192,496   594,132

AEI Net Lease   Champps                Apr.03 to
I&G Fund XIX    Troy MI(c)       Sep.98 May 03 1,612,362    0           0        0  1,612,362   0  1,180,397    1,180,397   598,025

AEI Income &    Children's World       Apr.03 to
Growth FundXXII Houston TX(c)    Jul.99 May 03 1,056,594    0           0        0  1,056,594   0    892,219      892,219   291,524

AEI Income &    Champps
Growth Fund XXIICenterville OH(c)Jan.99 May 03 1,314,145    0           0        0  1,314,145   0    924,843      924,843   441,861

AEI Real Estate Tumbleweed
Fund XVIII      Columbus OH(b)   Dec.98 May 03   704,001    0           0        0    704,001   0    554,269      554,269   279,694

AEI Real Estate Rio Bravo
Fund 85-A       St. Paul MN(b)   Dec.85 May 03    91,744    0           0        0     91,744   0    135,265      135,265   240,698

AEI Real Estate Denny's
Fund XV         Greenville TX    Jan.96 May 03   467,789    0           0        0    467,789   0  1,028,432    1,028,432   580,703

AEI Real Estate Champps                May 03 to
Fund XVII       Centerville OH(c)Jan.99 Jun.03   782,545     0           0        0    782,545   0    551,677      551,677  258,926
                                B-14

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Children's World
Growth Fund XXI Mundelein IL(c)  Mar.01 Jul.03 2,010,839     0           0        0  2,010,839   0  1,618,824    1,618,824  332,834

AEI Income &    Arby's
Growth Fund XXIIHomewood AL(c)   Jul.99 Jul.03 1,562,751      0           0        0  1,562,751   0 1,384,408   1,384,408   425,701

AEI Real Estate Arby's
Fund XVI        Grand Rapids MI  May.87 Jul.03   256,443      0           0        0    256,443   0   652,880     652,880   544,100

AEI Net Lease   Denny's
I&G Fund XIX    Apple Valley CA  May 94 Jul.03   947,709      0     128,750        0  1,076,459   0 1,177,655   1,177,655 1,513,478

AEI Net Lease   Tumbleweed             May 03 to
I&G Fund XIX    Columbus OH(c)   Dec.98 Jul.03 1,038,773    0           0        0  1,038,773   0    823,496      823,496   378,357

AEI Real Estate Champps                Jun.03 to
Fund XVIII      Centerville OH(c)Jan.99 Jul.03 2,126,740    0           0        0  2,126,740   0  1,502,252    1,502,252   718,764

AEI Real Estate Taco Cabana
Fund 86-A       Houston TX(e)    Jul.91 Jul.03 1,090,031    0           0        0  1,090,031   0    859,159      859,159 1,512,353

AEI Net Lease   Taco Cabana
I&G Fund XIX    Houston TX(e)    Jul.91 Jul.03   674,797    0           0        0    674,797   0    547,322      547,322   936,432

AEI Real Estate Taco Cabana
Fund XVII       San Marcos TX    Nov.88 Jul.03 1,333,145    0           0        0  1,333,145   0  1,013,505    1,013,505 2,218,543

AEI Real Estate Creative Years
Fund XVI        Houston TX       Apr.87 Aug.03   228,440    0           0        0    228,440   0    483,128      483,128   653,525

AEI Real        Children's World
Estate          West                   Jan.03 to
Fund 85-A       Bridgewater MA(c)Oct.01 Aug.03 1,217,325    0           0        0  1,217,325   0    969,605      969,605   147,470

                                B-15

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Cheddar's
Fund XVI        IndianapolisIN(f)Feb.88 Aug.03   406,892    0           0        0    406,892   0    750,714      750,714   808,513

AEI Real Estate Cheddar's
Fund XVII       IndianapolisIN(f)Feb.88 Aug.03   406,892    0           0        0    406,892   0    774,077      774,077   809,194

AEI Income &    Champps                Jul.03 to
Growth Fund XXI Centerville OH(c)Jan.99 Aug.03 1,384,939    0           0        0  1,384,939   0    984,426      984,426   484,595

AEI Real Estate Fuddruckers
Fund XVI        Omaha NE         Nov.87 Aug.03 1,860,767    0           0        0  1,860,767   0  1,151,543    1,151,543 2,424,980

AEI Income &    Johnny Carino's        Jul.03 to
Growth Fund 23  San Antonio TX(c)Nov.01 Sep.03 1,517,706    0           0        0  1,517,706   0  1,105,231    1,105,231   232,490

AEI Net Lease   Johnny Carino's        May 03 to
I&G Fund XIX    San Antonio TX(c)Nov.01 Oct.03 1,651,001    0           0        0  1,651,078   0  1,194,932    1,194,932   245,604

AEI Net Lease   Garden Ridge           Sep.03 to
I&G Fund XX     Pineville NC(c)  Mar.96 Oct.03 1,973,128    0           0        0  1,973,128   0  1,667,092    1,667,092 1,341,477

AEI Net Lease   Applebee's
I&G Fund XIX    CrestviewHillsKY(b)Jun.93 Oct.03  23,207    0           0        0     23,207   0     14,039       14,039    20,121

AEI Income &    Garden Ridge           Nov.03 to
Growth Fund XXI Pineville NC(c)  Mar.96 Dec.03 3,968,116    0           0        0  3,968,116   0  3,310,163    3,310,163 2,751,908

AEI Real Estate Garden Ridge
Fund XV         Woodlands TX(c)  Aug.03 Dec.03 2,032,178    0           0        0  2,032,178   0  1,746,370    1,746,370    61,586

AEI Real Estate Johnny Carino's
Fund XV         Pharr TX(b)      Sep.03 Dec.03   275,548    0           0        0    275,548   0    216,515     216,515      9,786
                                B-16

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Garden Ridge           Feb.03 to
I&G Fund XIX    Pineville NC(c)  Mar.96 Dec.03 4,381,044    0           0        0  4,381,044   0  3,615,378   3,615,378  2,964,657

AEI Income &    Hollywood Video
Growth          Muscle Shoals          Nov.03 to
Fund XXII       AL(c)            Aug.99 Dec.03   871,473    0           0        0    871,473   0    761,257     761,257    304,816

AEI Income &    Winn-Dixie
Growth Fund XXI Panama City FL(b)Sep.03 Dec.03    26,607    0           0        0     26,607   0     24,162      24,162        464

AEI Income &    Winn-Dixie
Growth Fund 24  Panama City FL(c)Sep.03 Dec.03 1,410,400    0           0        0  1,410,400   0  1,203,610   1,203,610     22,736

AEI Income &    Children's World
Growth          Round Lake Beach       Oct.03 to
Fund 24         IL(c)            Nov.01 Dec.03 1,744,910    0           0        0  1,744,910   0  1,342,850   1,342,850    278,210

                                B-17

(a) Does not include deduction for partnership general and administrative expenses not related to the properties.

(b) Represents the sale of a single teneant-in-common property interest to a third party.

(c) Represents multiple sales of tenant-in-common property interest to various third parties during the period listed.

(d)  This property was owned jointly by AEI Net Lease Income
     & Growth Fund XX and AEI Income & Growth Fund 23.

(e)  This property was owned jointly by AEI Real Estate Fund
     86-A and AEI Net Lease Income & Growth Fund XIX.

(f)  This property was owned jointly by AEI Real Estate Fund
     XVI and AEI Real Estate Fund XVII.





                     AEI INCOME & GROWTH FUND 25


           An offering of Limited Liability Company Units

                         $1,500,000 minimum

AEI Income & Growth Fund 25 LLC is a newly formed limited liability company that will purchase net leased commercial properties leased to corporate tenants. Our long-term "net" leases will require the tenants to pay all operating costs of the properties, including taxes, maintenance and insurance. We have not commenced operations but intend to use the cash we raise in this offering to purchase properties.

 SECURITY OFFERED   50,000  units  of limited liability company
                    interest at $1,000 per unit up to a maximum of $50,000,000.

 MINIMUM PURCHASE   2.5 units for $2,500;2 units for $2,000 for
                    IRAs and Keoghs (higher in some states).

 MINIMUM OFFERING   All subscription proceeds will be placed in
                    a  special  bank  escrow  until   at  least
                    $1,500,000  has   been  received.  We  will
                    promptly  return  to  investors  all moneys
                    held   in  escrow  if  we  do   not   raise
                    $1,500,000 by             .

 OFFERING PERIOD    The offering will be open until           ,
                    but we may extend it to                   .

 DEALER MANAGER     AEI Securities, Inc.,  a company affiliated
                    with   our   managers,   will   act      as
                    "Dealer-Manager" and coordinate the sale of units. AEI Securities, Inc. will contract with other broker dealers that are members of the NASD that will use their "best efforts" to offer and sell the units.

 PROCEEDS TO AEI FUND 25        PER UNIT   TOTAL (MINIMUM)
      Public Price             $1,000.00    $1,500,000     100.0%
       Commissions & expenses     100.00       150,000      10.0%
       Other offering costs        50.00        75,000       5.0%
      Proceeds to AEI Fund 25     850.00     1,275,000      85.0%
       Acquisition expenses        30.00        45,000       3.0%
       Working capital reserve     10.00        15,000       1.0%
      Amount available for
      purchase of properties   $  810.00    $1,215,000      81.0%

  WE ENCOURAGE YOU TO READ THE "RISKS" DESCRIBED ON PAGES 6 TO 11 OF THIS PROSPECTUS. WE BELIEVE THE MOST SIGNIFICANT RISKS INCLUDE THE
  FOLLOWING:

     You will not be able to evaluate the properties before they are acquired.

     You will be required to rely on our managers for all facets of our operations, including selection, management and sale of the properties.

     As an investor, you will have the right to vote only on a limited number of matters.

     We will make substantial payments to our managers regardless of whether we are profitable.

     We  may  only  purchase  one  property   if  only  the  minimum
     ($1,500,000) is raised.

     Because there will be no market for the units, and restrictions will be placed on their transfer, you may be unable to resell the units except at a substantial discount from your purchase price.

     Our managers will operate under a number of conflicts of interest.

     We are not a mutual fund or investment company and are not regulated under the federal Investment Company Act.

Neither the SEC nor any state securities administrator has approved the units or determined that this prospectus is accurate and complete. Any representation to the contrary is a criminal offense. We cannot use projections in this offering and we cannot make any representation, verbally or in writing, about the cash or tax benefits you might receive from investing. We cannot accept your subscription for units until at least five business days after you have received this prospectus.


                        AEI SECURITIES, INC.
1300 Minnesota World Trade Center, 30 Seventh Street East, St. Paul,
                              MN 55101
                   800-328-3519  www.aeifunds.com

                            May __, 2003





                          TABLE OF CONTENTS


               Summary                                  Page 3
               Risk factors                             Page 6
               Who may invest                           Page 12
               Capitalization                           Page 13
               Estimated use of proceeds                Page 13
               Investment objectives and policies       Page 14
               The properties                           Page 17
               Managers                                 Page 18
               Prior performance                        Page 23
               Compensation to managers and affiliates  Page 25
               Conflicts of interest                    Page 27
               Cash distributions and tax allocations   Page 30
               Income tax aspects                       Page 31
               Restrictions on transfer                 Page 36
               Summary of operating agreement           Page 37
               Reports to investors                     Page 41
               Plan of distribution                     Page 42
               Sales materials                          Page 43
               Legal proceedings                        Page 43
               Experts                                  Page 43
               Legal opinion                            Page 43
               Financial statements                     Page 44
               Operating agreement                      Exhibit A
               Prior performance tables                 Exhibit B
               Certain state suitability requirements   Exhibit C
               Subscription agreement                   Exhibit D


                               SUMMARY

AEI FUND 25

AEI Income & Growth Fund 25 LLC is a limited liability company organized in June, 2002. Although we have not commenced operations, we intend to use the proceeds from this offering to acquire a portfolio of income-producing, commercial properties. We will lease these properties under long-term "net" leases that will require our tenants to pay all operating costs of the properties. We will operate from the offices of our managers at 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. Our phone numbers are: (651) 227-7333 (toll-free 800-328-3519).

Our objective is to acquire properties that provide:

  regular rental income;

  stable performance from long-term leases with corporate tenants;

  growth in lease income through rent escalations;

  capital growth through appreciation in property values; and

  "passive" income that can offset passive losses from other investments.

To achieve these objectives we may, from time to time, sell properties and reinvest the proceeds in replacement net leased properties. We cannot assure you that we will achieve these objectives. AEI Fund 25 is not a "tax shelter" and is not intended to shelter any of your taxable income from other sources.

Our operating agreement requires that AEI Fund 25's existence terminate in 2053 It is the current intention of our managers, however, to liquidate our properties and dissolve AEI Fund 25 eight to twelve years after we complete property acquisitions. Investors may also dissolve AEI Fund 25 earlier by majority vote.

RISKS

An investment in the units involves a number of risks, including risks related to:

  your inability to evaluate properties prior to purchase;

  the total reliance you must place on our managers for our operations;

  your inability to exercise significant voting rights;

  substantial payments we will make to our managers;

  our inability to diversify if only the minimum amount of capital is raised;

  the illiquidity of the units;

  the discount at which any repurchase of units may occur; and

  potential management conflicts of interest.


These and other risks are described under "Risk Factors" starting on page 6.


PROPERTIES AND PROPERTY ACQUISITION

Most of the properties we acquire will be leased to corporate tenants in the chain or franchised restaurant industry, although some properties may be in the childcare or single-tenant retail industries and there is no limitation on our acquisition of properties in other industries. We will execute long-term leases (typically 15 to 20 years) with these commercial entities at, or prior to, the time we purchase the properties.

We will acquire all properties for cash: we will not use any debt financing to acquire properties. If our managers believe it is advantageous in diversifying the properties we hold, or if we do not have adequate funds to acquire all of a property, we may acquire properties jointly with other real estate programs sponsored by affiliates of our managers, provided that the other programs and acquisition terms meet the requirements described under the caption "Investment Objectives and Policies-Joint Venture Investments" of this prospectus.

We expect that virtually all of the properties we acquire will be newly constructed, although we may acquire properties that have operating histories, and may assist in financing construction by advancing funds prior to completion. If we use construction financing, it will be limited to 30% of the offering proceeds.

Although we did not own any properties when this prospectus was written, we will supplement this prospectus when we have identified any property we intend to purchase.

THE UNITS

Each unit of limited liability company interest represents a $1,000 equity interest in AEI Fund 25. Unlike profit and loss from a corporation, which are taxed at the corporate level, profits, gains, losses and tax deductions from AEI Fund 25 are designed to be passed directly through to the investors and taxed only once at the investor level. The rental income we generate will normally be treated as "passive income" for tax purposes.

We expect to generate non-cash depreciation and amortization expenses that we should be able to deduct over a period of approximately 39 years on a "straight line basis" for tax purposes. These non-cash deductions should reduce taxable income in the early years and allow us to make cash distributions in excess of the taxable income allocated to our investors. However, this "deferred income" will likely be recognized for tax purposes in later years when we sell properties. There are risks to our ability to achieve these tax objectives described in the "Income Tax Aspects" section of this prospectus.

As an investor and "limited member" of AEI Fund 25, you will have a different interest in our profits, losses and distributions than our managers. In addition, the cash you will receive from rents will be allocated and paid in proportions that are different than the cash you might receive from sale or refinancing. Cash distributions will be made as follows:

  1. After deducting operating expenses, rent and other operating income will be paid 97% to investors and 3% to managers.

  2. After provision for reserves and operating expenses, cash from the sale of properties will be paid 99% to investors and 1% to managers. After our investors have received both (i) total cash distributions from property sales equal to their initial investment, plus (ii) a 7% annual, uncompounded return on their investment (whether from gains on property sales or rental income), 90% of the cash from the sale or refinancing of our properties will be paid to investors and 10% will be paid to managers.

We will make distributions of available cash from interest income, rents, and proceeds of sale quarterly and we anticipate that the distributions will commence the first full quarter after proceeds are
released  from  escrow,  which  must occur  before                  .
Because we expect that the interest income we earn on offering proceeds will be less than the rental income we earn on properties, we expect that distributions in the first few years of the Company's operations will be lower than the distributions after the proceeds are invested in properties.

THE MANAGERS AND PRIOR PROGRAMS

This investment program will be managed by AEI Fund Management XXI, Inc., a Minnesota corporation that has no full time employees. AEI Fund Management XXI, Inc. will contract for most of its management services with AEI Fund Management, Inc., an affiliated asset management company. Robert P. Johnson, President, CEO, director, and sole shareholder of AEI Fund Management XXI, Inc. and AEI Fund Management, Inc., will also serve as special managing member and will be responsible for overseeing the corporate manager's activities.

The sponsors are using AEI Fund Management XXI, Inc. as our managing member, rather than AEI Fund Management, Inc., which provides most of our services, because AEI Fund Management XXI, Inc. is an S corporation that produces more efficient tax consequences and because the sponsors believe it is advantageous to AEI Fund 25 to be able to change the entity that provides our services without resorting to the mechanisms in our operating agreement necessary to replace a managing member.

AEI Fund Management, Inc. has a staff of 34 persons engaged in real estate syndication, acquisition and disposition transactions. It provides management services to 13 publicly syndicated and three privately placed real estate programs that are affiliated with our managers and described in more detail under "Prior Performance" and in Exhibit B. Although our managers believe they have adequate staff, directly or through affiliated entities, to discharge their responsibilities to AEI Fund 25, they are not required by our operating agreement to devote any minimum amount of time to providing services to AEI Fund 25.

The following chart illustrates the relationship between AEI Fund 25, our managers and affiliated entities that will provide services to AEI Fund 25:


     [CHART: Chart depicting organization of the Company and relationships with Managing and Special Members]



(1) 97% of cash flow from rents and other operating income, 99% of proceeds from sale of properties until investors receive their investment plus a 7% annual return, 90% of sale proceeds after that return.

(2) 3% of cash flow from rents and other operating income, 1% of sales proceeds until investors receive investment plus a 7% return, 10% of sales proceeds after that time.

(3) The managers will make only a nominal capital contribution of $1,000.

(4)     Reimbursement   at  cost, including  allocated  overhead, for
  services provided.


COMPENSATION TO THE MANAGERS

In addition to paying our managers for their interests in the profits and losses as managing members of AEI Fund 25, we will reimburse our managers for the following services at their cost:

  1. The organization and offering of units in AEI Fund 25 (estimated at $225,000 at minimum subscription level), the majority of which will be paid out to third parties.

  2. The acquisition of properties (estimated at $45,000 at the minimum subscription level).

  3. The administration of Fund 25, including management, leasing, releasing and sale of properties (estimated at $75,000 for first 12 months at the minimum subscription level).

  There are limits to the amount we pay to our managers for these reimbursements. The total payments for organization, offering the units and acquiring properties (referred to as "front-end fees"), as well as amounts for providing administrative services to AEI Fund 25, are limited to the manager's cost and to what would be paid an unaffiliated third party. In addition, the amounts we pay for these front-end fees, plus the amount we pay to the managers for overhead and for the costs of persons that control the managers, cannot exceed the following:


     20% of subscription capital raised, plus

     10% of cash flow from operations less the interest in cash flow we pay our managers, plus

     1% of rental income, plus 3% of rental income for the first five years of eash lease, plus

     3% of the sales price of properties if the managers provide sales services.


CONFLICTS OF INTEREST

Because of the affiliation between our managers, AEI Securities, Inc., AEI Fund Management, Inc. and the various private and public programs that these persons and entities have formed and managed, our managers will operate under a number of conflicts of interest, arising out of:

     the allocation of their work time between AEI Fund 25 and other programs;

     the   absence  of  arms  length  negotiation  of  joint  venture arrangements;

     potential competition with affiliated programs for properties to be purchased;

     the common ownership of AEI Fund 25 and AEI Securities, Inc. and the absence of an independent "due diligence" investigation by our dealer manager; and

     reimbursement payments our managers receive, regardless of our profitability.


RISK FACTORS

GENERAL RISKS

YOU WILL BE RELYING ON THE MANAGERS TO SELECT PROPERTIES AND MIGHT NOT LIKE THE PROPERTIES THEY SELECT.

When this prospectus was printed, we had not selected any properties. It is not likely that you will be able to evaluate properties before they are purchased. Although we will supplement this prospectus when we believe that a property will be acquired, you must rely upon the ability of our managers to choose properties. We cannot assure you that the properties our managers select will be favorable investments.

YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR INVESTMENT IF YOU DO NOT LIKE THE PROPERTIES PURCHASED.

You will not have a right to withdraw from Fund 25 or to receive a return of your investment if you do not like the properties our managers purchase. We will have a limited unit repurchase program, but that program will not necessarily return your entire investment.

YOU WILL HAVE LITTLE CONTROL OVER OPERATIONS.

Except for limited voting rights, you will have no control over our management and must rely almost exclusively on the managers. Our managers have complete authority to make decisions regarding our day-to-day operations. The managers may take actions with which you disagree. You will not have any right to object to most management decisions unless the managers breach their duties and will only be able to remove the managers by majority vote of investors or in other limited instances. Our investors will not be able to amend our operating agreement in ways that adversely affect our managers without their consent.

THERE WILL NOT BE A MARKET FOR YOUR UNITS AND THERE WILL BE RESTRICTIONS PLACED ON THEIR TRANSFER.

To avoid being taxed as a corporation, we are required to place significant restrictions on the transfer of units. That means that you will be required to receive approval from the managers before reselling or transferring your units. The managers are required to refuse a transfer when it would adversely affect our tax status. We will also require as a condition to the transfer of any units that you be fully apprised by the purchaser of the apparent value of your units, including the most recent redemption price. We will require you to confirm your understanding of this value by notifying us in writing. If the purchaser does not have this information, we will provide it to you. Our operating agreement provides that, if you agree to sell or transfer your units before this information is provided to you, the managers may conclude that the transfer agreement is void. Our operating agreement also provides that you must notify us when you agree to sell your units and that AEI Fund 25 will have a right to purchase your units at the same price by notifying you within 15 days. Because of these requirements, there will not be a public market for your units, you may not be able to sell them at the time you desire, and any sale may be at a substantial discount.

ALTHOUGH WE WILL MAINTAIN A REPURCHASE PROGRAM, OUR ABILITY TO REPURCHASE UNITS WILL BE LIMITED BY TAX LAW AND BY OUR CASH NEEDS, AND WILL BE SUBJECT TO OUR MANAGERS' DETERMINATION THAT THE REPURCHASE WILL NOT IMPAIR OUR OPERATING CASH.

Although  we  will  maintain  a  unit  repurchase  plan  starting  in
             , the amount of repurchases we may make is limited by tax law, by the provisions of our operating agreement and by our operating cash needs as assessed by our managers. Our operating agreement limits aggregate repurchases in any year to two percent of the units that are outstanding at the beginning of the year. Our manager will also be able to exercise its discretion to make no purchases if it would impair operating capital. Further, even if repurchases are made, they will be at a discount from asset value and asset value will be determined by our managers. Therefore, we cannot assure you that our repurchase program will provide you with an opportunity to sell your units, or that if it does, you will obtain full value for the units.

YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR CAPITAL PRIOR TO THE TERMINATION OF THE PROGRAM.

Although we intend to dissolve earlier, we are not required to dissolve until 2053 unless you and a majority of the other investors vote to have us dissolve earlier. You will not have a right to redeem your units until we are dissolved. Although we will have a unit repurchase program, that program is limited, provides for discounts that may not provide you with full value for your investment, may be periodically suspended at the discretion of our managers, and is not available if there is not adequate capital to pay for repurchases.

THE RATE OF DISTRIBUTIONS WE MAKE WILL VARY AND DEPEND UPON THE TIMING OF OUR PROPERTY PURCHASES AND SALES.

Although we intend to make distributions to investors quarterly, the amount we distribute will depend on the amount of cash flow from operations we generate and whether we have distributable proceeds from properties we have sold. We cannot assure you that we will always have adequate cash flow from either source to cover expenses and also be in a position to make distributions. In the first few years of our operations, it is less likely that we will have proceeds from sale of our properties and our distributions will be primarily from rents and interest earned on temporary investment of offering proceeds. We will also not receive rental income until after we have purchased properties and a larger portion of our cash flow during the first few years will be from interest income. Because we expect the rate of interest we earn will be less than the rental rates we receive, distributions in the first years of operations will likely be less than distributions in later years of operations.

WE MAY NOT BE ABLE TO DIVERSIFY OUR INVESTMENTS AND THE LACK OF DIVERSIFICATION COULD INCREASE THE RISK THAT WE WILL NOT ACCOMPLISH ALL OF OUR INVESTMENT OBJECTIVES.

If we raise only $1,500,000, we may purchase only one property and the proportion of our capital spent on organizational and offering costs will be higher. While we intend to diversify our investments, we are under no obligation to do so and may invest in a single property. If we have only one property, or a limited number of properties, our operations will be subject to the increased risks of factors affecting those properties. PENNSYLVANIA INVESTORS: Because the minimum is less than $5,000,000, you are cautioned to carefully evaluate our ability to accomplish our objectives and to ask about the current amount of subscriptions before you invest.

WE  MAY  BE  FORCED TO DISSOLVE IF BOTH MANAGERS CEASE  TO  EXIST  OR
WITHDRAW.

If both our managers cease to exist, are removed, withdraw, or are declared bankrupt, AEI Fund 25 may be required to dissolve early. If we are forced to dissolve early, we might be required to sell our properties at disadvantageous prices. We will not carry insurance on the life of Robert Johnson, the special managing member and president of our manager.

WE ARE CURRENTLY DEPENDENT ON THE KEY PERSONNEL OF OUR MANAGERS AND THE LOSS OF THEIR SERVICES, AND PARTICULARLY THE SERVICES OF ROBERT
P. JOHNSON AND PATRICK W. KEENE, WOULD HAVE A DETRIMENTAL AFFECT ON AEI
FUND 25.

Our success depends to a significant extent on the continued service of the officers of our managers and their affiliates. The departure of those officers, particularly of Robert P. Johnson, our special managing member and the CEO and President of our managing member, or Patrick W. Keene the Chief Financial Officer of our Managing Member, could materially adversely affect our operations. We do not maintain, and our managers do not maintain for our benefit, employment agreements with or key man insurance on Mr. Johnson or Mr. Keene.

WE ARE REQUIRED TO INDEMNIFY OUR MANAGERS FOR THEIR GOOD FAITH ACTIONS AND THE INDEMNIFICATION OBLIGATION MAY CAUSE ANY LIABILITY THEY INCUR TO BE PAID BY AEI FUND 25.

Under our operating agreement, our managers are not liable to us for any act or omission that they take in good faith and that they believe is in the best interest of AEI Fund 25, except for acts of negligence or misconduct. Under certain circumstances our managers will be entitled to indemnification from us for losses they incur in defending actions arising out of their position as our managers.

REAL ESTATE INVESTMENT RISKS

WE  MIGHT NOT BE SUCCESSFUL IN ACHIEVING OUR INVESTMENT OBJECTIVES IF
THERE   ARE  SIGNIFICANT  CHANGES  IN  THE  ECONOMIC  AND  REGULATORY
ENVIRONMENT AFFECTING REAL ESTATE.

Our investments in commercial properties will be subject to risks related to national economic conditions, changes in the investment climate for real estate, changes in local market conditions, changes in interest rates, changes in real estate tax rates, governmental rules and fiscal policies, and other factors beyond the control of our managers. Changes in these economic and regulatory factors could cause the value of the properties we hold to decline, cause some of our tenants to default on their lease obligations, reduce the tax benefits we provide to our investors, or otherwise render some of the ways we do business unattractive.

WE FACE COMPETITION FOR PURCHASE AND FINANCING OF PROPERTIES FROM ENTITIES WITH SUBSTANTIALLY MORE CAPITAL AT THEIR DISPOSAL, SUCH AS REAL ESTATE INVESTMENT TRUSTS, AS WELL AS FROM TRADITIONAL FINANCING SOURCES, THAT MAY CAUSE US TO HAVE DIFFICULTY FINDING PROPERTIES THAT GENERATE FAVORABLE RETURNS.

The rental rates that we are able to receive on the properties we purchase depend substantially on the presence of competition from other property purchasers and to a certain extent on the availability of financing at similar rates that allow a tenant to own the property. The availability of these alternative purchasers or sources of financing at lower rates has periodically caused competition with affiliated programs for attractive properties and caused reduction in market rental rates, both of which may adversely affect the performance of a real estate program.

IF WE HAVE DIFFICULTY FINDING ATTRACTIVE PROPERTIES AND WE ARE DELAYED IN INVESTING THE PROCEEDS FROM THIS OFFERING, IT IS LIKELY THAT THE RETURNS TO OUR INVESTORS WILL BE REDUCED.

The proceeds from this offering that we invest at money market rates will generally produce less income than proceeds invested in properties. Accordingly, to the extent we are delayed in investing those proceeds in properties, the overall return to AEI Fund 25 may be reduced.

If a tenant defaults on its lease, we cannot assure you that we will be able to find a new tenant for the vacant property who will pay the same rental rate or that we will be able to sell the property without incurring a loss. If a tenant files for bankruptcy, we might not be able to quickly recover the property from the bankruptcy trustee. Because we probably could not obtain a new tenant while a property is held by a trustee, the property might not generate rent that covers our expenses associated with the property during this period.

SOME PROPERTIES MAY BE SUITABLE FOR ONLY ONE USE AND MAY BE COSTLY TO REFURBISH IF A LEASE IS TERMINATED.

Most of the properties we buy will be designed for a particular tenant. If we own a property when the lease terminates and the tenant does not renew, or if the tenant defaults on its lease, the property might not be marketable without substantial capital improvements. Improvements could require the use of cash that would otherwise be distributed to you as an investor. Attempting to sell the property without improvements would also likely result in a lower sales price.

WE COULD LOSE MONEY ON CONSTRUCTION LOANS IF A TENANT DEFAULTS OR FOR OTHER REASONS.

We intend to advance some funds to some tenants prior to acquisition of a property to assist in financing construction. This type of "construction lending" can present risks because cost overruns, non-performing contractors, changes in construction codes and changes in cost can occur during construction that can cause default on the construction loan. If a default occurs, we might be required to foreclose on the mortgage. During a period of redemption after foreclosure we would not be able to sell the property and the property would likely not produce income. If we acquire the property through foreclosure, we might not be able to resell the property at a price equal to the principal amount of the loan. If the property is only partially complete at the time we foreclose, we may also need to pay for its completion to enhance its potential sale or rental.

WE CAN REINVEST PROCEEDS FROM SALES OF PROPERTIES IN NEW PROPERTIES WITHOUT YOUR APPROVAL.

We may, from time to time, sell properties and reinvest the proceeds in new net leased properties rather than distributing all the proceeds to you. You will not have the right to receive all the cash we receive when we sell properties and must rely on the ability of our managers to find replacement properties in which to reinvest the proceeds. We intend, however, to distribute to investors any net cash gain representing the difference between the sale price and the purchase price of properties. Upon the final sale of all our properties, if we provide financing to purchasers, our liquidation and the distribution of cash to you could be delayed until the financing is fully collected.

THE INSURANCE WE PURCHASE FOR OUR PROPERTIES MIGHT NOT BE ADEQUATE TO COVER LOSSES WE INCUR.

Although our managers will attempt to arrange for comprehensive insurance coverage on our properties, some catastrophic losses may be either uninsurable or not economically insurable. If a disaster occurs, we could suffer a complete loss of capital invested in, and any profits expected from, the affected properties. If uninsured damages to a property occur and we do not have adequate cash to fund repairs, we would likely be forced to sell the property at a loss or to borrow capital to fund the repairs and would mortgage the property to secure the borrowing.

CONFLICT OF INTEREST RISKS

We will not have any employees and will be dependent upon AEI Fund Management, Inc. for most of the services required for our operations. Robert P. Johnson, our special managing member, is also the President, CEO, director and sole shareholder of each of our managing member, AEI Fund Management, Inc., and AEI Securities, Inc. Our investors will not have any interest in any of these entities and will not be in a position to control their activities. The interlocking interests of our managers and affiliated entities create a number of conflicts of interest that are described in this prospectus under the caption "Conflicts of Interest," including the following.

OUR MANAGERS AND THE SERVICE ENTITIES WITH WHICH THEY CONTRACT WILL PROVIDE SIMILAR SERVICES TO A NUMBER OF AFFILIATED PROGRAMS THAT MAY IMPAIR THEIR ABILITY TO PROVIDE SERVICES TO US.

AEI Fund Management, Inc. provides services to 13 similar publicly syndicated and three privately syndicated affiliated programs, many of which have been operating for a number of years. These other programs acquire, operate and dispose of commercial properties. The time devoted by our managers and AEI Fund Management, Inc. on the activities of these other entities may conflict with the time required to operate AEI Fund 25. Our operating agreement does not require our managers to devote a minimum amount of time to providing services to AEI Fund 25.

WE MAY BE IN COMPETITION WITH OTHER AFFILIATED REAL ESTATE PROGRAMS FOR THE PURCHASE OR SALE OF PROPERTIES.

AEI Fund 25 may have cash available for investment in properties at the same time as another affiliated program. Most of these affiliated programs have investment objectives that are similar or identical to the objectives of AEI Fund 25. Because our managers and affiliates will make property purchase decisions for multiple programs, there may be conflicts of interest as to which program should acquire a property. Although the managers have a fiduciary duty to act in the best interest of AEI Fund 25, they have a similar obligation with respect to the affiliated programs. Therefore, we cannot assure you that AEI Fund 25 will always be in the position of purchasing the most favorable properties that are made available to our managers.

IF WE PURCHASE PROPERTIES JOINTLY WITH ANOTHER AFFILIATED PROGRAM, CONFLICTS MAY ARISE IN DECISIONS REGARDING THE OPERATION OR SALE OF THE PROPERTY.

If we purchase a property jointly with another affiliated program, it is likely that all of the decisions relating to the property will affect both programs. Nevertheless, some operating decisions, such as the term of leases affecting the property or the timing of the sale of a property, may affect one program differently than another. Our managers will be subject to conflicts of interest in making these decisions.

OUR MANAGERS OR THEIR AFFILIATES MAY PURCHASE UNITS FROM US OR FROM OTHER INVESTORS AND THEIR PURCHASES MAY BE AT PRICES THAT ARE LESS THAN THE ASSET VALUE ATTRIBUTABLE TO THE UNITS.

There are no restrictions, other than tax restrictions, on the ability of our managers or their affiliates to purchase units. Although there will be no trading market for the units, the managers may be in a position to purchase units from other investors at prices that are below the prices we are selling them in this offering and below our asset value per unit.

AEI SECURITIES, INC., THE DEALER MANAGER THAT WILL COORDINATE THE SALE OF THE UNITS AND PERFORM THE DEALER MANAGER'S "DUE DILIGENCE" INVESTIGATION, IS AN AFFILIATE OF OUR MANAGERS.

The dealer manager of an offering of securities such as our units is obligated to perform a "due diligence" investigation to confirm the accuracy of the statements made in offering documents. In the case of AEI Fund 25, the dealer manager is an affiliated entity.

WE WILL MAKE PAYMENTS TO OUR MANAGERS FOR THEIR SERVICES WHETHER OR NOT WE ARE PROFITABLE.

The operating agreement that governs our operations requires us to make payments to our managers for the services they provide whether or not we are profitable. Although the managers are required to act in a manner that is in our best interests, these payments may create conflicts in how the managers deal with us.

WE   ARE   NOT  PROVIDING  YOU  WITH  SEPARATE  LEGAL  OR  ACCOUNTING
REPRESENTATION.

AEI Fund 25, our investors and our managers are not represented by separate counsel. Although our counsel has given the tax opinion referenced in the "Income Tax Aspects" section of this prospectus, and an opinion that there is legal authority to issue the units, our counsel and accountants have not been retained, and will not be available, to provide other legal counsel or tax advice to individual investors.

FEDERAL INCOME TAX RISKS

OUR OPERATIONS COULD AFFECT THE PROPRIETY OF ALLOCATIONS AND CAUSE ADDITIONAL TAX AND PENALTIES.

Each investor will be entitled to deduct his or her share of any tax losses and will report his or her share of any income and gain on the investor's tax return. Whether these allocations will be honored by the IRS depends on a number of facts related to our future operations and particularly whether our investors, as limited members of AEI Fund 25, will have positive balances in their capital accounts throughout the life of AEI Fund 25. Our counsel has rendered a qualified opinion that, as long as positive balances are maintained, it is more likely than not that the allocations will be honored. If these allocations were not honored by the IRS, a change in the tax treatment of income, gain, loss and deduction from AEI Fund 25 could occur and, on audit, each investor could be forced to pay taxes or penalties, or both.

THE TIMING OF TAX DEDUCTIONS COULD BE CHALLENGED BASED ON THE ALLOCATION OF "BASIS" AMONG PROPERTIES AND INVESTORS COULD BE SUBJECTED TO INCREASED TAX.

The allocations by our managers of the purchase price of properties among buildings, personal property, and the underlying land will affect the amount of deductions we may take because some of these items are depreciable and some are not. Because properties have not been purchased, our counsel has not rendered an opinion on whether the allocation of purchase price, the rate of depreciation or the timing of deductions is proper. If the IRS successfully challenged these allocations, investors could lose a portion of the deductions and be subject to increased taxable income in the early years of operations.

THE  RESALE  OF PROPERTIES COULD CAUSE GAINS TO BE TAXED AS  ORDINARY
INCOME.

If we were characterized as a "dealer" in real estate when properties are sold, then gain or loss on sales will be considered ordinary income or loss. Because our character as a dealer in real estate is dependent on future events and the timing of property purchases and sales, our counsel has not rendered an opinion on this issue. Because ordinary income is, in most cases, taxed at higher rates than capital gain, if we were characterized as a dealer the taxes you are required to pay on the income, if any, we generate could increase.

THE STRUCTURE OF THE PURCHASE AND LEASE TRANSACTIONS OF AEI FUND 25 COULD CAUSE LOSS OF SOME DEPRECIATION AND OTHER DEDUCTIONS.

Sale leaseback transactions in which the landlord provides certain options to the seller/lessee, such as a purchase option at a fixed price, could cause the IRS to conclude the transaction is not a true lease. If this were to occur, we would not be able to use some of the deductions we anticipate and more taxable income would be recognized during operation of a property.

INCORRECT ALLOCATION OF EXPENSES AMONG START-UP, ORGANIZATION AND SYNDICATION COULD CAUSE MORE TAXABLE INCOME.

Our managers will allocate expenses during our early stages of operation to start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses. These allocations cannot be made until the expenses are incurred and, therefore, our counsel has not rendered an opinion as to their propriety. If the IRS determined that the allocations were improper, we could lose some deductions and our investors would recognize more income during the early stages of the operation of properties.



WHO MAY INVEST

To purchase units you must represent in the subscription agreement attached as Exhibit D that you have received this prospectus and that you have either:

  A net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000; or

  Irrespective of annual gross income, a net worth of at least $150,000 determined with the same exclusions.

If you are purchasing through a trust, IRA or other fiduciary account, these standards must be met by the beneficiary, the trust or other fiduciary account itself, or by the trust donor or grantor if they are a fiduciary and directly or indirectly supply the funds for the purchase.

You will be required to purchase a minimum of two and one-half units ($2,500) unless you are investing through an IRA or other tax-qualified plan. The minimum investment for IRAs and other tax-qualified plans is two units ($2,000), provided that the person who established the account or plan meets the standards for an individual investor. An investment in AEI Fund 25 will not create an IRA or other tax-qualified plan for any investor.

Because of the lack of a public market, the restrictions on resale of the units, and the tax characteristics of an investment in the units, you should not purchase units unless you do not need liquidity, are willing to make a long-term investment and have income that allows you to take advantage of the tax characteristics of AEI Fund 25. Investment firms that participate in the distribution of this offering and solicit orders for units are required to make every reasonable effort to determine that the purchase is appropriate for each investor. In addition to net worth and income standards, the investment firms are required to determine:

  whether you can reasonably benefit from an investment in the units based on your investment objectives;

  your ability to bear the risk of the investment; and

  your understanding of the risks of the investment.

  They must also determine whether you understand:

  the lack of liquidity of the units;

  the restrictions on transferability of the units;

  the background and qualifications of our managers; and

  the tax consequences of the investment.


Potential investors who are residents of Iowa, Maine, Michigan, Missouri, Nebraska, North Carolina, Ohio, or Pennsylvania should read Exhibit C for suitability requirements particular to their state.


In addition to other considerations, trustees and custodians of tax-qualified plans should consider the diversification requirements of ERISA in light of the nature of an investment in, and the compensation structure of, the investment and the potential lack of liquidity of the units. The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and the investment.



                           CAPITALIZATION

The capitalization of AEI Fund 25 at June 30, 2002, and after the issuance and sale of the minimum of 1,500 units is as follows:


ESTIMATED USE OF PROCEEDS

We expect to have approximately $1,276,000 available for investment in properties and reserves if $1,500,000 is raised and $43,650,000 if $50,000,000 is raised. The following table shows how we expect to use these proceeds. Several of the items listed below cannot be precisely calculated and could vary materially from the amounts shown. These items include "other offering expenses," which consist of expenses incurred by our managers and the dealer manager in preparing offering documents and coordinating the sale of the units, and acquisition expenses, which consist primarily of payments to third parties for professional work and reimbursements to our managers for their costs of investigating and completing purchases.

The amount available for investment in properties will not, in any event, be less than 80% of gross offering proceeds. We will hold the proceeds of the offering in trust for the benefit of the purchasers of units and use them only for the purposes set forth above.

We will continue to offer and sell units for 12 months after the date of this prospectus. At the election of our managers, we may offer units during a second 12 months. We will not commit to invest more money in properties than we raise through the sale of units. Accordingly, our managers believe that we will have adequate capital to fund our operation for the first 24 months of operation.



INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

AEI Fund 25 will acquire only commercial properties. Most of the properties will be leased to a single-tenant under a "net" lease that requires the tenant to pay operating expenses of the property, such as taxes, maintenance and insurance. We may also sell properties from time to time and purchase replacement properties when our managers believe conditions are favorable and when our managers believe that we can profit from this type of sale and reinvestment. We may commit to purchase properties when construction is completed either at agreed prices or subject to pricing formulas.

ACQUISITION OF PROPERTIES

We will not purchase or lease any property from, or sell or lease any property to, our managers or their affiliates. We may, however, purchase property that our managers or their affiliates purchased in their own name to help us acquire the property. If we do, we will purchase the property from our managers or affiliate at a price no greater than the price they paid, plus acquisition and holding expenses. Although we do not intend to acquire any unimproved or undeveloped properties, or to participate in the development of any properties, we may acquire raw land prior to the building of improvements and may advance funds or make loans in connection with the construction of properties that we intend to acquire.

We will obtain an independent appraisal of the fair market value of each property we acquire. Nevertheless, our managers will rely on their own analysis, and not on the appraisals, in determining whether to acquire a particular property. Copies of appraisals will be retained at our offices for at least five years and will be available for inspection and duplication by any investor. Prior to the acquisition of a property, we will be provided with evidence satisfactory to our managers that we will acquire marketable title to the property, subject only to liens and encumbrances such as liens for tax assessments, utility easements, and other encumbrances typical in commercial transactions. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

TEMPORARILY INVESTED FUNDS

After release from escrow, and before investment in properties, we will invest all funds in short-term government securities or in deposits with a financial institution and will earn interest at short-term deposit rates. Although we may retain some funds to pay operating expenses and working capital reserves, we will distribute to the investors as a return of capital any of the net proceeds of this offering that have not been invested or committed for investment in real property within 24 months after the date of this prospectus or twelve months after termination of the offering of units. These
distributions   will  be  without  interest  but   will   include   a
proportionate amount of any commissions or other organization and offering expenses originally deducted. All funds will be available for our general use during this period and may be expended in operating any properties that have been acquired.

For purposes of the foregoing, we will consider capital as being committed to properties, and will not return capital to the investors, if written contractual agreements have been signed prior to the period described above, regardless of whether the property is ultimately purchased. To the extent that funds have been reserved to make contingent payments in connection with a property under a written contractual agreement, or because our managers determine that additional reserves are necessary in connection with a property, regardless of whether such payment is ultimately made, funds will not be returned to investors.

SALE OF PROPERTIES

At the discretion of our managers, we will either distribute all or a portion of the net proceeds from sale of properties to investors or reinvest net proceeds in properties that meet our acquisition criteria. We will not reinvest net proceeds from the sale of a property unless enough cash is distributed to investors to pay income taxes resulting from the sale, assuming they are taxed at a rate of seven percent above the individual capital gains rate.

We may sell co-tenancy or other fractional interests in properties, rather than selling our entire interest in a property. Our managers believe that sales of smaller interests to property buyers seeking to complete like-kind transactions under Section 1031 of the Internal Revenue Code can result in greater overall profits than listing and selling the property through a real estate broker. In those instances in which we do not sell all of a property, we will retain, either alone or with another program sponsored by affiliates of our managers, the authority to manage the property.

Although we intend to sell our properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment may be affected by custom in the area in which the property is located and by prevailing economic conditions. To the extent we receive notes and property other than cash, that portion of the proceeds will not be included in net proceeds from sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, the distribution to investors of the cash proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash.

We may receive payments in the year of sale in an amount less than the full sales price, and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless we elect otherwise, we will report the gain on such sale proportionately under the installment method of accounting as principal payments are received.

BORROWING & LENDING POLICIES

We will acquire all properties for cash: we will not use any debt financing to acquire properties or refinance properties to generate funds to acquire other properties. Our managers do not expect that we will incur any indebtedness, although we may borrow to finance the refurbishing of a property or for other operating cash needs. The programs sponsored by affiliates of our managers have rarely borrowed for such purposes and we therefore believe it is unlikely that such borrowings will be incurred.

We will not obtain permanent financing from the managers or their affiliates. Recourse for any indebtedness will be limited to the particular property to which the indebtedness relates. To the extent recourse is limited to a particular property, under most circumstances such indebtedness would increase the investors' tax basis in the units. We will not issue any senior securities and will not invest in junior mortgages, junior deeds of trust or similar obligations. To the extent that any financing is not fully amortizing, and it exceeds 25% of the original cost of properties, its maturity (its due date) will not be earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years).

AEI Fund 25 will not underwrite securities of other issuers, will not offer its securities in exchange for property and, except with respect to the joint venture investments described below, will not invest in the securities of other issuers for purposes of acquiring control. We may, however, make loans to the owners of properties we intend to acquire to assist with the construction of the properties. If we make construction loans, the loan will be secured by the land or both the land and the improvements under construction. Construction loans will not exceed 30% of offering proceeds. We will not make any loans to our managers or their affiliates.

JOINT VENTURE INVESTMENTS

We may purchase property jointly with another program sponsored by our managers or their affiliates. We will make these joint ventured investments only with a program that has investment objectives and management compensation provisions substantially the same as those of AEI Fund 25. Our ability to enter into a joint venture may be important if we wish to acquire an interest in a specific property but do not have sufficient funds (or, at the time we enter into a commitment to acquire a specified property, cannot determine whether we will have sufficient funds) to acquire the entire property.

In any joint venture with another fund sponsored by our managers or their affiliates, the following conditions must be satisfied:

  the joint venture must have comparable investment objectives and the investment by each party to the joint venture must be on substantially the same terms and conditions;

  we will not pay more than once for the same services and will not act indirectly through any such joint venture if we would be prohibited from doing so directly;

  the compensation of the managers and such affiliates in the other fund must be substantially the same as their compensation in AEI Fund 25; and

  we must have a right of first refusal to purchase the other party's interest if the other party to the joint venture wishes to sell a property.

There is a potential risk of impasse on joint venture decisions and a risk that, even though we will have the right of first refusal to purchase the other party's interest in the joint venture, AEI Fund 25 may not have the resources to exercise such right.

DISTRIBUTIONS

We intend to make distributions to investors on a quarterly basis, commencing with the first quarterly period after proceeds are released from escrow. The distribution rate will vary based on the availability of the cash flow from operations or proceeds of sale. During the first few years of our operations, cash flow will be derived from both the interest we earn on offering proceeds and rent, as the proceeds are invested in properties. Because we expect that the interest rate we earn will be less than the rental rate, we expect that distributions will be lower during the first few years of operations.

We will not use net cash flow from operations to acquire properties, although we may hold cash flow as reserves and may use cash flow to repurchase units. We will distribute substantially all of the cash flow we receive from operations that is not needed in operations or to fund reserves quarterly. To the extent rental cash flow is interrupted by tenant default or other factors, or the cash that we must apply to manage properties or operations increases, these distributions may fluctuate. We also intend to distribute, at the time we sell properties, any net cash gain representing the difference between the sale price and the purchase price of properties.

Distributions to investors who elect to participate in a distribution reinvestment plan will be applied to the purchase of additional units. You should read the section of this prospectus entitled "Cash Distributions and Tax Allocations" for a more detailed description of how our cash is allocated between the interest of our managers and the interests of our investors.

RESERVES FOR OPERATING EXPENSES

Our managers expect that about 1% of the offering proceeds will initially be reserved to meet costs and expenses. To the extent that these reserves and any income are insufficient to defray our costs and other obligations, it may be necessary to sell properties, possibly on unfavorable terms. During the holding period of a property, we may increase reserves to meet anticipated costs and expenses or other economic contingencies. If our managers determine that reserves are not necessary for operations, the excess may be distributed to investors.

MANAGEMENT OF PROPERTIES

Our managers or their affiliates will manage each property, and enforce the lease obligations of the tenants. The managers will:

  negotiate disputes with tenants;

  relet and remodel properties;

  receive and deposit monthly lease payments;

  periodically verify payment of real estate taxes and insurance coverage; and

  periodically inspect properties and tenant sales records, where applicable.

because our properties will be net leased, the tenants will be responsible for most of the day-to-day on-site management, taxes, insurance and maintenance expenses of the properties.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

We will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of investors owning in the aggregate more than 50% of outstanding units, excluding units held by the managers and their affiliates.

THE PROPERTIES

We had not acquired any properties when this prospectus was printed. Our managers are continually evaluating properties for acquisition and engaging in negotiations with sellers, tenants and developers regarding the potential purchase of properties. Depending upon the amount of proceeds available from this offering, our managers intend to diversify the type and location of properties we acquire. We have not placed any limitations on the amount or percentage of assets that may be invested in any one property. Although we currently intend to purchase two or more properties with the net proceeds of this offering, we may purchase only a single property if, in our manager's judgment, that would be in the best interest of AEI Fund 25.

Our leases will provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, compliance with specifications, location, use, condition, quality, description or durability will be borne by the lessee. As is customary in commercial property transactions, most of our leases will provide for early termination upon the occurrence of events such as casualty loss or substantial condemnation. Some of our leases, particularly those for properties used in the sale of retail goods or services, will require that, as the landlord, we will bear the costs of maintaining the structural integrity of the building, including the roof and foundation.

ACQUISITION CANDIDATES

Many of our properties will be leased to tenants in the chain or franchise restaurant industry, although there is no prohibition on the acquisition of properties in other industries. Past programs that were sponsored by affiliates of our managers have invested approximately 71% of their proceeds in restaurant properties and we anticipate that at least this proportion would be invested in restaurant properties by AEI Fund 25, although we could invest more or less than this amount. Currently, we expect that we may also acquire a limited number of properties in the childcare or retail industries. Our managers intend to monitor industry trends and invest in properties that serve to provide the most favorable return balanced with risk.

The restaurant industry is a large and growing segment of the national economy. As the first two graphs below illustrate, annual sales of the top 100 restaurant chains exceeded $145 billion in 2001 and the number of units in this segment continue to rise. With a steady increase in the number of two-income families and a rapidly expanding senior citizen population, demographic trends are particularly favorable for the casual dining segment of the restaurant industry. As the third graph below illustrates, food purchased away from home has continued to increase.


[Graphs: Three graphs depicting the increase in chain restaurants' sales growth, chain restaurant units and consumer food dollars spent away from the home.]




Because  this industry is   highly  property-dependent, our  managers
believe it offers some of the best sale leaseback investment opportunities. Our managers believe that this industry includes a number of companies and franchisees with established track records that are attractive. Prior programs sponsored by our managers or their affiliates have invested in properties leased to entities, or franchisees of entities, such as Applebee's, Champps Arby's, Marie Callender's, TGI Friday's, Johnny Carino's and Perkins.


ACQUISITION CRITERIA

In determining whether a property may be a suitable acquisition, our managers will consider the following factors, among others:

  the creditworthiness of the lessee and the lease guarantor, if any, and their ability to meet the lease obligations;

  the terms of the proposed lease and guaranty, if any, including any provisions relating to rent increases and the passing on of operating expenses to tenants;

  the location, condition, use and design of the property and its suitability for a long-term net lease;

  the demographics of the community in which a property is located;

  the prospects for long-term appreciation of the property; and

  the prospects for long-range liquidity of the investment.


All property acquisition decisions made by our managers will involve balancing these factors with the economic characteristics, including rental return and purchase price, of each property to provide, in their judgment, the likelihood of a favorable return while minimizing risk of loss. In making these decisions, our managers may give more weight to some of the forgoing factors than others, and the weight attributed to any one factor may not be consistent among all properties acquired. Our success in achieving our investment objectives will, to a substantial extent, be dependent upon the considerable judgment exercised by our managers in making these decisions.

PROPERTY UPDATES

During the offering period, if there is a reasonable probability that a property will be acquired, we will supplement this prospectus to disclose important information about the property. Based upon the experience and acquisition methods of our managers, this will normally occur when a legally binding purchase agreement is signed for a property, but may occur sooner or later depending upon the circumstances involved.

Supplements to this prospectus will describe the property to be acquired, the proposed terms of purchase, the financial results of any prior operations of the property, and other information considered appropriate for an understanding of the transaction. Upon termination of this offering, no further supplements to this prospectus will be distributed, but we will continue to provide investors with acquisition reports containing substantially the same information regarding the properties acquired. You should understand that you should not rely on the initial disclosure of a proposed acquisition as our assurance that we will ultimately consummate the acquisition or that the information provided concerning an acquisition will not change between the date of this prospectus (or supplement) and the actual purchase date.


MANAGERS

FIDUCIARY RESPONSIBILITY

Our managers are accountable to us as fiduciaries and must exercise good faith in handling our affairs. Our managers have fiduciary responsibility for the safekeeping and use of all our capital and assets, whether or not in the managers' possession or control. Our managers are prohibited from employing, or allowing any other person or entity to employ, our capital or assets in any manner except for the exclusive benefit of our investors.

The managers will not be liable to us or our investors for acts or omissions which may occur in the exercise of their judgment, as long as their actions were made in the good faith belief that the actions were in the interest of AEI Fund 25 and not the result of negligence or misconduct. We will indemnify the managers for any claim or liability arising out of their activities on behalf of AEI Fund 25, unless the claim or liability was the result of negligence or misconduct.

In the opinion of the SEC, and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by our managers in connection with registration of the units, we will submit to a court of appropriate jurisdiction, after apprising such court of the position of the SEC and state securities administrators, the question of whether indemnification by it is against public policy and will be governed by the final adjudication of such issue.

MANAGEMENT

Our managers will have the sole and exclusive right, power and responsibility to manage our business. Among other powers, and subject to the restriction that financing not be obtained to acquire properties, our managers will have authority to borrow funds to meet our operating cash needs and to secure those borrowings with our properties. Our managers will make all of the investment decisions, including:

  decisions relating to the properties to be acquired;

  the method and timing of any refinancing of the properties;

  the selection of tenants;

  the terms of leases on the properties; and

  the method and timing of the sale of our interest in properties.

Our managers will coordinate and manage all of our activities, maintain our records and accounts, and arrange for the preparation and filing of all our tax returns. Some of the administrative and management functions to be performed by our managers may be delegated to their affiliates, provided that any compensation to affiliates of our managers is at cost. For these purposes, cost means the actual expenses affiliates incur in providing services, including:

  the salaries, fees and expenses paid to employees and consultants of our managers and their affiliates for work they perform on our behalf; and

  office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing those services.

Our managers allocate and charge us for a majority of these expenses based on the number of hours devoted by their employees to our affairs, as recorded on employee daily time records. They allocate some expenses at the end of each month based upon the number of our investors and our capitalization as compared to other programs that they manage.


BACKGROUND AND EXPERIENCE OF MANAGEMENT

AEI FUND MANAGEMENT XXI, INC.

AEI   Fund   Management  XXI,  Inc.,  our  manager,  is  a  Minnesota
corporation formed in 1994 to serve as a general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with investment objectives and structure similar to AEI Fund 25. In addition to AEI Income & Growth Fund XXI Limited Partnership, our manager serves as the general partner or managing member of AEI Income & Growth Fund XXII Limited Partnership, AEI Income & Growth Fund 23 LLC and AEI Income & Growth Fund 24 LLC, publicly syndicated real estate programs with similar structures and objectives.

The sole shareholder and director of our manager is Robert P. Johnson, who also serves as its President. Each of the officers of our manager also holds a position as an officer in the corporations formed to serve as general partners of prior funds sponsored by the managers and their affiliates. The officers and sole director of the manager are as follows:


Name                    Age                   Position
Robert P. Johnson       58    Sole Director, Chief Executive  Officer
                              and President

Patrick W. Keene        44    Chief  Financial Officer, Treasurer and
                              Secretary


ROBERT  P.  JOHNSON will also serve as our special  managing  member.
From 1970 to the present he has been employed exclusively in the investment industry, specializing in limited partnership investments. In that capacity, he has been involved in the development, analysis, marketing and management of public and private investment programs investing in net lease properties as well as public and private investment programs investing in energy development.

Since 1971, Mr. Johnson has been the President, a director and a registered principal of AEI Securities, Inc., which is registered with the Securities and Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities
Dealers,  Inc.  (NASD)  and  is a member of  the  Security  Investors
Protection Corporation (SIPC). Mr. Johnson has been President, a director and the principal shareholder of AEI Fund Management, Inc., a real estate management company founded by him, since 1978. Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships and a managing member of each of the limited liability companies set forth under "Prior Performance." Although not currently subject to any material contingent liabilities, Mr. Johnson could become subject to the claims of creditors as a general partner of such limited partnerships or other funds he manages.

PATRICK W. KEENE, CPA (inactive), is Chief Financial Officer Secretary and Treasurer of the manager and AEI Fund Management, Inc. He has been employed by AEI Fund Management, Inc. since 1986 and is responsible for all accounting functions, including coordination of reports to the SEC and investors.Prior to joining the company, he was with KPMG Peat Marwick Certified Public Accountants, first as an auditor and later as a tax manager.

SECURITY OWNERSHIP OF MANAGERS

Except for their interests as managing members of AEI Fund 25, none of the managers, the affiliates of the managers, nor the officers or directors of the managers, hold any units or other interest in AEI Fund 25. Although it is not currently anticipated that they will acquire units, the managers and their affiliates may acquire units on the same terms as other investors. Units acquired by the managers and their affiliates will not be considered in determining whether the minimum number of units has been sold.

AEI FUND MANAGEMENT, INC.

Most of our management services will be provided on behalf of our manager by AEI Fund Management, Inc., a Minnesota corporation having the same officers as the manager. AEI Fund Management, Inc. is a property and program management company that provides services to the real estate programs that are described under the caption "Prior Performance" below.

In addition to Mr. Johnson and Mr. Keene, AEI Fund Management, Inc. employs the following staff:



RICHARD J. VITALE, 35, a Certified Financial Analyst, is Executive Vice President of Strategic Business Development. He joined the company in 1992 and is responsible for organization and management of the selling groups and corporate market planning. He also serves as an assistant to the President. Prior to joining the company, he was with Burlington Northern Railroad in Ft. Worth, Texas, where he served as Corporate Treasury Analyst.



RONA L. NEWTSON, 45, a General Securities Principal, is the Compliance Manager. She joined the company in 1993 and is responsible for managing securities compliance requirements of affiliate companies and investment funds. Prior to joining the company, she was employed in a similar capacity with Heartland Realty Investors, Inc. in Minneapolis, Minnesota.



BARBARA J. KOCHEVAR, 42, a Certified Public Accountant, is the Acquisitions Closing Manager. She joined the company in 1996 and is responsible for the coordination and review of due diligence documentation for all net lease property acquisitions and is involved in the identification and negotiation of potential property acquisitions. Prior to joining the company, she was an Assistant Vice President of Commercial Real Estate Lending for Firstar Bank in St. Paul, Minnesota.



GEORGE J. RERAT, 39, is the Acquisitions Manager. He joined the company in 2001 and is responsible for developing and maintaining relationships with corporate sources of sale leaseback opportunities and the negotiation of acquisitions from those sources. Prior to joining the company, he worked for a number of years in the REIT industry.





DAWN E. CAMPBELL, 38, is the Senior 1031 Exchange Manager. She joined AFM in 1991 and is responsible for the management of 1031 tax deferred property sales. She has an extensive knowledge of 1031 exchange regulations and commercial real estate sales. Prior to joining the company, she worked in the mortgage banking industry as a mortgage loan underwriter.




MICHAEL B. DAUGHERTY, Esq., 46, is special real estate counsel to the company and its affiliates. He has been representing the company since 1987 and provides independent counsel to the acquisitions, lease management and property disposition departments in the evaluation, due diligence and contractual aspects of property transactions.




AEI Fund Management, Inc. employs approximately 34 persons, 4 of whom are engaged primarily in property acquisitions, 2 in property management, 5 in property sales, 7 in accounting and financial reporting, 8 in investor and dealer support services and 8 in general administrative services. Management services from AEI Fund Management, Inc. will be billed to us directly.

The sponsors are using AEI Fund Management XXI, Inc. as our managing member, rather than AEI Fund Management, Inc., which provides most of our services, because AEI Fund Management XXI, Inc. is an S corporation that produces more efficient tax consequences and because the sponsors believe it is advantageous to AEI Fund 25 to be able to change the entity that provides our services without resorting to the mechanisms in our operating agreement necessary to replace a managing member.

Our managing member may not withdraw from its position as a manager without providing investors, as limited members, at least 90 days written notice and providing a substitute managing member who is approved by vote of a majority of the units outstanding, excluding units held by the managing member and affiliates. Our special managing member may not withdraw during the first 24 months of our operations. Our operating agreement provides that either manager may be removed as a manager if a court determines that:

  the manager was grossly negligent in performing its obligations under our operating agreement;

  the manager committed fraud  against  our investors or AEI Fund 25;

  the manager committed a felony in connection with management of AEI Fund 25;

  the manager was in material breach of its obligations under our operating agreement; or

  the manager is bankrupt.

Our operating agreement also allows investors to remove and replace either of our managers by vote of the holders of a majority of the units, excluding units held by the manager.

PRIOR PERFORMANCE

During the past 28 years, Mr. Johnson and affiliates have syndicated 14 public and 14 private net lease property investment programs in the United States.

Since 1984, Mr. Johnson and affiliates have formed and syndicated 14 public real estate programs that have purchased, for cash, single tenant properties under long-term net leases. With the exception of size and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to AEI Fund 25. The public programs sponsored by Mr. Johnson and affiliates include the following:

FUND NAME                                     MONTH       CAPITAL
                                             OFFERING     RAISED
                                            COMPLETED

Net Lease Income & Growth
 Fund 84-A Limited Partnership             December 84   $ 5,000,000

AEI Real Estate Fund 85-A
 Limited Partnership                       June 85       $ 7,500,000

AEI Real Estate Fund 85-B
 Limited Partnership                       February 86   $ 7,500,000

AEI Real Estate Fund 86-A
 Limited Partnership                       July 86       $ 7,500,000

AEI Real Estate Fund XV
 Limited Partnership                       December 86   $ 7,500,000

AEI Real Estate Fund XVI
 Limited Partnership                       November 87   $15,000,000

AEI Real Estate Fund XVII
 Limited Partnership                       November 88   $23,388,700

AEI Real Estate Fund XVIII
 Limited Partnership                       December 90   $22,783,050

AEI Net Lease Income & Growth
 Fund XIX Limited Partnership              February 93   $21,151,928

AEI Net Lease Income & Growth
 Fund XX Limited Partnership               January 95    $24,000,000

AEI Income & Growth Fund XXI
 Limited Partnership                       January 97    $24,000,000

AEI Income & Growth Fund XXII
 Limited Partnership                       January 99    $16,917,222

AEI Income & Growth Fund 23 LLC            March 01      $13,349,321

AEI Income & Growth Fund 24 LLC              OPEN        $14,975,754


In total approximately 15,000 investors purchased interests in these programs for a total investment of $210,565,975.


The properties purchased by all of these programs were new, or recently constructed, net leased commercial properties. At December 31, 2002, these programs had purchased or contracted to purchase 182 properties for approximately $250,000,000. By cost approximately 70% were restaurants, 14% were childcare centers and 16% were other retail properties. At December 31, 2002, these programs had sold 103 properties for approximately $133,700,000. The following table sets forth the geographic distribution of the 182 properties purchased, or under contract for purchase, by prior public programs:


Alabama     4   Iowa           2   Montana         1   Pennsylvania    2
Arizona     5   Kansas         1   Nebraska        4   South Carolina  3
Arkansas    1   Kentucky       1   Nevada          3   Tennessee       3
California  4   Louisiana      4   New Hampshire   1   Texas          46
Colorado    7   Maryland       1   New Mexico      2   Virginia        5
Florida     6   Massachusetts  1   North Carolina  3   Wisconsin       5
Georgia     4   Michigan       8   North Dakota    1
Illinois    8   Minnesota     14   Ohio           19
Indiana     5   Missouri       6   Oregon          2


[Graphic: Map of United States showing states where AEI funds own properties]


Upon request, for no fee, the managers will provide any potential investor with a copy of the most recent Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for any of these programs and, upon payment of reasonable fees to cover postage and handling, a copy of any of the exhibits to such Form 10-KSB. These annual reports are also available at the SEC's web site at www.sec.gov.

During the three years ended December 31, 2002, affiliated public programs that were still operating acquired a total of 26 properties, including 14 restaurants, 11 childcare centers, and 1 other retail property. All of these properties were acquired for cash, without assumed or additional indebtedness. Of these properties, 14 were in midwestern states, six were in south central states, one was in a southeastern state, three were in western states and two were in eastern states. We have included more detailed information about these properties in tables that are in Part II of the registration statement that we have filed with the SEC and will provide those tables to you, without charge, upon request. Investors in AEI Fund 25 will not own any interest in any prior real estate program and should not assume that they will see returns, if any, comparable to those experienced in the prior real estate programs.

Of the 14 private real estate partnerships, nine were specified property offerings and five were "blind pool" offerings. In total approximately 400 investors purchased interests in the private partnerships for a total investment of approximately $27,000,000. As with this offering, the primary objective of the private partnerships
was  production  of  income  (not  tax  shelter)  by  investment   in
single-tenant properties that were located in various areas of the United States and that were leased on a "triple net" basis. Unlike this offering, however, all but six of the private partnerships acquired properties with indebtedness of up to 75% of the purchase price. The properties purchased by these partnerships were new, or recently constructed, commercial properties. At December 31, 2002, the private partnerships had purchased or contracted to purchase 37 properties for approximately $31,400,000. By cost approximately 58% were restaurants, 29% were childcare centers and 13% were other retail properties. At December 31, 2002, the private partnerships had sold 26 properties for approximately $14,900,000. The following table
sets   forth   the  geographic  distribution  of  the  37  properties
purchased,   or   under  contract  for  purchase,  by   the   private
partnerships:

Alabama     1   Georgia     1   Maryland        1   Ohio          3
Arizona     1   Illinois    1   Michigan        2   Pennsylvania  1
California  1   Indiana     1   Minnesota       8   Texas	      4
Colorado    3   Iowa        1   Nebraska        1   Wisconsin     1
Florida     4   Louisiana   1   North Carolina  1


The programs sponsored by the managers and their affiliates have owned some properties leased to tenants that failed to fully perform under the terms of their leases, including timely payment of rent. When a tenant defaults, the affiliates managing the properties take such action as they deem prudent in commercial lease transactions. Such actions may include termination of leases, in which the property may be relet to a new tenant or sold. When tenants fail to meet their lease obligations, rental payments will likely be interrupted. Although this interruption may cause a decrease in distributions of cash flow for a period of time, the programs have diversified their acquisitions. Because of this, no default, or series of defaults, has caused a public program sponsored by the managers to miss a quarterly cash distribution or to have inadequate cash to fund operations. It is a continuing objective of the managers to minimize tenant defaults through careful property evaluation of the creditworthiness of lessees and by renegotiating leases or locating new tenants with the intent of minimizing any interruption of rents. More detailed information about these properties is included in Exhibit B to this prospectus.

COMPENSATION TO MANAGERS AND AFFILIATES

AEI Fund Management XXI, Inc. and AEI Fund Management, Inc. will provide nearly all of the operational services we require and will be compensated accordingly. AEI Securities, Inc. will coordinate the sale of units and will receive commissions and expense allowances, most of which will be paid or "re-allowed" to other broker-dealers that solicit subscriptions for the program. AEI Fund Management, Inc. will provide administrative services and we will reimburse AEI Fund Management, Inc. for all of its expenses in furnishing services at its "cost," including a portion of its general expenses directly related to the furnishing of these services. In addition, AEI Fund Management XXI, Inc. and Robert P. Johnson, as our managing members, will receive an interest in net cash flow and net proceeds from sale of properties. Robert P. Johnson, the individual manager, is the sole shareholder and the chief executive officer of AEI Fund Management XXI, Inc., AEI Fund Management, Inc. and AEI Securities, Inc.

The following table describes the forms of compensation, distributions and cost reimbursements that we will, or may, pay to AEI Fund Management XXI, Inc., AEI Fund Management, Inc. and AEI Securities, Inc. for their services in connection with our organization, operation and liquidation, assuming the minimum 1,500 units and the maximum 50,000 units are sold. The following arrangements were formulated by our managers and are not the result of arm's-length negotiations.




   Person or               Form and Method              Estimated
     Entity                of Compensation                Dollar
   Receiving                                              Amount
  Compensation

                           Offering  Stage


AEI Securities, Inc    Selling Commissions and      $5,250,000  maximum   and
                       nonaccountable  expense      $157,500 minimum, all but
                       allowance equal to  10%      approximately  $1,500,000
                       of proceeds,  all  or a      (maximum)   and   $45,000
                       portion of which may be      (minimum)  of   which  is
                       reallowed    to   other      expected to be reallowed.
                       investment firms, and a
                       1/2%   due    diligence
                       allowance, a portion of
                       which will be reallowed
                       to   other   investment
                       firms.

Managers and           Reimbursement  at  cost      Estimated      $1,100,000
Affiliates             for  other organization      maximum    and    $67,500
                       and offering expenses(1).    minimum,  but  subject to
                                                    limitation  (2).     Most
                                                    organization and offering
                                                    expenses   are  paid   to
                                                    nonaffiliates.


                          Property Acquisition Stage


Managers and           Reimbursement at   cost      Estimated      $1,500,000
Affiliates             for   all   acquisition      maximum   and     $45,000
                       expenses (3).                minimum,  but  subject to
                                                    the limitation (3).


                           Operating Stage


Managers               Three  percent (3%)  of      Not presently determinable
                       net cash flow

Managers and           Reimbursement   at   cost    Estimated   $75,000    to
Affiliates             for  all   administrative    $450,000 for the first 12
                       expenses,  including  all    months  of operations and
                       expenses    related    to    $20,000  to $400,000 each
                       management and disposition   year   after  that.   The
                       of  properties   and  all    cumulative amount of such
                       other   transfer  agency,    expense reimbursements for
                       reporting,       investor    general  overhead  of the
                       relations   and     other    managers  and affiliates,
                       administrative functions(4). and for controlling person
                                                    expenses,  together  with
                                                    front-end fees and  sales
                                                    expenses, are  subject to
                                                    limitation (4).


                     PROPERTY SALE OR FINANCING STAGE

Managers               1% of distributions of net   Not presently determinable
                       net proceeds of sale until
                       investors have received an
                       amount   equal   to    (a)
                       their   "adjusted  capital
                       contributions," plus   (b)
                       an amount equal   to 7% of
                       their   adjusted   capital
                       contributions per   annum,
                       cumulative      but    not
                       compounded, to the  extent
                       not previously distributed.
                       10%  of  distributions  of
                       net  proceeds   of    sale
                       thereafter.


1. Includes federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid to non-affiliates.

2. To the extent organization and offering expenses, including payments to AEI Securities, Inc. and third parties, when added to Acquisition Expenses exceed 20% of the capital contributions, they will be borne by the managers.

3. Acquisition expenses include amounts paid for legal fees, travel and communication, appraisal costs, accounting fees, title expenses and other expenses in acquiring properties. These expenses will be paid at "cost," which includes the time spent by the manager's employees in performing these services.

4. Subject to the limitations set forth in Section 6.2b of the Operating Agreement, we will reimburse our managers and their affiliates at cost for administrative expenses in managing all our operations. These expenses include costs they incur in providing services for the acquisition, leasing and operation of our properties, including:

     the   salaries,   fees  and  expenses  paid  to  employees   and
     consultants of our managers and their affiliates for work they perform on our behalf; and

     office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing such services.

Our managers allocate and charge us for a majority of these expenses based on the number of hours devoted by their employees to our affairs, as recorded on employee daily time records. They allocate some expenses at the end of each month based upon the number of our investors and our capitalization as compared to other programs that they manage. Our managers have committed that they will not obtain expense reimbursements for general overhead and for controlling person expense to the extent the reimbursements exceed, together with Front-End Fees and sales expenses, the sum of 20% of capital contributions, 1% of revenues from properties, plus 3% of revenues for the first five years of each lease, a 3% sales commission, and 7% of net cash flow.

We will not pay real estate commissions to our managers or their affiliates for the purchase or sale of any of our properties. We will, however, compensate our managers and their affiliates at their cost, subject to the limitations set forth in the preceding table and in Section 6.2 of our operating agreement, for all expenses they incur in connection with the purchase and sale of properties. These expenses may include bonus compensation to non-controlling employees. We will not pay acquisition fees to our managers. Further, we will not compensate our managers or their affiliates for services not described in the table above and will not allow the managers to receive any rebates or engage in reciprocal business arrangements through AEI Fund 25.


CONFLICTS OF INTEREST

AEI Fund 25 will not have any employees, but instead will be dependent upon its managers, and particularly on AEI Fund Management, Inc. an affiliate of its managers, for most of the services required for its operations. Robert P. Johnson, our special managing member, is also the President, CEO, director and sole shareholder of our managing member, AEI Fund Management, Inc., and AEI Securities, Inc., the dealer manager. Our investors will not have any interest in any of these entities and will not be in a position to control their activities. The interlocking interests of our managers and affiliated entities create a number of conflicts of interest, including the following:

LACK OF ARM'S-LENGTH NEGOTIATIONS WITH MANAGEMENT
Our managers will receive substantial reimbursements for the cost of providing services to AEI Fund 25 and may realize income from AEI Fund 25 during our operations and upon our liquidation. Our agreements and arrangements with the managers and with their affiliates, including those relating to compensation, were not negotiated at arm's-length. Although the aggregate amount of reimbursements our managers may receive is limited by our operating agreement, the amount of services that our managers provide, and therefore the amount of reimbursement they receive within these limits, will be determined in the first instance by our managers. Our managers believe that payment for services based on actual reimbursement of costs allows AEI Fund 25 to operate with lower overall administrative expense than would occur if they were reimbursed based on the fixed fees represented by the limits placed in the operating agreement. Further, and consistent with their fiduciary obligations, the managers believe that their interest in cash flow provides an incentive not to overcharge AEI Fund 25, and the managers intend to make decisions regarding allocation of services in the best interest of AEI Fund 25.

The interests of our managers and our investors with respect to the timing and price of any sale of our properties may also conflict because a significant portion of our managers' compensation will not be payable until the sale of properties. Nevertheless, our managers believe their inability to share substantially in sale proceeds unless there is significant appreciation in the value of the properties provides an incentive to maximize proceeds both to the managers and the investors.

OTHER REAL ESTATE ACTIVITIES OF MANAGERS
Our managers and their affiliates are actively engaged in the commercial real estate business as general partners or managing members in 13 other operating publicly syndicated, and three privately placed programs. Mr. Johnson also intends to offer additional real estate programs in the future through companies with which he is affiliated. We will not have independent management but will rely on our managers and their affiliates for our operations. Our managers will devote only so much of their time to our business as, in their judgment, is reasonably required and are not required to devote any minimum amount of time to our operations. We anticipate that, although Mr. Johnson may devote approximately 30% of his time to our business while we are offering units and acquiring property, he may devote less than 10% of his overall work time after properties are acquired. The allocation by our managers of their time, services and functions among current programs and future programs they might sponsor, as well as other business ventures in which they may be involved, may create conflicts of interest. Our managers believe that they have, or can retain directly or through affiliates, sufficient staff to be fully capable of discharging their responsibilities to all programs with which they are affiliated.

COMPETITION WITH MANAGERS AND OTHER AFFILIATED PROGRAMS FOR PURCHASE AND SALE OF PROPERTIES
Our managers and their affiliates may engage in other business ventures, including forming and sponsoring other public or private programs, and neither AEI Fund 25 nor any of our investors will be entitled to any interest in those programs.

It is possible that we will periodically have money available to acquire additional properties at the same time as other programs sponsored by our managers or their affiliates. If this happens, conflicts of interest will arise as to which program should acquire a particular property. Our managers will review the investment portfolio of each program and will make a decision as to which program will acquire the property on the basis of several factors, including:

  the cash flow requirements of each program;

  the degree of diversification of each program;

  the estimated income tax effects of the purchase on each program;

  the amount of funds available to each program; and

  the length of time such funds have been available for investment.

If funds are available in two or more programs to purchase the same property, and the factors enumerated above have been evaluated and deemed equally applicable to each program, the property will be acquired by the program that first reached its minimum investment level. Any other conflicts will be resolved by our managers in their sole discretion.

Conflicts of interest may arise when we attempt to sell or rent our properties. Our managers may sell less than a 100% interest in a property and we may then own a fractional interest in that property. Our managers may be forced to choose between selling a property we hold and a property held by the manager or by an affiliated program. Such conflicts will be resolved by our managers, in their sole discretion, after consideration of the investment objectives of the program holding the property and the length of time until the planned final disposition of properties. Our managers may allow the sale of a fractional interest they hold or that is held by an affiliated program prior to the sale of an interest we hold. We cannot assure you that the terms of sale of all fractional interest in a property sold at different times will be the same.

POSSIBLE JOINT INVESTMENT WITH AFFILIATED PROGRAMS

We may invest in property jointly with another program sponsored by our managers or their affiliates under the conditions described in "Investment Objectives and Policies-Joint Venture Investments."
Although we may make these joint investments only with another program with similar investment objectives and compensation structure, the programs may have different objectives with respect to the timing of disposition of the properties or the level of short-term, versus long-term income from the properties. The same personnel from our managers and their affiliates will make all of the decisions for the joint investment and may have conflicting duties to act for the benefit of AEI Fund 25 and for the other program that is party to the joint investment. In such a situation, conflicts of interest could arise between the joint venture partners.

MANAGER'S REPRESENTATION OF FUND IN AUDIT PROCEEDINGS

Our managing member will act as the "tax matters partner" pursuant to
Section 6231 of the Internal Revenue Code. This grants our manager discretion and authority regarding extensions of time for assessment of additional tax against the investors related to our income, deductions or credits and for settlement or litigation of controversies involving such items. The positions taken by the manager on tax matters may have differing effects on the managers and our investors. It is possible that in some disputes, such as disputes over whether allocations in our operating agreement should control tax allocations, the interests of our managers will actually be adverse to the interests of our investors. Any decisions made by our managers with respect to these matters will be made in good faith consistent with its fiduciary duties to us and our investors. Our manager member, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in our best interests and subject to the indemnification and exculpation language contained in our operating agreement, may be entitled to indemnity for liability incurred as a result of their actions on tax matters. See Exhibit A,
Section 6.4 at Page A-14.

LACK OF SEPARATE REPRESENTATION

Our managers and our investors are not represented by separate counsel. Our managers' counsel will provide services to the managers relating to AEI Fund 25. The attorneys and accountants who will perform services on behalf of the managers also perform services for AEI Securities, Inc. and other affiliates of the managers. Without independent legal representation, you might not receive legal advice regarding matters that might be in your interest but contrary to the interest of our managers and their affiliates. Should a dispute arise between AEI Fund 25 and our managers or their affiliates - or should negotiations or agreements between AEI Fund 25 and our managers, other than those existing or contemplated on the effective date of this prospectus, be necessary - our managers will cause AEI Fund 25 to retain separate counsel. Any future agreement between AEI Fund 25 and the managers or their affiliates will provide that it may be terminated at the option of AEI Fund 25 upon 60 days' notice without penalty to AEI Fund 25.

AFFILIATION OF SELLING AGENT

AEI Securities, Inc., an affiliate of our managers, is serving as "Dealer-Manager" for the offering of units. Normally, the dealer manager or underwriter of securities would perform an arms-length investigation of an issuer of securities to make certain that the offering and related documents are accurate and complete. In our case, the "due diligence" investigation customarily performed by an underwriter is being performed by an affiliate of the managers. AEI believes, however, that such due diligence has, in fact, been exercised. Moreover, under Rule 2810(b)(2) of the NASD Conduct Rules, each investment firm that sells units has an obligation to make an appropriate independent inquiry about the offering.

EXPENSE REIMBURSEMENTS

Our managers and their affiliates are reimbursed at their cost for the services they perform on our behalf. The aggregate cost of such reimbursements can be as much as the fees and increased interest in net cash flow interest the managers are allowed to be paid under applicable state regulation.

CASH DISTRIBUTIONS AND TAX ALLOCATIONS

CASH DISTRIBUTIONS

Our managers intend to make distributions of available net cash flow, if any, within 30 days after the end of each fiscal quarter. Our objective is to acquire net leased properties that will generate partially "tax deferred" cash distributions to you because of the depreciation deductions that the properties will generate. Any net cash flow from operations for each fiscal year will be distributed 97% to investors and 3% to our managers.

When we refinance, sell or otherwise dispose of any of our properties, we are allowed to reinvest the net proceeds from the sale or refinancing in other properties. If we do not reinvest, we will distribute the net proceeds from the sale or refinance as follows:

  first, 99% to the investors and 1% to the managers until the investors have received an amount from net sales proceeds equal to the total of their capital contributions (adjusted for previous distributions from sale) plus an amount equal to a 7% per annum return on their adjusted capital contributions, cumulative but not compounded, to the extent the 7% return has not been previously distributed to them from sales proceeds or cash flow; and

  any remaining balance will be distributed 90% to the investors and 10% to the managers.

The 1% unsubordinated interest in net proceeds of sale received by our managers for a $1,000 capital contribution is not proportionate to the interest that would be received by an investor with the same capital contribution.

TAX ALLOCATIONS

For income tax purposes, we will allocate all income, profits, gains and losses for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any property, as follows:

  net loss will be allocated 99% to the investors and 1% to the managers so long as the investors have positive balances in their capital accounts. If their capital accounts are reduced to zero, all losses will be allocated to the managers; and

  net income will be allocated 97% to the investors and 3% to the managers.

For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

  first, to and among the investors in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances);

  then, 99% to the investors and 1% to the managers until the balance in each investor's capital account equals the sum of such investor's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such investor's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed; and

  the balance of any remaining gain will then be allocated 90% to the investors and 10% to the managers.

For income tax purposes, any loss on the sale, exchange or other disposition of any property shall be allocated 99% to the investors and 1% to the managers.



INCOME TAX ASPECTS

Federal income tax laws and regulations as they apply to us are complicated and are only summarized below. You should realize that consultation with your own advisor may be necessary to understand the tax implications of an investment in AEI Fund 25 on your personal tax situation and that periodic consultation about changes in tax laws may be necessary because of future changes in statutes and regulations or in interpretations by courts or state and federal tax authorities.

OPINION OF COUNSEL

Dorsey & Whitney LLP, counsel to our managers, has rendered an opinion on the material federal tax issues relating to an investment in our units that involve a reasonable possibility of challenge by the Internal Revenue Service. Where such an opinion cannot be rendered with respect to a material tax issue, Dorsey & Whitney LLP has described the reasons for its inability to opine. As described below, counsel has not rendered an opinion on federal tax issues whose outcome depends upon facts and circumstances that will be determinable or will arise only in the future. In particular, counsel has rendered no opinion with respect to the probable outcome of:

  whether our allocation of basis among buildings (the cost of which is depreciable), personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable) will be upheld;

  whether we will be characterized as a "dealer" in real estate at the time of sale or disposition of our properties;

  whether the leases we enter into will be "true leases" or will be "stepped payment leases" for purposes of determining whether we will be considered an "owner" of properties entitled to take depreciation and other deductions and for purposes of the timing of recognition of rental income; and

  whether  our allocation of start-up, organization, syndication  and
  acquisition   expenses   for   purposes   of   the   deduction   or
  capitalization of such expenses will be upheld.

Where counsel has not issued an opinion because the factors relevant to the issue involved cannot be determined at this time, depend on an investor's tax situation, or turn on aspects of law that are at present uncertain, no inferences should be drawn as to any possible legal outcome. Furthermore, as explained below in more detail under "Allocation," because of the uncertainty in the law regarding whether allocations made to members of a limited liability company treated as a partnership for tax purposes such as AEI Fund 25 will have "substantial economic effect," counsel has rendered a qualified opinion as to whether allocations made to investors under the operating agreement will be respected for tax purposes.

Subject to the information contained in this prospectus and in counsel's opinion (a copy of which is filed as Exhibit 8 to the registration statement that has been filed with the SEC), counsel has advised AEI Fund 25 that in the aggregate any material tax benefits, that are a significant factor of the fund will more likely than not be realized. An opinion of counsel represents only such counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that the conclusions reached in an opinion would be sustained by a court if challenged by the IRS. Therefore, investors will assume the risks of a challenge by the IRS of the tax interpretations set forth herein or otherwise made by AEI Fund 25 or the managers and the risks of changes in tax laws, rules, regulations and interpretations.

GENERAL

We have not been formed to serve as a "tax shelter." We provide a tax advantaged form of investment primarily because:

  we   avoid  two  levels  of  taxation  by  using  a  "pass-through"
  organizational structure;

  we "defer" some taxes because some of the income that we may generate in early years may be offset for tax purposes by non-cash depreciation and amortization charges; and

  most of the income (from rents) that we may generate is "passive income" against which investors may be able to offset passive losses from other sources.

There are, however, a number of factors that can affect our ability to achieve these benefits, the timing of the benefits and the taxes you might have to pay. These are described below.

PARTNERSHIP STATUS

We have been formed as a limited liability company to allow our investors to obtain a direct pass-through of their pro rata share of our operating results. Under the Internal Revenue Code and applicable IRS regulations, no federal income tax is payable by a limited liability company that does not elect to be taxed as a corporation and is not a "publicly traded partnership." Each investor and manager is required to report on his or her federal income tax return his or her share of our profits, losses, gains, income, deductions and credits. Subject to limitations, including limitations on passive activity losses, each investor and manager may deduct his or her share of our losses, if any, for any fiscal year on his or her individual return to the extent of the adjusted basis of his or her interest in AEI Fund 25 as of the end of such year. Likewise, each investor and manager must include his or her share of our taxable income for each year on his or her return whether or not the investor or manager has received cash distributions from us during the year.

We have received an opinion from our managers' legal counsel that we will be treated as a partnership for federal income tax purposes and will not be treated as an "association" taxable as a corporation. In rendering this opinion, counsel has relied on the existing tax regulations and our representation that we will not, for any period, elect to be treated as an association taxable as a corporation.

Under the Internal Revenue Code, if AEI Fund 25 were classified as a "publicly traded partnership," it would be taxed as a corporation, unless 90% or more of its income was from passive-type investments. If it were taxed as a corporation, the Fund would be taxed on any income it generated, and that income would be taxed again when distributed to investors in the form of dividends. Moreover, the income distributed to investors would be treated as "portfolio income" and could not be offset by passive losses.

IRS Regulations provide several "safe harbors" from publicly traded partnership status for partnership interests that are not traded on an established securities market or readily tradable on a secondary market or the substantial equivalent. On the basis of these safe harbors, and based on the provisions of our operating agreement, and provided transfers of interests are made only in accordance with those provisions, counsel to our managers is of the opinion that we will not be considered a publicly traded partnership.

FACTORS  THAT MAY AFFECT THE AMOUNT, TIMING AND ALLOCATION OF  INCOME
AND LOSSES

ALLOCATIONS

Our operating agreement allocates to each investor and manager his or her distributive share of income, gain, loss, deduction, or credit. Whether these allocations will be respected for federal income tax purposes depends upon whether they have "substantial economic effect" under applicable IRS regulations. If the allocations do not have substantial economic effect, the distributive share of income, gain, loss, deduction, or credit of each investor and manager will be determined in accordance with the interest in AEI Fund 25 they hold rather than in accordance with the contractual allocation.

Because the application of the law concerning substantial economic effect to the allocations that may be made under our operating agreement is uncertain, counsel has not rendered an unqualified opinion concerning whether the allocations made to investors will be respected. Nevertheless, assuming that all investors and managers have positive balances in their capital accounts (determined after adjusting capital accounts as provided in our operating agreement) throughout our existence and that the after-tax economic consequences of the allocations made in our operating agreement do not violate the "substantiality" requirement imposed by IRS regulations, counsel is of the opinion that it is more likely than not that allocations made under the operating agreement will have substantial economic effect. Counsel is unable to render an opinion on the allocation of losses or deductions where the investors have negative balances in their capital accounts, because the operating agreement does not contain an unconditional obligation to restore the deficit balance.

DEPRECIATION DEDUCTIONS

The Internal Revenue Code allows a taxpayer to claim depreciation deductions on property used in a trade or business or held for the production of income. As a general rule, the cost of acquiring or constructing property, including incidental costs, may be included in the taxpayer's tax basis for purposes of computing these deductions. We will claim depreciation, cost recovery and amortization deductions on the properties we acquire. Although these deductions will reduce our taxable income, they will also reduce our adjusted basis in the properties, and increase the potential gain (or decrease the potential loss) when the properties are sold.

Because they will consist solely of commercial properties, we will depreciate most of our real property over 39 years using the straight-line method (although some of our property may be tax-exempt use property that must be depreciated over a 40-year period). A small portion of the properties we purchase is expected to be fifteen-year or five-year recovery property.

Allocation of the purchase price of a property among the various depreciable and non-depreciable assets is a factual question, and we cannot assure you that the allocations made by our managers will be accepted by the IRS. Because none of our properties have been acquired and the issue depends on facts that are not yet determined, counsel has not rendered an opinion on this issue. Adjustment of the allocation of the purchase price of a property could decrease depreciation deductions thereby increasing taxable income or decreasing losses we recognize and pass on to our investors.

THE FORM OF OUR LEASES

Although we anticipate that we will be treated as the "owner" of our properties, the IRS has taken the position in some situations that lease transactions should be treated as financing transactions. If one of our leases were to be considered a financing transaction for federal income tax purposes, we would not be treated as the owner and would not be entitled to take depreciation and other deductions on our investment. Although we intend to use leases that will result in our being treated as the owner of the leased property, because we have not yet entered into any leases, counsel has not expressed an opinion on our status as owner and lessor of properties.

Further, a lessor may be required to accrue rental income for income tax purposes during a taxable period in amounts that differ from the actual rental payments received. This can occur if (1) rental payments are made after the close of the calendar year following the calendar year in which the use of the property occurs, or (2) rental payments increase over the term of the lease. Prior programs sponsored by our managers have entered into leases of this type. In certain instances, these agreements may require accrual of a constant amount of rental income despite changes in rental rates or may require recapture on the disposition of the property subject to the lease. Because we have not yet entered into any leases, we cannot tell you whether this treatment will apply. If we enter into a lease that requires accrual of a constant amount, such an accrual could result in recognition of a greater amount of income than we receive in some years.

ORGANIZATION AND SYNDICATION COSTS AND OTHER PAYMENTS TO OUR MANAGERS

Our managers and their affiliates will be reimbursed for costs they incur on our behalf. These reimbursements will include the costs of forming, managing and selling units in AEI Fund 25, and related general and administrative costs. Our managers will categorize these reimbursements as start-up, syndication, organization, management or acquisition costs. Although the Internal Revenue Code allows deduction of amounts paid to organize AEI Fund 25 or to create an active trade or business over a period of not less than 60 months, it does not allow deduction of amounts paid to issue or market the units. There can be no assurance that the IRS will accept our managers' determination of the classification of costs, and because the issue is factual in nature, counsel to the managers has not issued an opinion on this issue.

Expenses  to  acquire  properties will  generally  be  added  to  the purchase price and deducted over their useful lives. All other reimbursements will be deducted as management expenses. Although our managers believe that the management expenses for which they will be reimbursed will be deductible and will be paid for necessary and ordinary services rendered, the IRS could assert that some of those expenses are not currently deductible. Counsel has not issued an opinion on the deductibility of these expenses because their deductibility depends upon a factual issue.

BASIS OF FUND INTEREST

Subject to the "at risk rules" and the "passive activity loss limitations" that are described in greater detail below, an investor will generally be allowed to deduct his or her share of our losses, if any, to the extent of the adjusted basis in the investor's units. Each investor's adjusted basis of the units initially will include the investor's investment plus the investor's pro rata share of indebtedness as to which neither AEI Fund 25 nor any investor is personally liable. Under the "at risk" rules, a taxpayer cannot deduct losses arising from an activity, including the activity of holding real property, to the extent the losses exceed the aggregate amount with respect to which the taxpayer is financially "at risk" in such activity. Generally, a taxpayer is "at risk" in the amount of the investor's investment plus the investor's share of recourse liabilities and "qualified nonrecourse liabilities."

An investor's adjusted basis of his or her units will increase by the investor's share of our income for each year and decrease by his or her share of our losses and by distributions of cash and other property we make to the investor. The investor's share of any reduction in principal of our indebtedness will be treated as a distribution of cash to the investor. The adjusted basis of an investor's units may not be reduced below zero. In the event that the amount of losses allocated to an investor for any fiscal year exceeds the investor's available basis of his or her units, the excess losses may be carried forward to the time, if ever, that the basis is sufficient to absorb the excess losses.

Distributions of cash to an investor that are made when we are liquidating will, in most cases, be treated as a return of capital for tax purposes to the extent of an investor's adjusted basis in his or her units and serve to reduce basis by an amount equal to the cash distributed. If the cash distributed exceeds the investor's adjusted basis of her or his units prior to distribution, the investor will recognize taxable gain in the amount of the excess.

SALES OF FUND PROPERTY AND FORECLOSURE

If we sell a property, gain will be recognized to the extent that the amount realized from the sale exceeds our adjusted basis in the property and loss will be recognized to the extent that the adjusted basis of the property exceeds the amount realized. The amount realized from the sale of a property includes all cash received, all liabilities assumed and the fair market value of all property received other than cash. In general, investors will also recognize taxable gain on foreclosure of a mortgage securing a property to the extent the foreclosed liability exceeds the adjusted basis of the property. If property is sold within one year after it is acquired, gain, if any, will be treated as ordinary income.

Under certain circumstances, the sale of property may not generate net cash proceeds in amounts sufficient to cover the tax liabilities created for the investors. These circumstances might include:

  the sale of a property on adverse terms, i.e., for gross proceeds that exceed the depreciated book value of the property by an amount significantly greater than the net proceeds after payment of the remaining principal amount of the related mortgage or deed of trust;

  the sale or transfer of a property pursuant to foreclosure; or

  the sale of a property for proceeds that include illiquid assets, such as promissory notes of the purchaser.

Any gain or loss on the sale or other disposition of (a) property that is held by AEI Fund 25 as a "dealer" or (b) property that is neither a capital asset nor a Section 1231 asset will be taxed as ordinary income or loss.

LIQUIDATION

When we are liquidated, you will recognize taxable gain to the extent that any money distributed to you exceeds the adjusted basis of your units. You will recognize a loss only if you receive liquidation distributions consisting solely of money, unrealized receivables or inventory items and then only to the extent that the adjusted basis of your units exceeds your basis in the items we distribute.

SALE OF YOUR UNITS

Unless you are a "dealer" in securities, gain or loss on sale or disposition of your units will be treated as capital gain or loss. You might have to report ordinary income, however, to the extent that:

  we have "unrealized receivables and inventory items" at the time you sell your units, including depreciation recapture property or items that are not a capital asset or because we are considered a "dealer" in such property;

  we have nonrecourse partnership liabilities on properties at the time of your sale that would create additional gain or ordinary income for you. Your gain on the sale or exchange of units can exceed the cash proceeds from the sale, and the income taxes payable with respect to such gain also may exceed the cash proceeds.

  you make a gift of your units at a time when your share of our nonrecourse liabilities exceeds your basis of the units.

Because of the complexities and added expense of the tax accounting required to implement special elections to adjust the basis of a transferee of units in those units, we do not intend to make a "Section 754" election when an investor sells units. You may have greater difficulty selling your units or may realize a lower sales price because the purchaser will obtain no current tax benefits from his investment to the extent that his cost of the investment exceeds his allocable share of AEI Fund 25's basis in its assets.

LOSSES AND CREDITS FROM PASSIVE ACTIVITIES

Our manager intends to conduct our operations in a manner that will cause most of the income you derive from our real estate rental activities to constitute "passive activity income." Although their opinion is qualified because we have not purchased properties and they cannot determine whether the properties will be considered used in a trade or business rather than held for investment, our managers' counsel has rendered an opinion that it is more likely than not that our income from rental activities will constitute passive activity income. Under the Internal Revenue Code, losses and credits from a "passive activity" are deductible only against the income and gain from other passive activities. Passive activity losses that are not deductible are carried forward and become deductible against future passive activity income or when the taxpayer liquidates his or her interest in the activity. When you dispose of our units or we are liquidated, any passive activity losses that you have not deducted, together with any losses caused by the disposition or liquidation, will be deductible: (1) first against passive income or gain from AEI Fund 25, (2) next against income or gain from other passive activities and (3) lastly against any other income or gain.

The interest income we earn on the investment of the proceeds of this offering before we purchase properties and the interest income we earn on other working capital investments will be treated as portfolio income. You will not be able to deduct losses from passive activities (for example, our rental activities) from your share of income we derive from these portfolio income items. Although counsel cannot evaluate the investments we may make and therefore cannot determine in advance whether the income the properties may generate will be portfolio income, we have received an opinion of counsel to our managers that it is more likely than not that interest income on short-term investments and on working capital investments will be portfolio income.

MINIMUM TAX

Passive losses, such as operating losses we may generate, are not allowed as a deduction from alternative minimum taxable income to the extent they exceed alternative minimum taxable income from passive activities. The amount of any passive loss that is disallowed is determined after computing all preferences and making all other adjustments to income that apply for minimum tax purposes. Thus, the amount of suspended losses attributable to passive activities may differ for minimum and regular tax purposes. You should consult you tax advisor about the effect of the alternative minimum tax on your tax position.

TAX AUDIT, RETURNS AND PENALTIES

Our manager will arrange for the preparation and filing of all our tax returns. The manager also will serve as the "tax matters partner" under the Internal Revenue Code. As tax matters partner, our manager will have discretion and authority regarding extensions of time for assessment of additional tax against you caused by AEI Fund 25 and regarding settlement or litigation of controversies involving federal tax. This is significant because controversies regarding determination of taxable income will be resolved, under regulations, through settlement or litigation at the AEI Fund 25 level. You will be required to report any item of income, gain or loss consistently with the way we report the item, unless you include a specific explanation of the inconsistency in your income tax return.

If you have an interest of 1% or more in our revenues you will receive notice of any tax controversy from the IRS. You will have the right to participate in settlement or litigation of any tax controversy if such right is exercised timely. If you do not reserve your right to reject settlements accepted by our manager, you will be bound by the settlement. All investors will be bound by the outcome of any litigation that may result. The IRS may assess penalties against you for understatement of tax if there was not "substantial basis" for the treatment claimed by AEI Fund 25.

FOREIGN INVESTORS

Although this discussion is not intended to describe foreign or federal tax consequences of an investment in AEI Fund 25 by foreign investors, you should understand that the Foreign Investment in Real Property Tax Act of 1980 taxes nonresident aliens and foreign corporations on gains from the disposition of United States real property interests as if the taxpayers were engaged in a trade or business in the United States. If we dispose of properties or if a foreign investor disposes of units in AEI Fund 25, the foreign investor may be subject to tax and withholding as a result of the disposition.

We are required to withhold federal income tax on income allocable to foreign investors (rather than amounts actually distributed to them). The rates of withholding are 35% of the amount of income allocable to a foreign investor that is a corporation and 38.6% of the amount of income allocable to any other foreign investor. We are obliged to make estimated quarterly withholding payments based on annualized taxable income.

STATE INCOME TAXES

This prospectus does not summarize the state income tax consequences of owning a unit in the various states in which investors may reside or of owning property in the various states in which we may acquire properties. You should consult with your own tax counsel about the state income tax consequences in your state of residence.

RESTRICTIONS ON TRANSFER

We do not expect a public market for the units to develop. You should not expect to be able to easily sell your units or use them as collateral for a loan. If you wish to transfer units, you might not be able to find a buyer due to market conditions or the general illiquidity of the units. Moreover, if you are able to sell units, depending upon the price negotiated, you might receive less than your original investment. We cannot assure you that the units can be resold for their original purchase price.

Our operating agreement allows transfers, other than "permitted transfers," only if they comply with certain safe harbors created by the IRS from treatment of AEI Fund 25 as a "publicly traded partnership" for tax purposes.

Our operating agreement also prohibits us from transferring units that you sell unless you confirm, directly and not through a power of attorney, that you know the most recent repurchase price that we were offering prior to the completion of the transfer. The operating agreement provides that your agreement to sell your units without this information is void. Our operating agreement requires this information because our managers believe that investors in affiliated funds have been defrauded into selling units at well below their value by persons who withheld this information.

You must also provide us with 15 days written notice before you can complete a sale of your units. We have the right to purchase your units on the same terms you propose to sell them to a third party by notifying you in writing during this 15 day period. This may render it more difficult for you to sell your units.

Under our operating agreement, we will require any substituted investor to agree in the instrument of assignment to become an investor and to pay reasonable legal fees and filing costs in connection with his substitution as an investor. We will recognize transfers of units only as of the last day of the month in which we receive written evidence regarding the assignment in form satisfactory to our managers.

SUMMARY OF OPERATING AGREEMENT

Your rights as a member in AEI Fund 25 are established and governed by the operating agreement that is enclosed with this prospectus as Exhibit A. The subscription agreement that you must sign to invest includes a power of attorney that gives our managers the power to sign the operating agreement on your behalf.

This section of the prospectus, together with the sections referenced in the next paragraph below, summarizes all of the material provisions of the operating agreement. It is not, however, as complete or as detailed as the operating agreement itself. You should carefully review the operating agreement with your advisors.

Some provisions of the operating agreement are described in other sections of this prospectus:

  For a discussion of compensation and payments to our managers and their affiliates, see "Compensation to Managers and Affiliates."

  For a discussion of the distribution of cash and the allocation of profits and losses for tax purposes, see "Cash Distributions and Tax Allocations."

  For a discussion of investment objectives and policies, see "Investment Objectives and Policies."

  For  a  discussion of the liability of our managers for their  acts
  or   omissions  and  the  indemnification  of  the  managers,   see
  "Managers-Fiduciary Responsibility."

  For a discussion of rights of our managers to withdraw, or of our investors to remove a manager, see "Managers-Management."

  For a discussion of the reports to be received by the investors, see "Reports to Investors."

TERM AND DISSOLUTION

Our operating agreement provides that we will be dissolved and liquidated at any of the following times or events:

  December 31, 2053;

  the decision of investors holding a majority of the units;

  the final sale or disposition of our assets;

  the final decree of a court that dissolution is required under law; or

  if all our managers withdraw or are expelled and no successor is appointed.

RETURN OF CAPITAL

Prior to dissolution and liquidation, you will not have the right to demand the return of your investment unless we are unable to fully utilize the offering proceeds, either by purchasing properties or through joint ventures with other similar programs.

VOTING RIGHTS

As a limited member, you will have the right to vote on and approve the following matters:

  amendments to our operating agreement;

  removal of either or both of our managers;

  election of a new manager;

  the sale of all or substantially all of our assets;

  dissolution by our members; or

  changes in our investment objectives.

Investors may vote at a meeting or by written consent. In either case, the vote of the holders of the majority of the units outstanding will decide each matter, except that any amendment to the operating agreement that adversely affects our managers may not be approved without their consent.

MEETINGS

Periodic meetings of our investors are not required and we currently do not intend to hold meetings. Our managers may, however, call a meeting at any time and are required to call a meeting if investors holding at least 10% of the units properly request a meeting. After receipt of a request for a meeting, our managers are required to send notice to all investors of the meeting within 10 days and hold the meeting at the time requested (which must be more than 15 days and less than 60 days after the request).

REPURCHASE OF UNITS

Starting 36 months after the date of this prospectus, and subject to certain conditions discussed in the operating agreement, we will repurchase an investor's unit(s) upon a proper written request. The repurchase price will be equal to 80% of the net value per unit, as estimated by our manager. For these purposes, our manager will base the net value per unit on the discounted present value of the rental income from properties, on the most recent price at which units have been purchased by third parties, or such other method as it believes is reasonable.

Our managers will calculate and make available to you as soon as possible after the first business day of January and July of each year the price at which units may be presented for repurchase. Our obligation to repurchase units is limited in any year to 2% of the number of units outstanding at the beginning of the year of repurchase.

You will be allowed to present your units for repurchase during two different periods in each year. If you want your units repurchased, you must submit notification of the number of units you want repurchased on a form provided by our manager. You must mail the notice after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase. If investors tender units totaling more than 2% of the units outstanding at the beginning of the year, we will honor repurchase requests with the earliest postmarks first. We will repurchase units on March 31 and September 30 of each year based on the value at the beginning of the repurchase period. You will not be entitled to distributions from the beginning of the repurchase period to the date of repurchase and any distributions you receive will be deducted from the repurchase price that is paid to you. Any investor who tenders units that are not repurchased must re-tender the units in succeeding periods if he or she wants the request reconsidered.

We are not obligated to repurchase any unit(s) if doing so would, in the discretion of our managers, impair our operations. We will fund repurchases out of either revenues otherwise distributable to investors or borrowings. We cannot assure you that revenues or borrowings will be available for repurchases, that we will be able to repurchase any or all of the units tendered, or that our managers will not suspend repurchases. A repurchase will result in smaller distributions to remaining investors in the year of repurchase, but will not result in a reduction of taxable income or gains to such investors. In addition, a repurchase may result in certain adverse tax consequences to the tendering investor.

DISTRIBUTION REINVESTMENT PLAN

We have established a distribution reinvestment plan for investors who elect in writing to have their distributions of our cash reinvested in additional units during the period of this offering. Our managers, in their discretion, may decide at any time to terminate the reinvestment plan. Our reinvestment plan allows participating investors to directly purchase units at the public offering price of $1,000 per unit.

No distributions accruing to an investor who participates in the reinvestment plan prior to release of funds from escrow and execution of the operating agreement will be reinvested. All other distributions to participants in the reinvestment plan will be reinvested within 30 days after the date of the distribution, provided that:

  the sale of units continues to be registered or qualified for sale under federal and applicable state securities laws;

  each participant has received a current copy of this prospectus, including any supplements, and has executed a confirmation within one year of such reinvestment indicating his or her intention to purchase units and that he or she continues to satisfy the investor suitability requirements; and

  there has been no distribution of sales or refinancing proceeds to investors.

The   reinvestment  plan  will  terminate  upon  completion  of  this offering. If one of the requirements described above is not satisfied, distributions will be paid in cash to participants rather than used in the reinvestment plan.

If you participate in the reinvestment plan you must agree that, if you at any time fail to meet our suitability standards or cannot make the other investor representations contained in our current prospectus, the subscription agreement, or the operating agreement, you will promptly notify us in writing.

You should understand that affirmative action is required to change or withdraw from the reinvestment plan. Change in or withdrawal from participation in the reinvestment plan will be effective only with respect to distributions made 30 days following receipt by our managers of written notice of change or withdrawal. In the event you transfer your units, the transfer will terminate your participation in the reinvestment plan as of the first day of the quarter in which the transfer is effective.

We will pay selling commissions of up to 10% on units purchased with reinvested distributions. If you participate in the reinvestment plan you will be permitted to identify, change or eliminate the name of your account executive at a participating dealer for any distribution. If you do not identify an account executive, or if your account executive is not employed by a broker-dealer with which we have a dealer agreement, no selling commission will be paid on your reinvested distribution, and we will retain for additional investment in real estate any amounts otherwise payable as commissions. All holders of units, based on the number of units outstanding, will receive the benefit of the savings we realize from investors who do not identify account executives.

We will not charge or offset any reinvestment fee against any reinvested distributions under the reinvestment plan. The cost of administering the reinvestment plan will be considered an organization and offering cost and the actual cost of administering the reinvestment plan may be reimbursed to our managers in accordance with the limitations on reimbursements for organization and offering expenses.

Following each reinvestment, each participant in the plan will be sent a statement showing the distributions received and the number and price of units issued to the participant. Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested in the purchase of units.

We reserve the right to amend any aspect of the reinvestment plan, or to terminate the reinvestment plan, with respect to any distribution of cash flow subsequent to notice of such amendment or termination, provided that notice is sent to all participants in the plan at least 10 days prior to the record date for the distribution. Our managers also reserve the right to assign the administrative duties of the reinvestment plan to a reinvestment agent who may hold units on behalf of participants, provide reports to participants, and satisfy other record keeping requirements.

Investors may also be given the opportunity to reinvest distributions from AEI Fund 25 in interests of a program having substantially identical investment objectives as AEI Fund 25, if affiliates of our managers publicly offer the program interests after the termination of the offering of units under this prospectus. Investors would be allowed to reinvest distributions from AEI Fund 25 in a subsequent program only if each of the following conditions are satisfied:

  the subsequent program is registered under federal and applicable state securities laws;

  the subsequent program has substantially identical investment objectives;

  reinvesting investors are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments; and

  each participating investor receives the prospectus, including any supplements, relating to such subsequent program and satisfies the investment qualifications, including minimum investment requirements, for such subsequent offering.

Our managers are not obligated to continue the offering of units or to offer units in any subsequent real estate programs or permit reinvestment therein.

LIABILITIES OF INVESTORS

You will not be liable for any of our obligations in excess of the capital you agree to contribute by signing a subscription agreement, plus your share of undistributed net income. If, however, you receive a return of your capital contribution you will be liable, for a period of one year if the capital contribution was returned, for any obligations to creditors who extended credit, or whose claims arose, before your capital contribution was returned, but not in excess of the returned capital contribution with interest, necessary to discharge the liabilities. You will not have the right to a return of your capital contributions except in accordance with the distribution and repurchase provisions of our operating agreement.

RIGHTS, POWER AND DUTIES OF THE MANAGERS

Our  managers  will have the exclusive right to manage our  business.
Our managers will be responsible for the selection, acquisition, sale, refinancing and leasing of all our properties. The rights, powers and duties of our managers may be delegated or contracted to an affiliate of the managers at cost. AEI Fund Management XXI, Inc. will initially serve as our manager.

SUBSTITUTED INVESTORS; ASSIGNEES

You will not have the right to substitute an investor in your place unless you have represented to us that you have received information necessary to make a decision to assign your units, including information about the most recent repurchase price of units, and unless the substituted investor has agreed in the instrument of assignment to become an investor and has paid all expenses in connection with admission as a substituted investor. An assignee who does not become a substitute investor will only have the right to receive the distributions from AEI Fund 25 to which the assigning investor would have been entitled if no such assignment had been made. The assignee will have no right to require any information or account from us or to inspect our books.

APPOINTMENT OF MANAGERS AS ATTORNEYS-IN-FACT

By signing the subscription agreement, you will irrevocably constitute and appoint our managers as your attorney-in-fact, with power to execute documents necessary to carry out the provisions of our operating agreement.

"ROLL-UPS"

Our operating agreement prohibits transactions in which units are required to be exchanged for securities of another entity (as defined in the operating agreement as a "roll-up") unless certain rights of the investors are maintained in the resulting entity and unless a vote of the majority of our investors is obtained. The operating agreement defines a roll-up to include certain transactions involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of AEI Fund 25 and the issuance of securities from another entity. This definition comports with requirements under certain state securities laws but differs slightly from definitions used by the SEC and may differ from definitions contained in rules or legislation promulgated in the future. The determination of whether a transaction constitutes a roll-up will, in the first instance, be made by our managers.

Our operating agreement provides, in material part, that we may not participate in any roll-up that would:

  reduce the democracy rights of our investors;

  impede the ability of the equity owners of the resulting entity to purchase the securities of that entity;

  limit the voting rights of our investors as equity owners of the resulting entity;

  limit rights to access to records of the resulting entity; or

  provide, without the consent of investors, that the costs of the roll-up are to be borne by AEI Fund 25.

Further, our operating agreement requires that we obtain an appraisal by a competent independent expert of our assets, based on all available information and assuming an orderly liquidation of our assets, in connection with any roll-up that we summarize for investors. If the appraisal is included in a roll-up prospectus, it must be filed with securities authorities and we will have liability for misrepresentations or omissions that it contains.

A roll-up requires the vote of holders of not less than a majority of the units. Our operating agreement provides that an investor who votes against the roll-up must be given the option of accepting securities in the resulting entity or accepting either cash for the investor's units at the pro rata appraised value of our assets or the ability to retain the investor's interest in AEI Fund 25 on the same terms and conditions as existed previously.

REPORTS TO INVESTORS

Our books and records will be maintained at our principal offices and will be open for examination and inspection by our investors during reasonable business hours. We will furnish a list of names and addresses and number of units held by investors to any investor who requests the list in writing for a proper purpose, with costs of photocopying and postage to be borne by the requesting investor. The assignee of an investor does not have a right to receive any reports unless the assignee is admitted as a substitute member in accordance with our operating agreement.

Within 75 days after the close of each taxable year, we will distribute both to investors and assignees of investor interests who held the assignment interest during the relevant tax period, all information relating to AEI Fund 25, consisting of a Form K-1 report, that is necessary for the preparation of their federal income tax returns.

Within 120 days after the end of each fiscal year, we will also distribute to you an annual report containing a balance sheet and statements of operations, changes in members' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of our activities during the period reported upon. The annual report will describe all reimbursements to our managers and their affiliates and all distributions to investors, including the source of the payments. The annual report will also include our manager's estimate of the value of a unit in the Company, a statement of the method used to develop this estimated value, and the date of the data used to develop the estimated value.

Within 60 days after the end of each quarter, we will also distribute to you a report containing a condensed balance sheet, condensed statements of operation, and a related cash flow statement, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by our managers or their affiliates and describing the services rendered for these fees.

Our managers intend to make all of the foregoing reports available electronically, and to allow delivery to an e-mail address or through access at one of the manager's web sites. Because electronic delivery is expected to save considerable printing and mailing costs, all investors who have the ability to accept electronic delivery are urged to complete the portion of the subscription agreement that provides written consent to this form of delivery.

Finally, when and if required by applicable SEC rules, we will make available to investors, upon request, the information set forth in SEC Form 10-QSB within 45 days after the close of each quarter and SEC Form 10-KSB within 90 days after the close of each fiscal year. Our managers are permitted to combine such reports so long as they are distributed in a timely manner.

PLAN OF DISTRIBUTION

We are offering, through AEI Securities, Inc., as the manager of a syndicate of broker-dealers that will solicit purchase of units, $50,000,000 of our limited liability company interests in the form of 50,000 units of $1,000 each. You must purchase a minimum of two and one-half units ($2,500) to invest, except that IRAs and other tax-qualified plans will be permitted to purchase two units ($2,000). The offering period will commence on the date of this prospectus. We will not sell any units unless we receive subscriptions for at least 1,500 units within one year after the date of this prospectus.

To invest, you will be required to accept and adopt the provisions of the operating agreement attached to this prospectus as Exhibit A and to complete and sign the subscription agreement attached as Exhibit
D. At the time you submit a subscription agreement, you must submit a check for $1,000 for each Unit you are purchasing. Checks should be made payable to "Fidelity Bank-AEI Fund 25 Escrow." We will sell units to you only if you represent in writing that, at the time you sign the subscription agreement, you meet the suitability requirements described under "Who May Invest" above. AEI Securites, Inc. has confirmed that its agreements with the broker-dealers who solicit purchase of units will prohibit sales to accounts over which the dealers have discretionary authority and we will not accept any subscriptions signed by a dealer on behalf of a customer.

We will deposit all funds received from investors in an escrow account with the Fidelity Bank, Edina, Minnesota until $1,500,000 has been deposited. Brokers-dealers who solicit purchases are required to forward your subscription and check to us by noon of the business day after you submit it and we are required to deposit your check in the escrow account by noon of the second business day after we receive it. Purchases by our managers and their affiliates will not be counted for purposes of meeting this minimum. If the required $1,500,000 has not been deposited within one year after the date of this prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest and without any deduction. An investor may not withdraw his funds from the escrow account. When we have received subscriptions for the minimum number of units, our managers may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions. After this initial release from escrow, the escrow account will convert to a convenience clearing account for our use.

Upon admission to AEI Fund 25, you will receive your pro rata share of any interest earned on escrowed funds based on the date of deposit of your subscription payment. Escrow funds will be invested in insured deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, we will admit additional investors as limited members on or before the first business day of each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least five business days prior to each admittance date will be admitted as limited members on such date.

Our managers have complete discretion to reject any subscription agreement within 30 days of its submission. Funds from a rejected subscriber will be returned within 10 days after rejection. Subscriptions may be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of AEI Fund
25. Our managers and their affiliates may purchase units, without limitation, on the same terms as other investors. Any purchase by the managers or affiliates will be for investment and not for redistribution.

AEI Securities, Inc. and other broker-dealers that are members of the NASD as "participating dealers," have agreed to use their "best efforts" to sell the units. None of these broker-dealers are obligated to purchase units and resell them or to sell any or all of the units. Participating dealers in the offering will offer and sell units on the same terms and conditions as AEI Securities, Inc. We will pay AEI Securities, Inc. selling commissions and a non-accountable expense allowance totaling 10% of the gross proceeds from the sale of units, all or a portion of which it will repay to participating dealers. AEI Securities, Inc. may also receive up to one-half of 1% of the gross offering proceeds for the reimbursement of due diligence expenses of the participating dealers, all of which will be repaid by AEI Securities, Inc. to the participating dealers. We will not pay any other incentive fees, wholesaling costs or other expense reimbursement or commissions for sales efforts.

We will indemnify the broker-dealers that act as participating dealers and their controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this prospectus, no broker-dealers have entered into a Participating Dealer Agreement. We will also reimburse our managers for certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of AEI Fund 25.

                           SALES MATERIALS

Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this prospectus. The sales materials that may be disseminated to prospective investors include a brochure, video, slide presentation and transmittal letter prepared by our managers describing AEI Fund 25 and our proposed operations. In certain states, all sales materials may not be available. Except for these materials, sales materials have not been authorized for use by our managers and should be disregarded.

This offering is made only by means of this prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this prospectus, such sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis of the offering of the units.

LEGAL PROCEEDINGS

Neither AEI Fund 25 nor the managers are parties to any pending legal proceedings that are material to AEI Fund 25. Neither AEI Fund Management XXI, Inc. nor Robert P. Johnson, who is the general partner or managing member of other investment programs, is an adverse party in any legal proceedings with limited partners in such other limited partnerships.

EXPERTS

The balance sheets of AEI Income & Growth Fund 25 LLC, as of December 31, 2002, and AEI Fund Management XXI, Inc., as of December 31, 2002 and December 31, 2001, included in this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.

The statements concerning federal taxes under the headings "Income Tax Aspects" and "Risks and Other Important Factors-Federal Income Tax Risks" have been reviewed by Dorsey & Whitney LLP, counsel for our managers, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon. Counsel believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the units.

LEGAL OPINION

The legality of the units will be passed upon for AEI Fund 25 by counsel to our managers, Dorsey & Whitney LLP.






                 REPORT OF INDEPENDENT AUDITORS



To the Members
AEI Income & Growth Fund 25 LLC
St. Paul, Minnesota


We have audited the accompanying balance sheet of AEI Income & Growth Fund 25 LLC as of December 31, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Income & Growth Fund 25 LLC as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.







                         /s/Boulay,  Heutmaker, Zibell  & Co. P.L.L.P.
                            Boulay,  Heutmaker, Zibell  & Co. P.L.L.P.
                            Certified Public Accountants

Minneapolis, Minnesota
January 21, 2003

                 AEI INCOME & GROWTH FUND 25 LLC


                          BALANCE SHEET


                        DECEMBER 31, 2002




                             ASSETS

  Cash                                             $  1,007
                                                    =======






                 LIABILITIES AND MEMBERS' EQUITY


MEMBERS' EQUITY:

  Managing Members' Equity                         $  1,007
                                                    -------
       Total Liabilities and Members' Equity       $  1,007
                                                    =======






The accompanying Notes to the Balance Sheet are an integral part of this statement.
                 AEI INCOME & GROWTH FUND 25 LLC

                   NOTES TO THE BALANCE SHEET

                        DECEMBER 31, 2002

(1)Summary of Organization and Significant Accounting Policies -

   Organization

     AEI Income & Growth Fund 25 LLC (the Company), a Limited Liability Company, was formed on June 24, 2002 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member of the Company. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member of the Company. The Company has elected December 31 for its fiscal year end. The Operating Agreement provides that the entity is to expire in the year 2053.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer. The Company has not yet sold any Units. Under the terms of the Operating Agreement, 50,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $50,000,000. The agreement sets forth the methods for allocation of Net Cash Flow, Net Proceeds of Sale and profits, losses and other items.

   Operations

     In the interim period since inception, the Company did not engage in any operations or incur any expenses. Its only income was interest earned on the Managing Members' Capital Contribution. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in Members' Equity are not presented.

   Accounting Estimates

     Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and equity. Actual results could differ from those estimates.

(2)  Income Taxes -

     The income or loss of the Company for federal income tax reporting purposes is includable in the income tax returns of the members. In general, no recognition has been given to income taxes in the accompanying balance sheet.

     The tax return, the qualification of the Company as such for tax purposes, and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the Company qualification or in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

(3)  Fair Value of Financial Instruments -

     The carrying value of financial instruments approximate fair value.







                 REPORT OF INDEPENDENT AUDITORS






Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota



      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 2002 and December 31, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

       We  conducted  our  audits  in  accordance  with  auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheet provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 2002 and December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




Minneapolis, Minnesota     /s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
January  21, 2003              Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                               Certified Public Accountants

                  AEI FUND MANAGEMENT XXI, INC.

                          BALANCE SHEET

                           DECEMBER 31





                             ASSETS


                                               2002       2001

CURRENT ASSETS:
   Cash and Cash Equivalents                  $152,194   $105,467
   Partnership Distributions Receivable         15,673     11,805
   Receivable from AEI Fund Management, Inc.       184      1,736
                                             ---------  ---------
        Total Current Assets                   168,051    119,008
                                             ---------  ---------
NONCURRENT ASSETS:
   Real Estate Investments                      31,574     26,020
                                             ---------  ---------
             Total Assets                     $199,625   $145,028
                                              ========   ========



              LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Investments         $  1,574   $  9,266

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 Per Share,
       1,000 Shares Issued                          10         10
   Additional Paid-in Capital                      990        990
   Retained Earnings                           197,051    134,762
                                               -------    -------
        Total Stockholder's Equity             198,051    135,762
                                               -------    -------
               Total Liabilities
               and Stockholder's Equity       $199,625   $145,028
                                              ========   ========



 The accompanying notes to Balance Sheet are an integral part of this statement.


                      AEI FUND MANAGEMENT XXI, INC.

                         NOTES TO BALANCE SHEET

                       DECEMBER 31, 2002 AND 2001

(1)Summary of Organization and Significant Accounting Policies -

   Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund
     XXI),  and  AEI Income & Growth Fund XXII Limited Partnership  (Fund
     XXII). The Company is the Managing Member of AEI Income & Growth Fund 23 LLC (Fund 23), AEI Income & Growth Fund 24 LLC (Fund 24), and AEI Income & Growth Fund 25 LLC (Fund 25). At December 31, 2002 and 2001, the Company owned 22 Limited Partnership Units of Fund
     XXII. Investors in the funds listed above have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its real estate investments under the equity method of accounting. The Company's major source of revenue is its share of distributions allocated under the terms of the
     Limited Partnership or Limited Liability Company Agreements. The combined assets, revenues and net income for the above referenced entities was $55,416,900, $4,448,530 and $4,797,640 for 2002 and
     $45,108,173,  $4,216,795  and $3,795,050 for  2001.   The  Company's
     share of income (loss) ranges from 1% to 2%. At December 31, 2002 and December 31, 2001, the Company had accumulated deficits of $1,574 and $9,266, respectively. The Company would be responsible to fund a deficiency in its capital account, as defined by agreement, if the real estate investment terminates.

   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Cash Concentrations of Credit Risk

     The Partnership's cash is deposited primarily in one financial institution and at times during the year it may exceed FDIC insurance limits.



(2)  Receivable from AEI Fund Management, Inc. -

     AEI Fund Management, Inc. performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  Income Taxes -

     The Company elected S-Corporation status. As a result, the income of the Company for Federal and State income tax reporting purposes is includable in the income tax return of the sole stockholder. In general, there is no provision for income taxes.


(4)  Fair Value of Financial Instruments -

     The carrying value of financial instruments approximate fair value.





                              EXHIBIT A

                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 25 LLC


                          TABLE OF CONTENTS

     Article

        I. Formation of Limited Liability Company           A-2

       II. Definitions                                      A-2

      III. Purpose and Character of Business                A-6

       IV. Capital                                          A-6

        V. Allocation of Profits, Gains and
            Losses; Distributions to Members                A-9

       VI. Rights, Powers and Duties of Managing Members    A-12

      VII. Provisions Applicable to Limited Members         A-18

     VIII. Books of Account; Reports and Fiscal Matters     A-20

       IX. Assignment of Limited Member's Interest          A-22

        X. Death Withdrawal, Expulsion and Replacement
            of the Managing Members                         A-24

       XI. Amendment of Agreement and Meetings              A-25

      XII. Dissolution and Liquidation                      A-26

     XIII. Miscellaneous Provisions                         A-27



                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 25 LLC


      THIS OPERATING AGREEMENT is entered into as of this         day
of               ,  2002  by and among AEI Fund Management XXI,  Inc.
(the "Managing Member"), a Minnesota corporation, Robert P. Johnson (the "Special Managing Member"), and all other parties comprising the Limited Members, who shall execute this agreement and whose addresses appear at the end of this agreement.

I.   FORMATION OF THE LIMITED LIABILITY COMPANY

      The parties hereto do hereby confirm the formation of a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") by the filing of a Certificate of Formation on June 24, 2002 and agree that the Company shall be governed by the terms of this agreement. The parties agree that they shall promptly file any amended certificates of formation that may be required in the appropriate office in the State of Delaware and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Liability Company Act as in effect in Delaware, which Act shall govern the rights and liabilities of the Members, except as herein or otherwise expressly stated.

1.1 NAME. The business of the Company is conducted under the firm name and style of: AEI INCOME & GROWTH FUND 25 LLC.

1.2 AGENT FOR SERVICE. The agent for service of process is The Corporation Trust Company. The location of the agent for service of process of the Company shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

1.3 Principal Place of Business /Names and Addresses. The location of the principal place of business, principal office and agent for service of process of the Company shall be at the offices of the Managing Member, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The Company may also maintain offices at such other place of business as the Managing Member may from time to time determine. The name and address of the Managing Member is AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The name and address of the Special Managing Member is Robert P. Johnson, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Members are set forth on Schedule A at the end of this agreement.

1.4 TERM. The Company shall commence business on the date hereof, and shall continue until December 31, 2053, unless dissolved, terminated and liquidated prior thereto under the provisions of
Article XIII.

II.  DEFINITIONS

      As used in this agreement, the following terms shall have the following meanings:

2.1 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, Selection Fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points paid by borrowers to the Managing Member if the Company invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall not include Development Fees and Construction Fees paid to any person or entity who is not Affiliates of the Managing Members in connection with the actual development and construction of a project.

2.3 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Member reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Company has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital Contribution of any Limited Member whose Units are repurchased and (ii) the ratio of each remaining Limited Member's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.

2.4    "Administrative  Expenses"  means  expenses  incurred  by  the
Managing Members and their Affiliates during the operation of the Company directly attributable to rendering the following services to the Company: (i) administering the Company (including agency type services, member relations and communications, financial and tax reporting, accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests); (ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); (iv) property financing and refinancing; and (v) Company dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

2.5 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

2.6 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

2.7 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Company Property.

2.8 "Cost" means, when used with respect to services furnished by the Managing Members or their Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Managing Members and Affiliates in providing services necessary to the prudent operation of the Company, including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant.

2.9 "Development Fee" means a fee for packaging the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

2.10 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Company's Organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing Member.

2.11 "Managing Members" means the Managing Member, the Special Managing Member and any substitute Managing Member as provided in
Article X.

2.12 "Special Managing Member" means Robert P. Johnson, and any substitute as provided in Article X.

2.13 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

2.14 "Limited Members" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Members and comply with the conditions in Section 4.2, and any and all assignees of the Limited Members, whether or not such assignees are admitted to the Company as substitute Limited Members; provided, however, that an assignee of the interest of any Limited Member shall not be considered a "Limited Member" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Member as provided in Article IX.

2.15 "Limited Liability Company Act" means the Delaware Limited Liability Company Act, as the same may be amended.

2.16 "Limited Liability Company Unit" or "Unit" means the Company interest and appurtenant rights, powers and privileges of a Limited Member and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

2.17 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

2.18 "Managing Member" means AEI Fund Management XXI, Inc., and any substitute as provided in Article X.

2.19 "Net Value Per Unit" means the aggregate value of the Company's assets less the Company's liabilities, and less the value attributable to the interest of the Managing Members, divided by the number of Units outstanding. Such aggregate value shall be as determined by the Managing Members, after taking into account (i) the present value of future net cash flow from rental income on the Fund's properties, (ii) the price at which Units of the Company have last been purchased, and (ii) such other factors as the Managing Members deem relevant.

2.20 "Net Cash Flow" means Company cash funds provided from operations, including lease payments from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

2.21 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

2.22 "Members" means the Managing Member, the Special Managing Member and the Limited Members.

2.23 "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including any sales commissions, non-accountable expense allowances or reimbursement of due diligence expenses paid to broker-dealers in connection with the distribution of the Company and all advertising expenses.

2.24 "Company" means the limited liability company formed by this agreement.

2.25 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Company (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Member, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single Member in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Members in Company capital and profits.

2.26 "Properties" or "Property" means real properties or any interest therein acquired directly or indirectly by the Company and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Company that from time to time is located thereon or specifically used in connection therewith.

2.27  "Prospectus" means that certain prospectus of the Company dated
                .

2.28 "Qualified Matching Service" means a listing system operation, provided either through the Managing Members or through any unrelated third party (including any dealer in the Units), in which Limited Members contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Member with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

2.29 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen
(15) calendar day delay occurs between the day (the "Contact Date") a Limited Member provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or (B) the day information is made available to the selling Limited Member regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Member's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Member are entered for listing by the Qualified Matching Service for at least sixty (60) days after the removal of the Limited Member's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of
(a) Qualified Matching Service Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this agreement of Limited Member interests and (c) all other transfers of Limited Member interests except Permitted Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Company interests outstanding.

2.30 "Qualified Plans" means Keogh Plans and pension/profit-sharing plans that are qualified under Section 401 of the Internal Revenue Code.

2.31 "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

       (i) voting rights of Limited Members;

      (ii) the term of existence of the surviving entity beyond that of the Company;

     (iii) compensation to the Managing Members or their Affiliates;

      (iv) the investment objectives of the Company or the surviving entity.

2.32 "Roll-Up Entity" means a company, real estate investment trust, corporation, trust or other entity that would be created or would survive after successful completion of a proposed Roll-Up Transaction.

2.33 "Sponsor" means any person, company, corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Company or any person, company, corporation, association or other entity which will manage or participate in the management of the Company, and any Affiliate of such person, company, corporation, association or other entity, but does not include a person, company, corporation, association or other entity whose only relation with the Company is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Company interests. A person, company, corporation, association or other entity may also be a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, companies, corporations, associations or other entities; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control Company Properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

III. PURPOSE AND CHARACTER OF THE BUSINESS

      The purpose and character of the business of the Company shall be to acquire an interest in the Properties upon such terms and conditions as the Managing Member, in its absolute discretion, shall determine, including, without limitation, taking title to the
Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Company; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

IV.  CAPITAL

4.1 MANAGING MEMBERS. The Managing Member and the Special Managing Member shall be obligated to make capital contributions to the Company, to the extent not previously made, in the amounts of $600 and $400, respectively. The Managing Members shall not be obligated to make any other contributions to the capital of the Company, except that, in the event that the Managing Members have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Company, the Managing Members will contribute to the Company an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) 1.01% of the total capital contributions of the Limited Members' over the amount previously contributed by the Managing Members hereunder.

4.2  LIMITED MEMBER CAPITAL CONTRIBUTIONS.

          (a) INITIAL CONTRIBUTION. There shall initially be available for subscription by prospective Limited Members an aggregate of 50,000 Limited Liability Company Units. The purchase price of each Unit shall be $1,000, except that the AEI Securities, Inc. may purchase Units for $930. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of two and one-half Units, with the exception of Qualified Plans and Individual Retirement Accounts, which must subscribe for a minimum purchase of two Units and subscribers may purchase fractional Units above such minimums.

         (b) REQUIREMENTS FOR LIMITED MEMBER STATUS. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Members not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Company not later than the first day of each month provided that his or her subscription for Units has been received at least five business days prior to such date. All subscriptions for Units shall be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber within ten business days. The Managing Member shall promtly send each Limited Member a confirmation of such Limited Member's purchase and admission as a Limited Member. The Members shall not be obligated to make
   any   additional contributions to the capital of the Company.

4.3 CAPITAL ACCOUNTS. A separate capital account shall be maintained by the Company for each Member. It is intended that the capital account of each Member will be maintained in accordance with the capital accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv). In general this will mean that the capital account of each Member shall be initially credited with the amount of his or her cash contribution to the capital of the Company. The capital account of each Member shall further be credited by the amount of any additional contributions to the capital of the Company made by such Member from time to time, shall be debited by the amount of any cash distributions made by the Company to such Member and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member. In all instances the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Member's capital account. The Managing Member may, at its option, increase or decrease the capital accounts of the Members to reflect a revaluation of Company Property on the Company's books at the times when, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulation, including allocating taxable items, as computed for book purposes, to the capital accounts as prescribed in such Regulation. In the case of the transfer of all or a part of an interest in the Company, the capital account of the transferor Member attributable to the transferred interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the capital accounts. If there are any adjustments to Company property as a result of Sections 732, 734, or 743, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.701-1(b)(2)(iv)(m). Except as provided in Section 4.1 of this agreement, in the event that any Member has a negative capital account balance after dissolution and winding up of the Company, such Member will not be obligated to contribute capital in the amount of such deficit.

4.4 NO RIGHT TO RETURN OF CONTRIBUTION. The Limited Members shall have no right to withdraw or to receive a return of their contributions to the capital of the Company, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with Section 7.7 or upon the dissolution and liquidation of the Company pursuant to Article XII.

4.5 RETURN OF UNUSED NET OFFERING PROCEEDS. In the event that any portion of the Limited Members' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or twelve months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Company and to establish reasonable working capital reserves as determined by the Managing Member), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Costs, paid thereon, by the Company to the Limited Members as a return of capital. All of such capital contributions will be available for the general use of the Company during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Members to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the Managing Members that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Members.

4.6 LOANS TO COMPANY; NO INTEREST ON CAPITAL. The Members may make loans to the Company from time to time, as authorized by the Managing Member, in excess of their contributions to the capital of the Company, and any such loans shall not be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall any such loans entitle such Member to any increase in his or her share of the profits and losses and cash distributions of the Company, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing Member, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Company to such Member. No interest shall be paid by the Company on the contributions to the capital of the Company by the Members.

4.7 PURCHASE OF LIMITED LIABILITY COMPANY UNITS BY MANAGING MEMBERS. The Managing Members and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the Managing Members or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the Managing Members will not exceed five percent (5%) of the Units offered. With respect to such Units, the Managing Members and their Affiliates shall have all the rights afforded to Limited Members under this agreement, except as may be expressly provided in this agreement.

4.8 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Company will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.

4.9 WORKING CAPITAL RESERVE. The Managing Members shall use their best efforts to maintain a working capital reserve of one percent (1%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

4.10 DISTRIBUTION REINVESTMENT PLAN.

         (a) A Limited Member may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Company. Limited Members participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Member electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Member of the number of additional Units purchased with such distribution and advising such Limited Member of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

         (b) If a Limited Member withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Company of written notice of such withdrawal. In the event of a transfer by a Limited Member of Units, such transfer shall terminate the Limited Member's participation in the plan as of the first day of the quarter in which the transfer is effective.

         (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Company, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to purchase Units in the Company through the Plan and confirming that the Participant continues to satisfy the investor suitability requirements; (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

         (d)   Each  Limited  Member electing to participate  in  the
   Distribution Reinvestment Plan hereby agrees that his or her investment in this Company constitute his or her agreement to be a Limited Member of the Company and to be bound by the terms and conditions of this agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in the then current Company agreement prospectus or subscription agreement, he or she will promptly notify the Managing Members in writing.

         (e) The Company shall pay a commission in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. If no broker-dealer is designated or the Limited Member has advised the Company that he or she desires that such commissions not be paid, or if the designated broker-dealer has not signed a dealer agreement with respect to the Company, or if the broker-dealer is no longer qualified under applicable law to engage in the solicitation of the sale of such Company interests, then no commission shall be paid and the Company shall receive more cash from this investment without any further benefit or detriment to any Member. No fees shall be paid to the Company or the Managing Members at the time of any such reinvestment, but the Managing Members of the Company may be reimbursed for the Cost incurred in making such
   reinvestment,   in   accordance  with  the  provisions   of   this
   agreement.

         (f) The Managing Members may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Members.

V.   ALLOCATION OF PROFITS, GAINS AND LOSSES; DISTRIBUTIONS TO
     MEMBERS

      The Members agree that the income, profits, gains and losses of the Company shall be allocated and that cash distributions of the Company shall be made as follows:

5.1 ALLOCATION OF INCOME, PROFITS, GAINS AND LOSSES. For income tax purposes, income, profits, gains and losses of the Company for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, using such methods of accounting for depreciation and other items as the Managing Member determines to use for federal income tax purposes, shall be allocated as of the end of each fiscal year to each Member based on his or her varying interest in the Company during such fiscal year. The Company shall determine, in the discretion of the Managing Member and as recommended by the Company auditors, whether to prorate items of income and deduction according to the portion of the year for which a Member was a member of the Company or whether to close the books on an interim basis and divide such fiscal year into segments. Subject to Section 5.6, for income tax purposes, income, profits, gains and losses, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, shall be allocated as follows:

         (a) Net loss shall be allocated 99% to the Limited Members, .6% to the Managing Member and .4% to the Special Managing Member; and

         (b) Net income, profits and gains shall be allocated 97% to the Limited Members, 1.8% to the Managing Member and 1.2% to the Special Managing Member.

5.2 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow from operations, if any, with respect to a fiscal year will first be distributed 97% to the Limited Members and 3% to the Managing Members. Any amounts distributed to the Limited Members in accordance with this Section
5.2 shall be allocated among the Limited Members pro rata based on the number of Units held by each Limited Member and the number of days such Units were held during such fiscal year.

5.3 ALLOCATION OF GAIN OR LOSS UPON SALE, EXCHANGE OR OTHER DISPOSITION OF A PROPERTY.

         (a) Subject to Section 5.6, for income tax purposes, the gain realized upon the sale, exchange or other disposition of any Property shall be allocated as follows:

            (i) First, to and among the Members in an amount equal to the negative balances in their respective capital accounts (pro rata based on the respective amounts of such negative balances).

            (ii) Next, 99% to the Limited Members and 1% to the Managing Members until the balance in each Limited Member's capital account equals the sum of such Limited Member's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such Limited Member's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed pursuant to Section 5.2 and Section 5.4(a).

            (iii) The balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members.

         (b) Subject to Section 5.6, any loss on the sale, exchange or other disposition of any Property will be allocated 99% to the Limited Members and 1% to the Managing Members.

5.4 DISTRIBUTION OF NET PROCEEDS OF SALE. Upon refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Members to pay state and federal income taxes (assuming Limited Members are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Except for distributions upon liquidation of the Company (which are governed by Section 12.3 of this agreement), Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

         (a) First, 99% to the Limited Members and 1% to the Managing Members until the Limited Members have received an amount from Net Proceeds of Sale equal to the sum of (i) an amount equal to a 7% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them pursuant to
   Section 5.2 and this Section 5.4(a), plus (ii) their Adjusted Capital Contributions.

         (b) Any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.

In no event will the Managing Members receive more than 10% of Net Proceeds of Sale.

5.5 CUMULATIVE RETURN. The Company shall pay a cumulative, but not compounded, 6% per annum return on Adjusted Capital Contributions before applying Net Proceeds of Sale to a reduction of Adjusted Capital Contributions. The cumulative (but not compounded) return on Adjusted Capital Contributions with respect to each Unit shall commence on the first day of the calendar quarter following the date on which such Unit is initially held by a Limited Member.

5.6 REGULATORY ALLOCATIONS. The following Regulatory Allocations shall be made in the following order:

         (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Company minimum gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Treas. Reg. 1.704-2(b)(2) and 1.704-2(d)) determined in accordance with Treas. Reg. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(f) and shall be interpreted consistently therewith.

         (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treas. Reg. 1.704-2(i)(4), notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treas. Reg. 1.704-2(i)(2) and determined pursuant to Treas. Reg. 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treas. Reg. 1.704-2(b)(4), during any Company
   fiscal   year,  each  Member  who  has  a  share  of  the   Member
   nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This
   paragraph (b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. s 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's capital account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and
   (6) and for all other allocations tentatively made pursuant to these Regulatory Allocations as if this paragraph (c) were not in this agreement, such Member shall be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this paragraph (c) shall meet the requirement that this agreement contain a "qualified income offset" as defined in
   Treas. Reg. 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

         (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit capital account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph (d) shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in these Regulatory Allocations have been made as if paragraph (c) and this paragraph
   (d) were not in the Agreement.

         (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(b)(1), for any fiscal year or other period shall be specially allocated to the Members in proportion to their Units.

         (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(i)(1) and 1.704-2(i)(2), for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Treas. Regulations Section 1.704-2(i).

         (g) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

      The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this paragraph. Therefore, notwithstanding any other provision of these Regulatory Allocations (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 12.1 and Section 12.2. In exercising its discretion under this paragraph, the Managing Member shall take into account future Regulatory Allocations under Sections paragraphs (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under paragraphs (e) and (f).

5.7 LIMITATION ON LOSS ALLOCATION. Notwithstanding anything in Sections 5.1 above, losses allocated pursuant to Section 5.1 shall not exceed the maximum amount of losses that can be so allocated without causing a Member to have an adjusted capital account deficit at the end of any fiscal year. In the event one of the Members would have an adjusted capital account deficit as a consequence of an allocation of losses pursuant to Section 5.1, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their Units.

5.8 ALLOCATION AMONG MANAGING MEMBERS. Any allocations or distributions to the Managing Members shall be made in the following ratio: 60% to the Managing Member and 40% to the Special Managing Member.

VI.  RIGHTS, POWERS AND DUTIES OF MANAGING MEMBERS

      The Members agree that the Managing Members, acting through the Managing Member, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Company.

     The Managing Member shall manage the affairs of the Company in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Company. The Managing Member shall devote such of its time as it deems necessary to the management of the business of the Company and may enter into agreements with an Affiliate to provide services for the Company, provided that such services are furnished at Cost.

6.1 APPOINTMENT OF MANAGING MEMBER. Subject to the limitations herein, and to the express rights afforded Limited Members herein, including, without limitation, the rights set forth in Articles VII and XI herein, the Special Managing Member and the Limited Members delegate to the Managing Member the sole and exclusive authority for all aspects of the conduct, operation and management of the business of the Company, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; provided, however, that the Managing Member shall be required to obtain the prior consent of a majority of the Limited Members, by interest, excluding any Units held by the Managing Members, (i) to the sale of all or substantially all of the assets of the Company or (ii) to any material change to the investment objectives and policies of the Company as described in the Prospectus. In the event the Managing Member proposes to cause the Company to enter into a transaction requiring the consent of the Special Managing Member, the Managing Member shall forthwith notify the Special Managing Member of its intentions in writing. The Special Managing Member shall be considered to have consented to such proposal if he fails to notify the Managing Member of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a brief statement of each reason for the Special Managing Member's opposition to such proposal. With the exceptions stated above, the Managing Member shall have the exclusive authority to make all decisions affecting the Company and to exercise all rights and powers granted to the Managing Members.

6.2  REIMBURSEMENT OF EXPENSES.

         (a) Subject to the limitations set forth in Section 6.2(b), the Company shall reimburse the Managing Members and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Company and arranging for the offer and sale of Units (including commissions); (ii) for all Acquisition Expenses incurred by them, (iii) for the services they provide in the sales effort of the Properties, and (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant). In addition, the Company shall reimburse the Managing Members and their affiliates at their Cost for Administrative Expenses necessary for the prudent operation of the Company, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in Section 6.2(b).

         (b)   The  aggregate cumulative reimbursements  pursuant  to
   Section 6.2(a)(i) to (iv) to the Managing Members and their Affiliates, will not exceed, at the end of any fiscal year, the sum of (i) the Front-End Fees of up to 20% of capital contributions, (ii) property management fees of up to 1% of gross revenues on each lease, except for a one time initial leasing fee
   of       3%      of   the    gross            revenues     on each
   lease       payable      over      the        first     five  full
   years of the original term of the lease, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the Managing Members or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow actually distributed to the Managing Members. The Managing Members will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Company. If the Managing Members and their Affiliates receive reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Company within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

         (c) The Company's annual report to Limited Members will contain information concerning reimbursements made to the
   Managing Member and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Company. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing Member's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide: (i) a review of the time records of employees and control persons, the costs of whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the Managing Members will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the Managing Members for services rendered to the Company, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

         (d) The Managing Members and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

6.3 Other Activities of Managing Members. The Managing Members, during the term of this Company, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the Managing Member's overriding fiduciary obligation to the Company, or to constitute a waiver of any right or remedy the Company or Limited Members may have in the event of a breach by a Managing Member of such obligation.

6.4  INDEMNIFICATION AND LIABILITY OF MANAGING MEMBERS.

         (a) The Company shall indemnify each of the Managing Members and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such Managing Member or such Affiliates provided such Managing Member or Affiliate was acting on behalf of or performing services for the Company and the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. The Managing Members or Affiliates shall not be liable to the Company or any Member by reason of any act or omission of such Managing Member or Affiliate provided the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. Solely for purposes of this Section 6.4, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in
   Section 2.5, that furnish services to the Company within the scope of the Managing Members' authority.

         (b) No Managing Member or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The Managing Members and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

              (i)    approves   the   settlement   and   finds   that
      indemnification of the settlement and related costs should be made, or

            (ii) approves indemnification of litigation costs if a successful defense is made.

   Any indemnification pursuant to this Section 6.4, or otherwise, shall be recoverable only from the assets of the Company and not from any of the Limited Members. No Managing Member or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the Managing Members or Affiliate unless (1) the action relates to the performance of the duties of such Managing Member or Affiliate on behalf of the Company, (2) the action is not initiated by a Limited Member, and (iii) the Managing Member or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

         (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Managing Members and the Company may not permit the Limited Members to contract away the fiduciary duty owed to the Limited Members by the Managing Members under the common law.

6.5 PROHIBITED TRANSACTIONS. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the
Managing  Members  or  their  Affiliates  (but  not  from  affiliated programs unless the interest purchased by the Company from the affiliated program is equal to or smaller than the interest retained by the affiliated program and the joint venture so created complies with section 6.6 of this agreement) if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus
Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.5(vii) shall also apply to any program in which the Managing Members have an interest),
(viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company's properties,
(xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission, (xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to
Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company's Investment in Properties to be less than 80% of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

6.6 INVESTMENTS IN OTHER PROGRAMS. The Company may not purchase limited partnership or limited liability company interests of another program. The Company may, however, invest (a) in general partnerships or ventures that own and operate a particular property provided the Company, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnerships or joint venture does not result in duplicate fees, (b) in joint venture arrangements with another publicly-registered program sponsored by the Managing Members or their Affiliates, or (c) in joint venture arrangements with the Managing Members or their Affiliates other than another publicly registered program. For purposes of Section 6.6(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to:

            (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or property;

            (ii) cause a sale or refinancing of the property or the Company's interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

            (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

            (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

            (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the property except for transfer to an Affiliate of the joint venture partner.

     For purposes of 6.6(b), the Company shall be permitted to invest in joint venture arrangements with another publicly-registered program or programs sponsored by the Managing Members or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

          (a)  The   two  programs  have  substantially   identical
               investment objectives;

          (b) There are no duplicate property management or other fees;

          (c) The Managing Members' compensation is substantially similar in each program;

          (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest; and

          (e) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions.

     For purposes of 6.6(c), the Company shall be permitted to invest in joint venture arrangements with the Managing Members or their Affiliates other than a publicly-registered program for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

         (a)   The  investment is necessary to relieve  the  Managing
   Member or their Affiliates from any commitment to purchase the property entered into in compliance with Section 6.5(vii) prior to the closing of the offering period of the Company;

        (b) There are no duplicate property management or other fees;

         (c) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions;

         (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest.

6.7   UNIMPROVED  OR  NON-INCOME  PRODUCING  PROPERTY/PROPERTY  UNDER
CONSTRUCTION.

         (a) The Company may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Members' capital contributions or from funds provided from operations. In no event shall the Company acquire unimproved or non-income producing property exceeding 10% of the total capital contributions of Limited Members pursuant to
   Section 4.2 of this agreement. For purposes of this Section 6.7, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties. Neither the Managing Members nor any Affiliate will develop, construct or provide Major Repairs or Rehabilitation for properties, or render services in connection with such activities; provided that nothing in this section shall prohibit an unaffiliated third party from engaging in such activities on behalf of the Company.

         (b) The Company may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee of completion by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

6.8 INVESTMENTS IN JUNIOR TRUST DEEDS. The Company may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Company.

6.9 REQUIREMENT FOR REAL PROPERTY APPRAISAL. All Property acquisitions by the Company will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any Limited Member.

6.10 BALLOON PAYMENTS.

         (a) Any Indebtedness of the Company (which shall, in any event, be subject to the limitations contained in Section 6.5(ix) of this agreement) which is not fully amortized in equal payments over a period of not more than 30 years, shall have a maturity date (due date) which is not earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years); provided, however, that this Section 6.10(a) shall not limit the ability of the Company to finance Properties using adjustable rate mortgages.

         (b) The Company may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property.

         (c) The provisions of this Section 6.10 shall not apply (but the provisions of section 6.5(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of all Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

6.11 SELLING COMMISSIONS.

         (a) Except as otherwise provided in this Section 6.11, the Company shall pay any and all Selling Commissions and expense allowances in the amount of $100 per Unit sold in accordance with the Dealer Manager Agreement with AEI Securities, Inc. The Company shall also reimburse the Dealer Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $5.00 per Unit sold.

          (b) A registered principal or representative of AEI Securities, Inc. or any other broker-dealer may purchase Units for $930 per Unit.


6.12 ROLL-UP TRANSACTIONS.

         (a) The Company shall not participate in any Roll-Up (i) which would result in Limited Members having democracy rights in the Roll-Up Entity which are less than those provided in this Operating Agreement (provided that, if the form of the Roll-Up entity is other than a Company, the democracy rights shall conform to those provided in this Operating Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up Entity); (iii) which would limit the rights of Limited Members to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Members; (iv) which would result in a Roll-Up Entity which would have rights to access of records less than those of the Company; or (v) which provides for the costs of the Roll-Up to be borne by the Company and which is not approved by Limited Members.

         (b) No Roll-Up shall be conducted unless an appraisal of all material Company assets has been obtained from a competent person or entity that has no material current or prior business or personal relationship with the Managing Members or their Affiliates and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and is qualified to perform such appraisal. The appraisal shall be based on an evaluation of all relevant information, assuming an orderly liquidation of the Company's assets over a 12-month period, and shall indicate the value of the Company's material assets as of a date immediately preceding announcement of the proposed Roll-Up. The appraiser expert performing the appraisal shall be engaged for the benefit of the Company and its Members. A summary of the appraisal shall be included in a report to the Limited Members in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

         (c) Any Limited Member who votes against a Roll-Up that is completed, shall be given the option to (i) accept the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Member in the Company or (y) receiving cash in the amount of the appraised value of the assets of the Company.

VII. PROVISIONS APPLICABLE TO LIMITED MEMBERS

     The following provisions shall apply to the Limited Members, and the Limited Members hereby agree thereto.

7.1 LIABILITY. The Limited Members shall be liable with respect to the Company only to the extent of the amount of the contribution to capital made by such Limited Members as provided in Section 4.2. The Units are non-assessable.

7.2 NO PARTICIPATION IN MANAGEMENT. No Limited Member shall take any part or participate in the conduct of, or have any control over, the business of the Company, and no Limited Member shall have any right or authority to act for or to bind the Company; provided, however, that the Company may not sell all or substantially all of the assets of the Company without the prior written consent of a majority of the Limited Members, by interest.

7.3 NO WITHDRAWAL OR DISSOLUTION. No Limited Member shall at any time withdraw from the Company except as provided in this agreement. No Limited Member shall have the right to have the Company dissolved or to have his or her contribution to the capital of the Company returned except as provided in this agreement. The death or bankruptcy of a Limited Member shall not dissolve or terminate the Company.

7.4 CONSENT. To the fullest extent permitted by law, each of the Limited Members hereby consents to the exercise by the Managing Member of all the rights and powers conferred on the Managing Member by this agreement.


7.5 POWER OF ATTORNEY. Each of the Limited Members and the Special Managing Member hereby irrevocably constitute and appoint the Managing Member his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:

         (a) this Operating Agreement and any and all certificates of formation of the Company, and any amendments thereto that may be required by the Limited Liability Company Act, including amendments required for the reflection of return of capital to any Member or the contribution of any additional capital, and the continuation of the business of the Company by a substitute and/or additional Managing Member;

         (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Company in order to accomplish the business and the purposes of the Company, including any business certificate, fictitious name certificate or assumed name certificate;

         (c)   any  cancellation of such certificates  of  formation,
   this Operating Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Company;

         (d) new certificates of formation and any and all documents and instruments that may be required to effect a continuation of the business of the Company as provided in this agreement; and

         (e) any amended operating agreement or certificate of formation that has been duly adopted hereunder or authorized hereby.

     It is expressly intended that the foregoing power of attorney is
(1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Members' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

      If a Limited Member assigns his or her interest in the Company, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing Member to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of formation of the Company and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Member.

7.6 LIMITATION OF ACQUISITION OF EQUITY SECURITIES OF THE MANAGING MEMBERS. The Limited Members (excluding the Managing Members or their Affiliates who purchase Limited Liability Company Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any Managing Member or its Affiliates.

      The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Member, his or her spouse, children, grandchildren, parents, any Company of which the Limited Member or any of the foregoing is a member, any estate or trust of which the Limited Member or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Member or any of the foregoing.

7.7  RIGHT TO PRESENT UNITS FOR PURCHASE.

         (a) Beginning 36 months from the date of the Prospectus, each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for purchase by submitting notice on a form supplied by the Company to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year. On March 31 and September 30 of each year (hereafter, a "Repurchase Date"), and subject to the limitations set forth below, the Managing Member shall cause the Company to purchase the Units of Limited Members who have tendered their Units to the Company. The purchase price shall be equal to eighty percent (80%) of the Net Value Per Unit as of the preceding December 31 (in the case of purchases as of March 31) or June 30 (in the case of purchases as of September 30) (such dates being hereafter referred to as a "Determination Date"), and less any distributions to the tendering Limited Member after the Determination Date and prior to the Repurchase Date. The Managing Members shall publish the repurchase price offered for Units based on its determination of the Net Value Per Unit as soon as possible after each Determination Date. The Company will not be obligated to purchase in any year more than 2% of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received in any given year exceed the two percent (2%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Members tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Member retenders his or her Units. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company nor shall the Company purchase any Units in violation of applicable legal requirements.

         (b) For purposes of all calculations pursuant to Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

7.8 VOTING RIGHTS. To the extent permitted under the Limited Liability Company Act, as amended, the Limited Members may, by vote of a majority of the outstanding Units (excluding Units held by the Managing Members for their own accounts), and without the concurrence of the Managing Members:

         (1) amend this Operating Agreement in accordance with the provisions of Article XI;

         (2) remove the Managing Member and elect a new Managing Member in accordance with Section 10.4 of this agreement;

         (3) approve or disapprove the sale of all or substantially all of the assets of the Company;

          (4)   dissolve  the  Company  in  accordance  with  Section
   12.1(g).


VIII.     BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

8.1 BOOKS; PLACE; ACCESS. The Managing Member shall maintain accurate books of account and each and every transaction shall be entered therein. The Company records shall contain the names and addresses of all Members and shall maintain, for a period of six years after completion of the offering of Units, copies of all subscriptions and other materials used to determine that the purchase of the Units was suitable for each Limited Member. The books of account and the records shall be kept at the office of the Company in St. Paul, Minnesota, and any Member or his or her legal counsel may inspect and copy the Company books and records at any time during ordinary business hours. The Managing Member shall have no obligation to deliver or mail to Limited Members copies of certificates of formation or amendments thereto.

8.2 METHOD. The books of account shall be kept in accordance with generally accepted accounting principles.

8.3   FISCAL  YEAR.   The  fiscal year of the Company  shall  end  on
December 31 of each year.

8.4 ANNUAL REPORT. At the Company's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing Member, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

      The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of Members' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Company during the period covered by the report and (c) the amount of any fees or other reimbursements to the Managing Members or any Affiliates of the Managing Members during the fiscal year to which such annual report relates, including information required by Section
6.2. Such report shall set forth distributions to Limited Members for the period covered thereby and shall separately identify distributions from (i) cash flow from operations during the period,
(ii) cash flow from operations during a prior period that had been held as reserves, (iii) proceeds from the disposition of property and investments and (iv) reserves from the gross proceeds of the offering originally obtained from the Limited Members. The financial information contained in the annual report will be prepared on the GAAP basis. The Managing Member also shall make available to each Limited Member, upon request, a copy of any annual reports that the Company may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

8.5 QUARTERLY REPORTS. During the life of the Company, the Managing Member shall prepare and distribute to all Members within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Company financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and (d) other pertinent information regarding the Company and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the Managing Members or their Affiliates and the amount of the fees received. The Managing Member also shall make available to each Limited Member, upon request, a copy of any reports that the Company may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.


8.6 SPECIAL REPORTS. The Managing Member shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Members for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Members as provided in Section 4.5. Such special reports shall describe the Properties acquired, the terms of the lease affecting the property,the tenant and use of th property, and shall include a description of the geographic location and the market upon which the Managing Member is
relying.   The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the receipt of a commitmentof title insurance and if development is required on the property, the receipt of appropriate completion bonds, the purchase price and terms of the purchase, the amount of proceeds
in  the Company  that  remain unexpended   or    uncommitted and  any
Acquisition Expenses paid by the Company to the Managing Members or their Affiliates in connection with real property acquisitions within the quarter.


8.7 TAX RETURNS; TAX INFORMATION. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

8.8 BANK ACCOUNTS. Except as otherwise described in the Prospectus, the Managing Member shall select a bank account or accounts for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Managing Member shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Company will not be commingled with funds of any other person or entity.

8.9 TAX ELECTIONS. In the event of a transfer of all or part of the Company interest of any Member, the Company, in the sole discretion of the Managing Member, may elect pursuant to Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Company. The Managing Member shall be the "tax matters partner" for the Company as that term is defined in
Section 6231 of the Internal Revenue Code of 1986, as amended.

8.10 INVESTOR LIST. In addition to the other records maintained by the Company, the Company shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Members, including the names, addresses and business telephone numbers of the Limited Members and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Members shall be available for inspection by any Limited Member or such Limited Member's designated agent at the office of the Company upon request of such Limited Member. In addition, a copy of the Limited Member list shall be mailed to any Limited Member requesting the same within ten (10) days of the receipt of a written request. The Company may charge a reasonable fee to such Limited Member to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Members shall include, without limitation, matters relating to voting rights of the Limited Members and the exercise of rights of the Limited Members under federal proxy laws. If the Managing Member neglects or refuses to exhibit, produce or mail a copy of the Limited Member list as requested, the Managing Member shall be liable for the costs, including attorneys' fees, incurred by the Limited Member in compelling the production of the list and for the actual damages suffered by the Limited Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Member list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Member relative to the affairs of the Company. The Managing Member may require the Limited Member requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Member's interest in the Company. For all such purposes, the acquisition of additional Units shall be considered a commercial purpose unrelated to the Limited Member's interest in the Company. The Managing Member may also require, as a condition to making such list available, (i) that the list be requested under the signature of the Limited Member of record rather than a person or entity holding a power of attorney for such Limited Member; and (ii) whenever the list will be used to solicit purchases of Units, that the requesting Limited Member agree to provide materials to the persons solicited, and to the Managing Member for review and comment prior to use, generally complying with the disclosure requirements of Section 14(d) of the Securities Exchange Act of 1934 and Rule 14d-6 promulgated thereunder, including, without limitation, the price at which the Fund last agreed to repurchase Units and the price at which Units were last purchased in any secondary trading service that is published, prominently displayed in type size no less than 14 point; PROVIDED, HOWEVER, that the Managing Member may not refuse to provide the list if the materials contain the foregoing information because it is not otherwise satisfied with the materials to be sent. The remedies set forth in this section 8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Members under federal law, or the laws of any state.

IX.  ASSIGNMENT OF LIMITED MEMBER'S INTEREST

     The Company interest of a Limited Member shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing Member. The Company interest of a Limited Member may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Member shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

9.1 LIMITATIONS ON TRANSFER RELATED TO TAX STATUS. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer or assign any part of his or her interest in the Company, and no such transfer or assignment shall be recognized by the Company but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or (C) transfers pursuant to the repurchase provisions of section 7.7 of this agreement, would constitute transfers of in excess of two percent (2%) of Company interests outstanding. The Managing Member may request such information from a transferring Limited Member as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing Member may refuse to affect any transfer if the transferring Limited Member is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service
Transfer or if the Managing Member is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or (g).

9.2 PROTECTIVE PROVISIONS RELATING TO TRANSFER FRAUD. No Limited Member shall be obligated to sell, assign or transfer any Units or any other interest in the Company, prior to receipt of adequate disclosure relating to the Company. The Company shall provide to any Limited Member, upon request and without charge, prior to the date of any transfer, copies of the most recent reports (forms 10-Q, 10-K etc.) filed by the Company with the Securities and Exchange Commission, together with information relating to the Net Value Per Unit as of the most recent Determination Date. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer any part of his or her interest in the Company, and no such transfer or assignment or any agreement executed by a Limited Member with respect to such transfer or assignment shall be recognized by the Company but shall be null and void, unless such Limited Member shall have confirmed in writing to the Managing Member that he or she received and reviewed such information relating to Net Value Per Unit at least 24 hours prior to completion of transfer, and has received copies of such reports as he or she may have requested. For purposes of the foregoing, confirmation on behalf of a Limited Member by power of attorney shall not be effective unless the attorney so appointed provides proof acceptable to the Managing Member of the Limited Member's incapacity to provide confirmation directly.

9.3 RIGHT OF FIRST REFUSAL. Except with respect to (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or (C) transfers pursuant to the repurchase provisions of section 7.7 of this agreement, no Member (the "Offering Member") may assign, transfer, convey or otherwise dispose of all or any part of any Unit directly or indirectly unless such Member shall have given notice ("Offer Notice") in writing to the Company, setting forth the number of Units (the "Offered Units") to be transferred, the consideration (the "Offer Price") for which such Units would be transferred.
Subject            to            the        terms     and  conditions
hereinafter set forth, the Company shall have the right to purchase all but not less than all of the Offered Units at the Offer Price. The Company may exercise such right by delivering to the Offering
Member its election to exercise within 15 days after the date on which the Company has received the Offer Notice. Subject to the limitations set forth in Section 9.1 (which shall be controlling), the closing of any such purchase by the Company shall occur within 60 days of such exercise by delivery of payment on the same terms as specified in the Offer Notice. Offered Units purchased by the Company shall be canceled. Unless all Units are purchased pursuant to the option granted in this Section 9.3, the Offering Member shall be free, for a period of 90 days after the expiration of such fifteen day period, to sell the Offered Units to the proposed transferee on the same terms as were described in the Offer Notice. Unless the transfer is approved by the Managing Member in accordance with this
Article IX and the transferee acknowledges in writing that he, she or it is bound by the terms of this Agreement as provided in Section 9.5, the transferee shall not become a Member of the Company but shall only be an assignee of the financial rights of his, her or its assignor. Any Member who transfers all of his, her or its financial rights shall cease to be a Member of the Company. All notices shall be in writing.

9.4 TRANSFERS. Except as provided in Section 9.1, 9.2 and 9.3, each Limited Member may transfer or assign all or part of his or her interest in the Company as provided in the Limited Liability Company Act; provided, however, that no transfer or assignment shall be effective until written notice thereof is received by the Managing Member and the Managing Member approves such transfer or assignment. Such approval shall be granted unless the Managing Member determines that the transfer will cause a violation of the provisions of this agreement, including the percentage limitations referred to in
Section 9.1 above and the provisions of section 9.2 or 9.3. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1, 9.2 or 9.3, the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in the Company occurring during any month shall be deemed effective (i.e., the transferee shall become a Limited Member of record) on the last day of the calendar month in which written notice thereof is received by the Managing Member.

9.5 ADMISSION OF ASSIGNEE AS MEMBER. No assignee of all or part of the Company interests of any Limited Member shall have the right to become a substitute Limited Member unless (i) his or her assignor has confirmed the matters set forth in Section 9.2, (ii) his or her assignor has stated such intention in the instrument of assignment,
(iii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Member, as described in Section 9.8 and (iv) the transfer to such assignee has been made in compliance with Section 9.1 and 9.3. By executing and adopting this agreement, each Limited Member hereby consents to the admission of additional or substitute Limited Members by the Managing Member and to any assignee of his or her Units becoming a substitute Limited Member.


9.6 MINIMUM SIZE. No purported sale, assignment or transfer by a Limited Member of less than two and one-half Units (two Units for transfers by Qualified Plans and Individual Retirement Plans) will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.

9.7 DEATH OF LIMITED MEMBER. If a Limited Member dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her estate, shall have the rights of a Limited Member for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Member. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Member shall not dissolve the Company.

9.8 DOCUMENTS AND EXPENSES. As a condition to admission as a substitute Limited Member, an assignee of all or part of the Company interest of any Limited Member or the legatee or distributee of all or any part of the Company interest of any Limited Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Member to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Member.

9.9 ACQUIT COMPANY. In the absence of written notice to the Company of any assignment of a Company interest, any payment to the assigning Member or his or her executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

9.10 RESTRICTION ON TRANSFER. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Company interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Company interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code of 1986 (or any successor section).

9.11 ENDORSEMENT ON CERTIFICATE. The foregoing provisions governing the assignment of the Company interest of a Limited Member shall be indicated by an endorsement on the certificate evidencing such Limited Member's interest in the Company, in the form as determined from time to time by the Managing Member.

X.   DEATH, WITHDRAWAL, EXPULSION AND REPLACEMENT OF THE MANAGING
MEMBERS

10.1 DEATH. In the event of the death of the Special Managing Member, the estate of the Special Managing Member shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Company only upon satisfaction of the conditions in Section 10.2 applicable to the Special Managing Member.

10.2  WITHDRAWAL.   The  Managing Member may not  withdraw  from  the
Company  without  first  providing 90 days'  written  notice  to  the
Limited Members of its intent to so withdraw and providing a substitute Managing Member to the Company that shall be accepted by a vote of not less than a majority, by interest, of the Limited Members (excluding any Limited Company Units held by any Managing Member for its own account); provided, however, that nothing in this Agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing Member into or with a successor entity controlled by, or under common control with, a Managing Member, and such successor entity shall be deemed to be the Managing Member of the Company for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing Member. The Limited Members shall vote to accept or reject the proposed substitute Managing Member in person or by proxy at a meeting called by the Managing Member for such purpose in accordance with Section 11.1 of this agreement.

      The Special Managing Member may not withdraw from the Company prior to December 31, 2004.

10.3 EXPULSION. A Managing Member shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2) withdrawal from the Company without providing a substitute Managing Member in accordance with Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Members or upon the Company, or (iii) committed a felony in connection with the management of the Company or its business. This section does not limit the right of the Limited Members to remove the Managing Members upon a majority vote of the Limited Members.

10.4  REMOVAL AND REPLACEMENT OF MANAGING MEMBERS.  In the  event  of
(i) the wrongful withdrawal of a Managing Member or the expulsion of a Managing Member under circumstances that the Company lacks a Managing Member or (ii) the written proposal of Limited Members holding 10% or more of the issued and outstanding Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Members, the Limited Members may call a meeting of the Company for the purpose of removing or replacing any or all of the Managing Members. At such meetings, any of the Managing Members may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts).

10.5 PAYMENT FOR REMOVED MANAGING MEMBER'S INTEREST. Upon the expulsion, withdrawal or removal of a Managing Member, the Company shall pay to the terminated Managing Member all amounts then accrued and owing to the terminated Managing Member and an amount equal to the then present fair market value of the terminated Managing Member's interest in the Company determined by agreement of the terminated Managing Member and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Company. The fair market value of the terminated Managing Member's interest shall be the amount the terminated Managing Member would receive upon dissolution and termination of the Company assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Company were sold for their then fair market value without any compulsion on the part of the Company to sell such assets. In the case of a voluntary withdrawal, the withdrawing Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing Managing Member otherwise would have been entitled to receive under this agreement had such Managing Member not withdrawn. In the case of an involuntary termination, the terminated Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a promissory note with a five-year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

10.6 FAILURE TO ADMIT SUBSTITUTE MANAGING MEMBER. In the event that a substitute Managing Member has not been appointed and admitted as provided in Section 10.4 so that there is no Managing Member acting, the Company shall then be dissolved, terminated and liquidated.

XI.  AMENDMENT OF AGREEMENT AND MEETINGS

11.1 GENERAL. Either Managing Member may, at any time, propose an amendment to this agreement and shall notify all Members thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the Managing Member deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Members, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Members holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Members to consider any other proposal for which the Limited Members may vote hereunder, including the sale of all or substantially all of the assets of the Company. Upon the request in writing to the Managing Member of any person entitled to call a meeting, or in the event a proposal of a Managing Member adversely effects the rights of Limited Members, or in the event of objection by 10% of Limited Members by interest to such a proposal, the Managing Member shall call a special meeting of all Members, in each case at a location convenient to Limited Members, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Members either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Members, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Members may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Members (excluding any Units held by the Managing Members for their own accounts) shall decide the matter, without the consent of the Managing Members. In any event, however, no such amendment shall affect the allocation of economic interests to the Members or alter the allocation of Company management responsibilities and control without the approval of each Managing Member and a majority by interest, of the Limited Members, except as otherwise provided in
Article X.

11.2 ALTERNATIVE TO MEETINGS. As an alternative to voting at meetings of the Company pursuant to this and other Articles of this agreement, the Limited Members may consent to and approve by written action any matter that the Limited Members may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Members, by interest, must sign the written action as is required by vote at a meeting; provided, however, that written notice is given to all Members at least 15 days before solicitation of signatures is begun.

XII. DISSOLUTION AND LIQUIDATION

12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of one or more of the following events:

        (a)  the expiration of the term set forth in Section 1.4;

        (b) the occurrence of any event that, under the laws of the jurisdictions governing the Company shall dissolve the Company;

        (c)  the  bankruptcy of the Company or any of the  Managing
   Members;

        (d) the withdrawal or the expulsion of a Managing Member if a substitute Managing Member has not been timely admitted as provided in Article X, with the result that there is no Managing Member acting;

        (e) the decree of court that other circumstances render a dissolution of the Company equitable or required by law;

        (f) the sale or other disposition of all or substantially all of the assets of the Company; and

        (g) at any time by the affirmative vote of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts) at a meeting called in accordance with Section 11.1 of this agreement.

12.2 CONTINUATION OF BUSINESS. Except as provided in Section 12.3, upon the dissolution of the Company for any reason, the business of the Company and title to the property of the Company shall be vested in the Company continuing the business. Upon any such dissolution no Member, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Company continuing the business, and no Member, nor his or her legal representatives, as against the Company continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

12.3 LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (a) an event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in the Company, (b) the bankruptcy of the Company, (c) the withdrawal or expulsion of a Managing Member and no substitute Managing Member has been timely admitted as provided in Article X, with the result that there is no Managing Member acting, (d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Company equitable or required by law, (e) the sale of all or substantially all of the assets of the Company, (f) the express will of Limited Members as provided in Section 12.1(g) above, the Company shall be liquidated and the Managing Member (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Company) shall wind up the affairs of the Company.

      The Managing Member or the person winding up the affairs of the Company shall promptly proceed to liquidate the Company. No distribution upon liquidation in kind of property and assets shall be made to Limited Members. In settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

         (a) To the payment of all debts and liabilities of the Company, including loans by Members that are secured by mortgages, but excluding any other loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

         (b) To the establishment of any reserves deemed necessary by the Managing Member or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

         (c) To the repayment of any unsecured loans or advances that may have been made by any Members to the Company in the order of priority as provided by law;

         (d) Any remaining balance will be distributed to the Members pro rata based on each Member's positive capital account balance, after giving effect to allocations pursuant to Sections
   5.1 and 5.3 and after taking into account all capital account adjustments for the Company taxable year during which liquidation occurs (other than those made pursuant to this Section 12.3(d)).

XIII.     MISCELLANEOUS PROVISIONS

13.1 INTERPRETATION. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references herein to Articles and Sections refer to Articles and Sections of this agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this agreement. The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Members.

13.2 NOTICE. Any notice given in connection with the business of the Company shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Company, to the principal office of the Company set forth in Section 1.3 or to such other address as the Company may hereafter designate by notice to the Members; if to the Managing Member or the Special Managing Member, to the address set forth in Section 1.3 or such other address as such Managing Members may hereafter designate by notice to the Company; if to the Limited Members, to the addresses set forth in the subscription agreement executed by each Limited Member or to such other address as such Limited Members may hereafter designate by notice to the Company.

13.3 SUCCESSORS AND ASSIGNS. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

13.4 COUNTERPARTS. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

13.5 SEVERABILITY. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Company as a limited Company under the Limited Liability Company Act.

      IN  WITNESS WHEREOF, this agreement has been executed as of the
     day of                .


LIMITED MEMBERS                         MANAGING MEMBERS

By AEI Fund Management XXI, Inc.,       AEI Fund Management XXI, Inc.
   attorney-in-fact                     Managing Member


By
By
    Robert P. Johnson, President        Robert  P.  Johnson, President



     Robert P. Johnson,
     Special Managing Member

                                 EXHIBIT B



                         PRIOR PERFORMANCE TABLES


       The information presented in the following tables represents the historical experience of all public real estate programs organized by our managers or their affiliates during the periods indicated. You should not assume that AEI Fund 25 will generate results, or that you will receive benefits, comparable to the results generated by, or benefits received by investors in, these prior real estate programs. You will have no interest in the assets or operations of our managers.

       We have filed a registration statement that contains additional information about the performance of prior programs in "Part II". You can obtain a copy of the registration statement by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101.

       The programs included in the following tables have investment objectives similar to those of AEI Fund 25, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.

   Table                    Index Description                  Page

     I            Experience in Raising and Investing Funds    B-2
    II            Compensation to Sponsors                     B-3
   III            Operating Results of Prior Programs          B-4
    IV            Results of Completed Programs                B-7
     V            Sales or Disposals of Properties             B-8


                        [Tables I through V follow]

                                  TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 2002, as to the experience of the Managing Members and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.


                                   AEI           AEI            AEI
                                 Income &      Income &       Income &
                                 Growth         Growth         Growth
                                Fund XXII      Fund 23        Fund 24
Dollar Amount Offered          $24,000,000    $24,000,000   $50,000,000
Dollar Amount Raised           $16,917,222    $13,349,321   $14,975,754
Percentage of Amount
 Raised                            100.0%         100.0%           100%
Less Offering Expenses:
 Selling Commissions
  and Discount                       8.0           10.0            10.0
 Organizational
  Expenses                           6.5            5.0             5.0
 Other (a)                           6.4            2.6             0.0
 Less Reserves                       0.1            0.4              .1
                              -----------    -----------     -----------
Percent Available
 for Investment                     79.0%          82.0%           84.9%
                              ===========    ===========     ===========
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                           0.0%           0.0%            0.0%
 Investment in
  Properties (b)                    79.0           82.0            73.7(c)
 Acquisition Fees                    0.0            0.0             0.0
                              -----------    -----------     -----------
Total Acquisition Cost              79.0%          82.0%           73.7%
                              ===========    ===========     ===========

Percent Leverage                     0.0%           0.0%            0.0%
Date Offering Began               Jan. 97       Mar. 99          May 01
Length of Offering
 (months)                              24            24              (d)
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                             32            28              (c)



(a)Represents distributions in excess of net cash flow (return of capital).

(b)Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.

(c)Acquisitions are in process.

(d)Represents subscriptions accepted through December 31, 2002.
  Offering had not closed as of December 31, 2002.

                                    B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the Managing Members and their Affiliates during the period from January, 1997 to December 31, 2002 for all prior public programs closed in the last five years.


                                    AEI            AEI            AEI
                                  Income &       Income &       Income &
                                   Growth         Growth         Growth
                                  Fund XXII       Fund 23       Fund 24
Type of Compensation
Date Offering Commenced            Jan. 97         Mar. 99       May 01
Dollar Amount Raised            $16,917,222     $13,349,321   $14,975,754
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)            339,667         271,147       399,337
   Acquisition Expenses
    - purchase option on
             property                     0               0             0
    - real estate
             commission                   0               0             0
    - expense
             reimbursement          502,009(c)       92,688(c)     38,311(c)
   Organization Offering
    Expenses                        294,122         206,858       337,419
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors                    5,202,135       2,467,048       571,505
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                              0               0             0
   Partnership
    Management Fees (b)                   0               0             0
   Reimbursements(b)              1,027,108         512,480       170,062
   Leasing Commissions                    0               0             0
   Participation  in  Cash
     Distributions                  157,486          70,409        12,290
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                         5,807,815       2,260,643             0
   - notes                                0               0             0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions(d)                        0               0             0
   Incentive Fees(d)                      0               0             0
   Reimbursements(d)                222,108          81,943             0
   Participation in Cash
    Distributions                     7,368             977             0

(a) Does not include fees paid to AEI Securities, Inc., which were reallowed to participating dealers.

(b) Although not paid a fixed fee for property management and program management, the Managing Members and Affiliates were reimbursed at their Cost for the provision of such services. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From Operations-Reimbursements."

(c) The Programs received reimbursements from the lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XXII, Fund 23 and Fund 24 totaled $394,389, $266,621, and $155,693 respectively.

(d) Although not paid a fixed fee from property sales, the Managing Members and Affiliates were reimbursed at their Cost for the provision of services related to property sales. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From Property Sales and Refinancing-Reimbursements."

                                    B-3


                                 TABLE III

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

The following table provides information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1998) ended December 31, 2002.

                                                             AEI INCOME & GROWTH FUND XXII

                                                               Years Ended December 31
                                                 1998        1999         2000       2001	         2002
Gross  Revenues from Operations               $ 545,711   $ 984,858   $1,225,209   $1,283,070  $1,187,173
Profit on Sale of Properties                          0           0      357,720      215,520	  389,454
Less:
   Operating Expenses                           233,072     192,767      194,271      219,947	  189,048
   Depreciation                                  16,025     184,942      318,756      326,858	  321,705
   Real Estate Impairment                             0           0            0            0           0
                                               ----------  ----------  ----------  ----------   ----------
Net  Income (Loss) - GAAP Basis               $ 296,614   $ 607,149   $1,069,902   $  951,785	1,065,874
                                               ==========  ==========  ==========  ==========   ==========
Taxable Income (Loss):
  -from  operations                           $ 500,917   $ 596,673   $  691,599   $  755,269  $  704,220
  -from gain on sale                                  0           0      347,686      203,290	  359,271
                                               ==========  ==========  ==========  ==========   ==========

Cash  Generated (Deficiency) From Operations  $ 249,364   $ 708,899    1,009,525   $1,117,956  $  957,776
Cash Generated From Sales                             0           0    2,476,996    1,150,946	1,957,765
Cash Generated From Refinancing                       0           0            0            0		  0
                                               ----------  ----------  ----------  ----------   ----------
Cash Generated From Operations,
   Sales and Refinancing                        249,364     708,899    3,486,521    2,268,902	2,915,541
Less: Cash Distributions to Investors
   -from operating cash flow                    249,364     708,899      982,140    1,021,300	  957,776
   -from sales and refinancing                        0           0      262,069      272,728	  202,020
   -from cash reserves (a)                      430,475     484,397            0            0	   50,702
                                               ----------  ----------  ----------  ----------   ----------
Cash Generated (Deficiency)
  After  Cash  Distributions                   (430,475)   (484,397)   2,242,312      974,874	1,705,043
Less: Special Items (Not Including
  Sales and Refinancing)                              0           0            0            0		  0
                                               ----------  ----------  ----------  ----------   ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                               $(430,475)  $(484,397)  $2,242,312   $  974,874	$1,705,043
                                               ==========  ==========  ==========  ==========   ==========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                42          35           40           44		41
     -from recapture                                  0           0           10            9		 1
   Capital Gain (Loss)                                0           0            8            3		20
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                              25          35           62           53		62
     -Return of Capital                              32          34           11           23		 9
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                           0           0           16           16		12
     -Refinancing                                     0           0            0            0		 0
     -Operations                                     21          41           57           60		56
     -Cash Reserves (a)                              36          28            0            0		 3
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                							      100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-4

                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)
                                               AEI  INCOME  &  GROWTH  FUND  23
                                                 Years  Ended  December  31

                                                 1999         2000       2001		   2002
Gross Revenues from Operations               $  25,872    $ 432,076   $1,039,824	$1,063,481
Profit on Sale of Properties                         0            0            0	   362,730
Less:
 Operating Expenses                             59,658      165,308      213,395	   168,324
 Depreciation                                        0       17,427      204,430	   267,495
 Real Estate Impairment                              0            0            0	         0
                                              ----------   ----------  ----------   ----------
Net Income (Loss)-GAAP Basis                 $ (33,786)   $ 249,341   $  621,999	$  990,392
                                              ==========   ==========  ==========    =========
Taxable Income:
 -from operations                            $  25,872    $ 322,431   $  627,673	$  641,442
 -from gain on sale                                  0            0            0 	   344,446
                                              ==========   ==========  ==========	 =========

Cash Generated (Deficiency) From Operations  $  38,698    $ 338,558   $  698,009	$  939,872
Cash Generated From Sales                            0            0            0	 2,178,700
Cash Generated From Refinancing                      0            0            0		   0
                                              ----------   ----------  ----------	 ---------
Cash Generated From Operations,
 Sales and Refinancing                          38,698      338,558      698,009	 3,118,572
Less: Cash Distributions to Investors
 -from operating cash flow                         700      323,653      698,009	   873,962
 -from sales and refinancing                         0            0            0	    97,727
 -from cash reserves (a)                             0            0      145,109		   0
                                              ----------   ----------  ----------	 ---------
Cash Generated (Deficiency)
 After Cash Distributions                       37,998       14,905     (145,109)	 2,146,883
Less: Special Items (Not Including
 Sales and Refinancing)                              0            0            0		   0
                                              ----------   ----------  ----------	-----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $  37,998    $  14,905   $ (145,109)   $2,146,883
                                              ==========   ==========  ==========    =========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                               11           51           48		47
     -from recapture                                 0            0            0		 5
   Capital Gain (Loss)                               0            0            0		19
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                              0           39           47		71
     -Return of Capital                              0           12           17		 0
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                          0            0            0		 7
     -Refinancing                                    0            0            0		 0
     -Operations                                     0           51           53		64
     -Cash Reserves (a)                              0            0           11		 0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                    100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-5



                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                               AEI INCOME & GROWTH FUND 24
                                                 Year Ended December 31

                                                      2001		     2002

Gross Revenues from Operations                       $ 50,013	$  537,720
Profit on Sale of Properties                                0		   0
Less:
 Operating Expenses                                    22,087	   164,203
 Depreciation                                           8,886	   101,688
 Real Estate Impairment                                     0		   0
                                                      --------	  --------
Net Income -GAAP Basis                               $ 19,040	$  271,829
                                                      ========	  ========
Taxable Income:
 -from operations                                    $ 31,873     $  290,954
 -from gain on sale                                         0	         0
                                                      ========	  ========

Cash Generated (Deficiency) From Operations          $112,098     $  364,271
Cash Generated From Sales                                   0	         0
Cash Generated From Refinancing                             0	         0
                                                      --------	  --------
Cash Generated From Operations,
 Sales and Refinancing                                112,098        364,271
Less: Cash Distributions to Investors
 -from operating cash flow                                  0        267,186
 -from sales and refinancing                                0	         0
 -from cash reserves (a)                                    0	         0
                                                      --------	  --------
Cash Generated (Deficiency)
 After Cash Distributions                             112,098	    97,085
Less: Special Items (Not Including
 Sales and Refinancing)                                     0	         0
                                                      --------	  --------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                                      $  112,098	$   97,085
                                                      ========      ========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                      14		31
     -from recapture                                        0		 0
   Capital Gain (Loss)                                      0		 0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                     0		29
     -Return of Capital                                     0		 0
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                                 0		 0
     -Refinancing                                           0		 0
     -Operations                                            0		29
     -Cash Reserves (a)                                     0		 0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                  100%


(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-6


                              TABLE IV

                    RESULTS OF COMPLETED PROGRAMS
                             (Unaudited)


        The following table provides the results of all programs that have completed operations (no longer hold properties) within the five years ended December 31, 2002.


                                                      Net Lease
                                                      Income &
                                                       Growth
                                                      Fund 84-A(a)


Dollar Amount Raised                                  $ 5,000,000
Number of Properties Purchased                                  8
Date of Closing of Offering                               Dec. 84
Date of First Sale of Property                            Mar. 96
Date of Final Sale of Property                            Feb. 01
Tax and Distribution Data Per
  $1,000 Investment:
Federal Income Tax Results:
  Ordinary Income (Loss)
    from Operations                                           747
    from recapture                                             10
  Capital Gain (Loss)                                         449
  Deferred Gain
    Capital                                                     0
    Ordinary                                                    0
Cash Distributions to Investors
  Source (on GAAP basis)
    Investment Income                                       1,265
    Return of Capital                                         924
  Source (on cash basis)
    Sales                                                   1,035
    Refinancing                                                 0
    Opertations                                             1,154
    Other                                                       0


(a) Final sale of property was completed February 1, 2001.

                               B-7

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the three years ended December 31, 2001.

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real Estate Caribou Coffee
Fund XVI        Marietta,
                Georgia     Aug. 97 Feb. 00 1,468,504      0           0       0   1,468,504   0     1,247,571  1,247,571   347,841

AEI Income &    Children's World
Growth Fund     DePere,
XXII            Wisconsin(b)July 99 Feb. 00   236,003      0           0       0     236,003   0       204,365    204,365    11,197

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Mar. 00   228,337      0           0       0     228,337   0       212,299    212,299    7,966


                                B-8

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Mar. 00   287,570      0           0       0     287,570   0       250,650    250,650    9,467

AEI Income &    Children's World
Growth Fund     DePere,
XXII            Wisconsin(b)July 99 Mar. 00   224,224      0           0       0     224,224   0       198,688    198,688   11,960

AEI Income &    Children's World
Growth Fund     DePere,
XXII            Wisconsin(b)July 99 Mar. 00   204,452      0           0       0     204,452   0       175,786    175,786   10,792

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Mar. 00   205,532      0           0       0     205,532   0       184,495    184,495    8,192

AEI Income &    Hollywood Video
Growth Fund     Saraland,
XXII            Alabama(b)  Jan. 99 Mar. 00   205,263      0           0       0     205,263   0       167,058    167,058   18,151

Net Lease       Arby's
Income & Growth Hudsonville,
Fund 84-A       Michigan(b) Sept.99 Apr. 00   278,155      0           0       0     278,155   0       264,379    264,379   14,457

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 Apr. 00   193,529      0           0       0     193,529   0       179,153    179,153    8,890

AEI Income &    Hollywood Video
Growth Fund     Saraland,
XXII            Alabama(b)  Jan. 99 Apr. 00   211,847      0           0       0     211,847   0       173,383    173,383   19,830


                                B-9

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

Net Lease       Arby's
Income & Growth Hudsonville,
Fund 84-A       Michigan(b) Sept.99 Apr. 00   190,662      0           0       0     190,662   0       176,991    176,991   10,157

AEI Real        Arby's
Estate          Hudsonville,
Fund 85-A       Michigan(b) Sept.99 Apr. 00    64,098      0           0       0      64,098   0        59,937     59,937    3,433

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b) July 85 Apr. 00   209,806      0           0       0     209,806   0       191,060    191,060  287,613

AEI Real        Pasta Fair
Estate          Belleview,
Fund XVIII      Florida     Apr. 90 May 00    730,550      0           0       0     730,550   0       932,862    932,862  711,077

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 June 00   140,120      0           0       0     140,120   0       124,520    124,520    8,214

AEI Income &    Marie Callender's
Growth Fund     Henderson,
XXII            Nevada(b)   Sept.99 June 00   120,831      0           0       0     120,831   0       111,300    111,300    7,047

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 June 00   178,063      0           0       0     178,063   0       159,062    159,062   10,866

AEI Income &    Hollywood Video
Growth Fund     Saraland,
XXII            Alabama(b)  Jan. 99 June 00   178,740      0           0       0     178,740   0       148,826    148,826   19,704


                                B-10

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real        Timber Lodge
Estate          Rochester,
Fund XVII       Minnesota(b)Sept.98 July 00   214,308      0           0       0     214,308   0       192,653    192,653   38,582

AEI Net Lease   Red Line Burgers
Income & Growth Corpus Christi,
Fund XIX        Texas       Apr. 93 July 00       949      0           0       0         949   0       280,378    280,378  119,991

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 July 00   132,877      0           0       0     132,877   0       119,296    119,296    9,076

AEI Real        Sports City Cafe
Estate          Mesquite,
Fund XVI        Texas(d)    Dec. 87 July 00   311,882      0           0       0     311,882   0       520,109    520,109  186,468

AEI Real        Sports City Cafe
Estate          Mesquite,
Fund XVII       Texas(d)    Dec. 87 July 00   579,215      0           0       0     579,215   0       956,343    956,343  291,432

AEI Net Lease   Media Play
Income & Growth Apple Valley,
Fund XIX        Minnesota(e)Dec. 95 Aug. 00   136,514      0     660,000       0     796,514   0     1,389,367  1,389,367  173,018

AEI Net Lease   Media Play
Income & Growth Apple Valley,
Fund XX         Minnesota(e)Dec. 95 Aug. 00   136,514      0     660,000       0     796,514   0     1,422,701  1,422,701  173,118

AEI Income &    Media Play
Growth Fund     Apple Valley,
XXI             Minnesota(e)Dec. 95 Aug. 00   140,651      0     680,000       0     820,651   0     1,414,060  1,414,060  178,400


                                B-11

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 Aug. 00   223,510      0           0       0     223,510   0       198,829    198,829   16,539

AEI Net Lease   Marie Callender's
Income & Growth Henderson,
Fund XIX        Nevada(b)   Sept.99 Aug. 00   179,183      0           0       0     179,183   0       159,062    159,062   13,231

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio(b)     Apr. 99 Aug. 00   286,420      0           0       0     286,420   0       247,960    247,960   38,373

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio(b)     Apr. 99 Sept.00   181,463      0           0       0     181,463   0       154,974    154,974   24,568

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   180,831      0           0       0     180,831   0       145,552    145,552   43,213

AEI Income &    Children's World
Growth          DePere,
Fund XXII       Wisconsin(b)July 99 Sept.00   180,668      0           0       0     180,668   0       156,602    156,602   15,912

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   223,306      0           0       0     223,306   0       181,937    181,937   54,381

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   261,912      0           0       0     261,912   0       209,593    209,593   62,647


                                B-12

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real        Timber Lodge
Estate          Rochester,
Fund XVII       Minnesota(b)Sept.98 Sept.00   294,304      0           0       0     294,304   0       250,450    250,450   56,157

Net Lease       Champps
Income & Growth Schaumburg,
Fund 84-A       Illinois(b) Dec. 97 Sept.00   102,559      0           0       0     102,559   0        82,838     82,838   25,069

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Sept.00   192,011      0           0       0     192,011   0       151,124    151,124   46,711

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio (b)    Apr  99 Oct. 00   223,528      0           0       0     223,528   0       193,718    193,718   32,150

AEI Real        Timber Lodge
Estate          Rochester,
Fund XVII       Minnesota(b)Nov. 97 Oct. 00   289,245      0           0       0     289,245   0       244,259    244,259   72,599

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio (b)    Apr  99 Oct. 00   201,393      0           0       0     201,393   0       174,348    174,348   29,613

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio (b)    Apr  99 Oct. 00   167,144      0           0       0     167,144   0       145,291    145,291   24,920

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Oct. 00   166,923      0           0       0     166,923   0       134,182    134,182     42,462

                                B-13

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real        Applebee's
Estate Fund     Slidell,
XVI             Louisiana(f)May  93 Oct. 00   960,230      0           0       0     960,230   0       746,465    746,465    799,391

AEI Real        Applebee's
Estate Fund     Slidell,
XVIII           Louisiana(f)May  93 Oct. 00   355,151      0           0       0     355,151   0       280,018    280,018    295,428

AEI Net Lease   Applebee's
Income & Growth Covington,
Fund XIX        Louisiana   Jun  93 Oct. 00 1,112,386      0           0       0   1,112,386   0     1,099,085  1,099,085  1,118,269

AEI Net Lease   Applebee's
Income & Growth Lafayette,
Fund XX         Louisiana   Jan  95 Oct. 00 1,011,386      0           0       0   1,011,386   0     1,176,559  1,176,559    891,102

AEI Real        Tractor Supply
Estate Fund     Maryville,
85-A            Tennessee(b)Feb. 96 Oct. 00   182,336      0           0       0     182,336   0       133,286    133,286     67,893

AEI Real        Timber Lodge
Estate Fund     Rochester,
XVII            Minnesota(b)Sept 98 Nov. 00   249,376      0           0       0     249,376   0       215,772    215,772     50,494

Net Lease       Champps
Income & Growth Columbus,
Fund 84-A       Ohio (b)    Apr. 99 Nov. 00   553,296      0           0       0     553,296   0       437,551    437,551     79,657

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XX         Ohio (b)    Apr. 99 Nov. 00    34,612      0           0       0      34,612   0        27,889     27,889      4,998

                                B-14

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real        Arby's
Estate Fund     Hudonsville,
85-A            Michigan (b)Sept 99 Nov. 00   485,994      0           0       0     485,994   0       425,329    425,329     46,580

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XX         Ohio (b)    Apr. 99 Dec. 00   171,508      0           0       0     171,508   0       151,574    151,574     27,737

AEI Net Lease   Champps
Income & Growth Columbus
Fund XX         Ohio (b)    Apr. 99 Dec. 00   123,308      0           0       0     123,308   0       108,943    108,943     20,144

AEI Net Lease   Champps
Income & Growth Columbus
Fund XX         Ohio (b)    Apr. 99 Jan. 01   178,718      0           0       0     178,718   0       157,888    157,888     30,438

AEI Real        Tractor Supply
Estate Fund     Maryville,
85-A            Tennessee(b)Feb  96 Jan. 01   178,962      0           0       0     178,962   0       131,315    131,315     70,301

Net Lease       Ginghams
Income & Growth St Charles,
Fund 84-A       Missouri(b) Jul  85 Jan. 01    24,151      0           0       0      24,151   0        24,222     24,222     38,809

AEI Real        Arby's
Estate Fund     Hudonsville,
85-A            Michigan (b)Sept 99 Jan. 01   178,049      0           0       0     178,049   0       170,132    170,132     21,080

AEI Net Lease   Champps
Income & Growth Columbus
Fund XX         Ohio (b)    Apr. 99 Jan. 01   210,178      0           0       0     210,178   0       184,728    184,728     36,216

                                B-15

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Children's World
Growth          DePere,
Fund XXII       Wisconsin(b)Jul. 99 Jan.01   178,286      0           0       0     178,286   0       167,788    167,788   22,708

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b)Feb. 85 Feb.01    19,201      0           0       0      19,201   0        20,100     20,100   40,563

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Feb.01   177,546      0           0       0     177,546   0       142,216    142,216   49,705

AEI Net Lease   Champps
Income & Growth Columbus
Fund XX         Ohio (b)    Apr. 99 Feb.01   104,816      0           0       0     104,816   0        93,154     93,154   18,851

AEI Income &    Champps
Growth          Columbus
Fund XXI        Ohio (b)    Aug. 96 Mar.01   213,977      0           0       0     213,977   0       169,952    169,952   82,650

AEI Income &    Children's World
Growth          Golden,
Fund XXII       Colorado(b) Sep. 00 Mar.01   213,483      0           0       0     213,483   0       181,142    181,142    8,020

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Mar.01   192,103      0           0       0     192,103   0       153,594    153,594   55,187

AEI Income &    Children's World
Growth          Golden,
Fund XXII       Colorado(b) Sep. 00 Mar.01   201,270      0           0       0     201,270   0       170,889    170,889    7,746

                                B-16

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Champps
Growth          Columbus
Fund XXI        Ohio (b)    Aug. 96 Mar.01   244,131      0           0       0     244,131   0       193,897    193,897   95,113

AEI Net Lease   Champps
Income & Growth Columbus
Fund XX         Ohio (b)    Apr. 99 Mar.01   178,937      0           0       0     178,937   0       157,888    157,888   33,425

AEI Income &    Champps
Growth          Columbus
Fund XXI        Ohio (b)    Aug. 96 Apr.01    89,110      0           0       0      89,110   0        71,259     71,259   35,263

AEI Income &    Children's World
Growth          Golden,
Fund XXII       Colorado(b) Sep. 00 Apr.01    89,248      0           0       0      89,248   0        75,950     75,950    3,933

AEI Real        Marie Callender's
Estate Fund     Gresham,
85-A            Oregon(b)   Sep. 99 May 01   275,848      0           0       0     275,848   0       239,822    239,822   35,968

AEI Income &    Champps
Growth          Columbus
Fund XXI        Ohio (b)    Aug. 96 May 01   184,537      0           0       0     184,537   0       142,518    142,518   72,233

AEI Real        Tractor Supply
Estate Fund     Maryville,
85-A            Tennessee(b)Feb. 96 May 01   252,854      0           0       0     252,854   0       182,087    182,087  104,384

AEI Real        Champps
Estate Fund     Columbus,
XVIII           Ohio(b)     Aug. 96 May 01    38,778      0           0       0      38,778   0        29,646     29,646   15,684

                                B-17

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Champps
Growth          Columbus
Fund XXI        Ohio (b)    Aug. 96 May 01   179,911      0           0       0     179,911   0       143,752    143,752   73,116

AEI Real        Tractor Supply
Estate Fund     Maryville,
85-A            Tennessee(b)Feb. 96 May 01   139,250      0           0       0     139,250   0       106,504    106,504   60,499

AEI Real        Taco Fiesta
Estate Fund     Brownsville,
XVIII           Texas       Aug. 91 Jun.01   463,323      0           0       0     463,323   0       799,938    799,938  579,629

AEI Real        Marie Callender's
Estate Fund     Gresham,
85-A            Oregon(b)   Sep. 99 Jun.01   203,501      0           0       0     203,501   0       171,301    171,301   27,488

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Jun.01   201,624      0           0       0     201,624   0       152,102    152,102   59,500

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Jul.01   142,200      0           0       0     142,200   0       113,774    113,774   44,750

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Jul.01   193,243      0           0       0     193,243   0       154,308    154,308   61,625

AEI Real        Tractor Supply
Estate Fund     Maryville,
85-A            Tennessee(b)Feb. 96 Aug.01   243,975      0           0       0     243,975   0       161,045    161,045   95,543

                                B-18

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real        Tumbleweed
Estate Fund     Chillicothe,
XVIII           Ohio(b)     Nov. 98 Aug.01    15,788      0           0       0      15,788   0        13,219     13,219    3,900

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Aug.01   244,480      0           0       0     244,480   0       177,774    177,774   72,204

AEI Income &    Children's World
Growth          Golden,
Fund XXII       Colorado(b) Sep. 00 Aug.01   244,176      0           0       0     244,176   0       177,218    177,218   15,327

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Aug.01   178,220      0           0       0     178,220   0       142,216    142,216   58,236

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Sep.01   180,748      0           0       0     180,748   0       147,597    147,597   53,368

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Sep.01   730,702      0           0       0     730,702   0       563,892    563,892  236,343

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Oct.01   180,907      0           0       0     180,907   0       141,978    141,978   51,905

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Oct.01   247,434      0           0       0     247,434   0       193,393    193,393   70,700

                                B-19

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Oct.01   224,258      0           0       0     224,258   0       175,240    175,240   64,064

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Oct.01   196,614      0           0       0     196,614   0       151,551    151,551   63,787

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Oct.01   222,482      0           0       0     222,482   0       177,774    177,774   75,255

AEI Real        Marie Callender's
Estate Fund     Gresham,
85-A            Oregon(b)   Sep. 99 Oct.01   211,380      0           0       0     211,380   0       189,637    189,637   36,359

AEI Real        Bennigan's
Estate Fund     Cincinnati,
XVII            Ohio        Mar. 90 Nov.01   710,652      0           0       0     710,652   0     1,898,768  1,898,768  756,256

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Nov.01   313,172      0           0       0     313,172   0       231,445    231,445   87,110

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Nov.01   209,273      0           0       0     209,273   0       161,138    161,138   61,096

AEI Real        Tractor Supply
Estate Fund     Maryville,
85-A            Tennessee(b)Feb. 96 Nov.01    37,579      0           0       0      37,579   0        27,327     27,327   17,043

                                B-20

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real        Tractor Supply
Estate Fund     Maryville,
XV              Tennessee(b)Feb. 96 Nov.01   143,163      0           0       0     143,163   0       109,129    109,129   64,761

AEI Income &    Children's World
Growth          DePere,
Fund XXII       Wisconsin(b)July 99 Dec.01   224,483      0           0       0     224,483   0       196,535    196,535   42,304

AEI Real        Marie Callender's
Estate Fund     Gresham,
85-A            Oregon(b)   Sep. 99 Jan.02    52,917      0           0       0      52,917   0        49,054     49,054   10,488

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 Feb.02   168,506      0           0       0     168,506   0       129,719    129,719   60,168

AEI Income &    Champps
Growth          Schaumburg,
Fund XXI        Illinois(b) Dec. 97 Feb.02    54,266      0           0       0      54,266   0        41,954     41,954   19,378

AEI Income &    Denny's
Growth          Covington,
Fund XXI        Louisiana   Mar. 97 Feb.02   816,142      0           0       0     816,142   0     1,304,948  1,304,948  601,361

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 Mar.02   273,584      0           0       0     273,584   0       205,796    205,796   96,738

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 Mar.02   126,787      0           0       0     126,787   0        96,037     96,037   45,376

        					B-21

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 Mar.02   126,785      0           0       0     126,785   0        96,037     96,037   45,376

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Mar.02   925,921      0           0       0     925,921   0       675,128    675,128  280,182

AEI Real        Marie Callender's
Estate Fund     Gresham,
85-A            Oregon(b)   Sep. 99 Apr.02   308,452      0           0       0     308,452   0       271,195    271,195   62,030

AEI Real        Children's World
Estate Fund     Plainfield,
85-A            Illinois(b) May  01 Apr.02   223,593      0           0       0     223,593   0       182,685    182,685   14,219

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 May 02   252,122      0           0       0     252,122   0       190,017    190,017   92,904

AEI Real        Johnny Carino's
Estate Fund     Austin
85-A            Texas(b)    Sep. 01 May 02   251,573      0           0       0     251,573   0       222,132    222,132   20,668

AEI Real        Johnny Carino's
Estate Fund     Austin
85-A            Texas(b)    Sep. 01 May 02   590,507      0           0       0     590,507   0       513,231    513,231   48,191

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 May 02   197,199      0           0       0     197,199   0       147,630    147,630   63,355

						B-22

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 May 02   196,888      0           0       0     196,888   0       147,630    147,630   63,355

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 May 02   197,390      0           0       0     197,390   0       147,630    147,630   63,355

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 May 02   197,371      0           0       0     197,371   0       147,630    147,630   63,355

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 May 02   178,650      0           0       0     178,650   0       135,130    135,130   58,272

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 May 02   335,888      0           0       0     335,888   0       257,242    257,242  126,943

AEI Real        Johnny Carino's
Estate Fund     Austin
85-A            Texas(b)    Sep. 01 May 02    15,892      0           0       0      15,892   0        14,224     14,224    1,389

AEI Income &    Johnny Carino's
Growth          Austin
Fund 23         Texas(b)    Sep. 01 May 02   319,404      0           0       0     319,404   0       287,734    287,734   27,079

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 May 02   200,855      0           0       0     200,855   0       146,114    146,114   72,148

							B-23

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 May 02   257,697      0           0       0     257,697   0       190,017    190,017   93,885

AEI Net Lease   Johnny Carino's
Income & Growth Austin
Fund XX         Texas(b)    Sep. 01 May 02    10,373      0           0       0      10,373   0         8,907      8,907      885

AEI Income &    Johnny Carino's
Growth          Austin
Fund 23         Texas(b)    Sep. 01 May 02   247,772      0           0       0     247,772   0       214,145    214,145   20,519

AEI Real        Hops Grill & Bar
Estate Fund     Palm Harbor,
85-A            Florida     Mar. 86 Jun.02 1,062,953      0           0       0   1,062,953   0     1,094,373  1,094,373 1,241,674

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois(b) Dec. 97 Jun.02   185,287      0           0       0     185,287   0       142,341    142,341   71,746

AEI Net Lease   Johnny Carino's
Income & Growth Austin
Fund XX         Texas(b)    Sep. 01 Jun.02   222,400      0           0       0     222,400   0       200,484    200,484   21,557

AEI Real       Children's World
Estate Fund    W. Bridgewater,
85-A           MA (b)       Oct. 01 Jun.02   106,530      0           0       0     106,530   0        89,285     89,285    5,565

AEI Income &   TGI Friday's
Growth         Greensburg,
Fund XXII      PA (b)       Dec. 97 Jun.02   440,406      0           0       0     440,406   0       365,892    365,892  169,590

						B-24

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real        Applebee's
Estate          Victoria,
Fund XVI        Texas       Mar. 96 Jul.02   673,665      0           0       0     673,665   0     1,335,555  1,335,555  578,445

AEI Income &    Hollywood Video
Growth          Saraland,
Fund XXII       Alabama(b)  Jan. 99 Jul.02   526,806      0           0       0     526,806   0       484,749    484,749  153,353

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Jul.02   210,736      0           0       0     210,736   0       158,710    158,710   70,929

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Jul.02   272,536      0           0       0     272,536   0       205,395    205,395   91,793

AEI Real        Marie Callender's
Estate Fund     Gresham,
85-A            Oregon (b)  Sep. 99 Jul.02   374,722      0           0       0     374,722   0       334,207    334,207   84,788

AEI Real        Rally's
Estate Fund     San Antonio,
XVIII           Texas       Dec. 92 Jul.02         0      0           0       0           0   0       308,997    308,997  140,958

AEI Real        Children's World
Estate Fund     Plainfield,
85-A            Illinois(b) May  01 Jul.02   136,971      0           0       0     136,971   0       111,857    111,857   11,873

AEI Net Lease   Johnny Carino's
Income & Growth Austin
Fund XX         Texas (b)   Sep. 01 Jul.02   178,548      0           0       0     178,548   0       160,388    160,388   18,820

						B-25

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Net Lease   Applebee's
Income & Growth Beaverton,
Fund XIX        Oregon      Dec. 93 Aug.02 3,156,082      0           0       0   3,156,082   0     1,760,079  1,760,079 2,040,066

AEI Income &    Johnny Carino's
Growth          Austin
Fund XXI        Texas (b)   Sep. 01 Aug.02   196,254      0           0       0     196,254   0       177,676    177,676   21,356

AEI Income &    Johnny Carino's
Growth          Austin,
Fund XXI        Texas (b)   Sep. 01 Aug.02   187,662      0           0       0     187,662   0       169,601    169,601   20,434

AEI Income &    Arby's
Growth          Coon Rapids,
Fund 23         Minnesota(b)Aug. 01 Aug.02   147,770      0           0       0     147,770   0       134,734    134,734   11,902

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Aug.02   223,756      0           0       0     223,756   0       168,912    168,912   77,959

AEI Real        Champps
Estate Fund     Columbus,
XVIII           Ohio (b)    Aug. 96 Aug.02   164,858      0           0       0     164,858   0       115,627    115,627   78,136

AEI Net Lease   Johnny Carino's
Income & Growth Austin
Fund XX         Texas (b)   Sep. 01 Aug.02    94,686      0           0       0      94,686   0        84,526     84,526   10,617

AEI Income &    Johnny Carino's
Growth          Austin,
Fund XXI        Texas (b)   Sep. 01 Aug.02   219,765      0           0       0     219,765   0       197,542    197,542   24,638

						B-26

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Real        TGI Friday's
Estate Fund     Greensburg,
XVII            PA (b)      Dec. 97 Aug.02   137,156      0           0       0     137,156   0       114,527    114,527   54,884


AEI Income &    TGI Friday's
Growth          Greensburg,
Fund XXII       PA (b)      Dec. 97 Aug.02   304,529      0           0       0     304,529   0       252,141    252,141  121,372


AEI Real        Tractor Supply
Estate Fund     Maryville,
XV              Tennessee(b)Feb. 96 Sep.02   147,133      0           0       0     147,133   0       110,276    110,276   74,832


AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Sep.02   252,743      0           0       0     252,743   0       170,092    170,092  116,843


AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May 98  Sep.02   298,594      0           0       0     298,594   0       223,572    223,572  103,938


AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May 98  Sep.02   222,895      0           0       0     222,895   0       168,912    168,912   78,579


AEI Real        TGI Friday's
Estate Fund     Greensburg,
XVII            PA (b)      Dec. 97 Sep.02   442,428      0           0       0     442,428   0       368,385    368,385  178,038


AEI Real        TGI Friday's
Estate Fund     Greensburg,
XVII            PA (b)      Dec. 97 Sep.02   218,741      0           0       0     218,741   0       182,868    182,868   88,752

						B-27

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real        TGI Friday's
Estate Fund     Greensburg,
XVII            PA (b)      Dec. 97 Sep.02   425,278      0           0       0     425,278   0       343,265    343,265  167,201

AEI Income &    TGI Friday's
Growth          Greensburg,
Fund XXII       PA (b)      Dec. 97 Sep.02    44,312      0           0       0      44,312   0        35,530    35,530    17,385

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Sep.02   287,873      0           0       0     287,873   0       217,222   217,222   102,192

AEI Income &    Children's World
Growth          Plainfield,
Fund XXII       Illinois(b) May  01 Sep.02   167,604      0           0       0     167,604   0       136,649   136,649    17,269

AEI Income &    Children's World
Growth          Plainfield,
Fund XXII       Illinois,(b)May  01 Oct.02    62,639      0           0       0      62,639   0        51,503    51,503     6,522

AEI Real  Marie Callender's
Estate Fund     Gresham,
85-A            Oregon (b)  Sep. 99 Oct.02   178,616      0           0       0     178,616   0       159,526   159,526    44,223

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Oct.02   312,029      0           0       0     312,029   0       236,475   236,475   111,934

AEI Income &    Children's World
Growth          Golden,
Fund XXII       Colorado(b) Sep. 00 Oct.02    41,925      0           0       0      41,925   0        33,119    33,119     6,601

						B-28

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Hollywood Video
Growth          Saraland,
Fund XXII       Alabama (b) Jan. 99 Oct.02   369,544      0           0       0     369,544   0       361,436   361,436   124,089

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Oct.02   152,771      0           0       0     152,771   0       107,097   107,097    74,910

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Oct.02   153,301      0           0       0     153,301   0       116,990   116,990    55,620

AEI Real        All Tune & Lube
Estate Fund     Merrillville,
85-B            Indiana     Oct. 86 Oct.02   238,879      0           0       0     238,879   0       304,432   304,432   488,046

AEI Real        Auto Max
Estate Fund     Coon Rapids,
86-A            Minnesota   Jul. 87 Oct.02   638,523      0           0       0     638,523   0       795,818   795,818  1,259,517

AEI Real        Fuddruckers
Estate Fund     Thornton,
XVIII           Colorado (b)Jul. 97 Nov.02   285,243      0           0       0     285,243   0       199,711   199,711   113,327

AEI Income &    Arby's
Growth          Coon Rapids,
Fund 23         Minnesota(b)Aug. 01 Nov.02   288,238      0           0       0     288,238   0       260,679   260,679    27,271

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Nov.02   462,137      0           0       0     462,137   0       309,261   309,261   218,142

						B-29

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real        Denny's
Estate Fund     Ft. Worth,
85-B            Texas       Oct. 86 Nov.02   582,182      0           0       0     582,182   0       981,764   981,764   999,025

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Nov.02   224,144      0           0       0     224,144   0       154,629   154,629   109,173

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Nov.02   196,130      0           0       0     196,130   0       135,687   135,687    95,891

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Nov.02   266,383      0           0       0     266,383   0       183,699   183,699   130,133

AEI Real        Fuddruckers
Estate Fund     Thornton,
XVIII           Colorado(b) Jul. 97 Nov.02   189,168      0           0       0     189,168   0       128,846   128,846    73,603

AEI Real        Auto Max
Estate Fund     Bloomington,
86-A            Minnesota   Jun. 87 Nov.02   789,374      0           0       0     789,374   0       838,749   838,749   1,679,011

AEI Income &    Champps
Growth          Livonia,
Fund XXI        Michigan(b) May  98 Nov.02   259,858      0           0       0     259,858   0       195,937   195,937    94,879

						B-30

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Nov.02   241,087      0           0       0     241,087   0       160,816   160,816   114,245

AEI Real        Fuddruckers
Estate Fund     Thornton,
XVIII           Colorado (b)Jul. 97 Nov.02   218,221      0           0       0     218,221   0       156,870   156,870    90,251

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Nov.02   224,172      0           0       0     224,172   0       154,629   154,629   110,267

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Dec.02   223,327      0           0       0     223,327   0       154,629   154,629   110,627

AEI Real        Fuddruckers
Estate Fund     Thornton,
XVIII           Colorado (b)Jul. 97 Dec.02   179,346      0           0       0     179,346   0       128,846   128,846    74,645

AEI Real        Fuddruckers
Estate Fund     Thornton,
XVIII           Colorado (b)Jul. 97 Dec.02   178,835      0           0       0     178,835   0       128,846   128,846    74,645

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Dec.02   188,731      0           0       0     188,731   0       131,128   131,128    94,153

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Dec.02   231,838      0           0       0     231,838   0       154,629   154,629   111,030

						B-31

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)



                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real        Jack-in-the-Box
Estate Fund     Ft. Worth,
85-A            Texas       Dec. 85 Dec.02   897,165      0           0       0     897,165   0     1,005,586 1,005,586 2,408,044

AEI Net Lease   Children's World
Income & Growth New Albany,
Fund XX         Ohio (f)    Mar. 01 Dec.02   685,831      0           0       0     685,831   0       540,366   540,366    88,093

AEI Income &    Children's World
Growth          New Albany,
Fund 23         Ohio (f)    Mar. 01 Dec.02   587,854      0           0       0     587,854   0       465,163   465,163    75,507

AEI Income &    Arby's
Growth          Coon Rapids,
Fund 23         Minnesota(b)Aug. 01 Dec.02   275,107      0           0       0     275,107   0       242,869   242,869    28,093

AEI Real        Fuddrucker's
Estate Fund     Thornton,
XVIII           Colorado (b)Jul. 97 Dec.02   223,887      0           0       0     223,887   0       161,057   161,057    93,846

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XX         Ohio (b)    Apr. 99 Dec.02   339,676      0           0       0     339,676   0       261,293   261,293   102,109

AEI Net Lease   Champps
Income & Growth Schaumburg,
Fund XX         Illinois (b)Dec. 97 Dec.02   291,326      0           0       0     291,326   0       215,754   215,754   120,702

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Dec.02   316,573      0           0       0     316,573   0       218,029   218,029   157,335

						B-32

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)


                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real        Denny's
Estate Fund     Casa Grande,
XVII            Arizona     Mar. 89 Dec.02 1,090,781      0           0       0   1,090,781   0       721,420   721,420  1,244,577

AEI Net Lease   Denny's
Income & Growth Burleson,
Fund XX         Texas       Dec. 94 Dec.02   810,000      0           0       0     810,000   0       923,480   923,480   626,881

AEI Net Lease   Denny's
Income & Growth Grapevine,
Fund XX         Texas       Nov. 95 Dec.02   958,166      0           0       0     958,166   0     1,354,721  1,354,721  749,135

AEI Income &    Arby's
Growth          Coon Rapids,
Fund 23         Minnesota(b)Aug. 01 Dec.02   312,555      0           0       0     312,555   0       268,774   268,774    31,864

AEI Net Lease   Champps
Income & Growth Lyndhurst,
Fund XX         Ohio (b)    Apr. 96 Dec.02   410,468      0           0       0     410,468   0       273,386   273,386   197,996

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XX         Ohio (b)    Apr. 99 Dec.02   178,767      0           0       0     178,767   0       137,884   137,884    54,206


(a) Does not include deduction for partnership general and administrative expenses not related to the properties.

(b) Sale of less than a majority interest in the property.

(c) This property was owned jointly by AEI Real Estate Funds XVI and XVII.

(d) This property was owned jointly by AEI Income & Growth Fund XXI and AEI Net Lease Income & Growth Funds XIX and XX.

(e) This property was owned jointly by AEI Real Estate Funds XVI and XVIII.

(f) This property was owned jointly by AEI Net Lease Income & Growth Fund XX and AEI Income & Growth Fund 23.

                                B-24






                              EXHIBIT C

                   STATE SUITABILITY REQUIREMENTS

     If you are a resident of one of the states listed below, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in AEI Fund
25. The investment firms that solicit purchases are required by law to ask you whether you meet these requirements to determine whether a purchase of the units is suitable for you. When you sign the subscription agreement you are required to represent, by initialing the second line under item 6, that you meet the suitability standards contained under the caption "Who May Invest" (at page 12 of this prospectus), and if applicable, the higher standards set forth in the table below.

     IF YOU ARE A RESIDENT OF ONE OF THE STATES BELOW, YOU MUST SATISFY THE NET WORTH REQUIREMENT OR THE COMBINED NET WORTH NET INCOME REQUIREMENT SET FORTH OPPOSITE THE STATE. When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.

              ALTERNATIVE   ALTERNATIVE     MINIMUM        MAXIMUM
   STATE           1             2         INVESTMENT    INVESTMENT
               NET WORTH    NET INCOME +
                             NET WORTH


    Iowa        $225,000    $60,000 net                 10% of Net Worth
                            income PLUS
                            $60,000 net
                            worth


   Maine        $200,000    $50,000 net
                            income PLUS
                            $50,000 net
                            worth


   Michigan     $225,000    $60,000 net income
				    plus $60,000 net
                            worth


   Missouri      $225,000   $60,000 net
                            income PLUS
                            $60,000 net
                            worth

   Nebraska						   $5,000	   10% of net worth


   North        $225,000    $60,000 net
  Carolina                  income PLUS
                            $60,000 net
                            worth

   Ohio								   10% of liquid net
									   worth


Pennsylvania                                             20% of net
                                                         worth




                          EXHIBIT D
               AEI INCOME & GROWTH FUND 25 LLC
                   SUBSCRIPTION AGREEMENT

                (Including Power of Attorney)

 MAKE YOUR CHECK PAYABLE TO "FIDELITY BANK - AEI FUND 25 ESCROW"

  IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE
  READ CAREFULLY BEFORE SIGNING. PLEASE TYPE OR PRINT.

1. INVESTMENT [ ] Initial Investment [ ] Add-On to Existing Investment [ ] NAV
                  Number of Units        Amount of Investment          (for
                                         ($1,000 x No. of Units) $     Broker
                                                                       use
2. OWNERSHIP   [ ] Tenants in Common   [ ] IRA   [ ] Taxable Trust     only)
               [ ] Uniform Gift to Minors Act of the State of
[ ] Individual [ ] Community Property  [ ] Keogh [ ] Partnership
[ ] Joint Tenants                                [ ] Other (Explain)
[ ] Pension/Profit Sharing Plan        [ ] Non-Taxable Trust [ ] Corporation

3. REGISTERED OWNER  (Name of Qualified Plan, Trust, Partnership or
                      Corporation, if applicable. Give both names if jointly held. Include acct. no. if coustodial acct.)

               Last Name(s)             First Name(s)                Initial(s)

[ ] Mr.  [ ] Ms.
[ ] Mr.  [ ] Ms.

Mailing Address        Street        City         State      Zip Code    Phone

Residential Address    Street        City         State      Zip Code    Phone

REQUIRED FOR BLUE SKY REGISTRATION REQUIREMENTS FOR ALL ACCOUNT TYPES.

4. QUARTERLY DISTRIBUTIONS                    AUTHORIZATION FOR AUTOMATIC
Please send my distribution checks to the     DEPOSITS (ACH) _ Please
following address (Insert "same" if checks    include a copy of voided check
are to be sent to mailing address.  INSERT    or savings deposit slip.
NAME, ADDRESS, ACCOUNT NUMBER AND PHONE       I authorize AEI Fund Management,
NUMBER IS CHECKS ARE TO BE SENT TO A          Inc., and Fidelity Bank of Edina,
FINANCIAL INSTITUTION.)                       Minnesota, to initiate variable
                                              entries to my checking or savings
                                              account. This authority will
                                              remain in effect until I notify
                                              AEI in writing to cancel in such
Name and complete address:                    time as to afford AEI a
                                              reasonable opportunity to act on
                                              the cancellation.
Phone Number
                                              Financial Institution Name,
                                              Address and Phone Number
                                              (Please Print):



                                             Account Type (Circle One):
                                             [ ] Checking [ ] Savings [ ] Other

                                             Account Number:
                                             Office Use Only: Bank Routing No.
                                             Trans. Code

5. DISTRIBUTION REINVESTMENT PLAN (Expires after the offering period; Plan election must be re-confirmed annually.)

Do you elect to participate in the distribution reinvestment plan?[ ] Yes [ ] No

(If you elect to participate by checking "Yes," rental income and other Fund income included in "Net Cash Flow" will not be distributed to you but instead will be applied to the purchase of additional Units, or fractional Units, at $1,000 per Unit as long as such purchase continues to comply with applicable securities laws and the Fund has not distributed proceeds from sale or refinancing of properties.) UNLESS YOU DIRECT OTHERWISE, COMMISSIONS OF UP TO 7% AND EXPENSES WILL BE PAID TO THE BROKER DEALER DESIGNATED BELOW ON YOUR REINVESTED NET CASH FLOW.

6. INVESTOR REPRESENTATIONS (Each of the following MUST BE INITIALED BY INVESTOR for this Subscription Agreement to be accepted)

[ ]  I have received a copy of the Prospectus  of    AEI
     Fund 25 dated       (the "Prospectus")*   and   its
     Supplement  (if any) dated (Investor must enter the
     date of the  Supplement, if any,  accompanying  the
     Prospectus.   IF  THE  DATE  IS  NOT  ENTERED,  THE
     SUBSCRIPTION AGREEMENT   WILL   BE   RETURNED   FOR
     COMPLETION.)

[ ]  I meet the minimum income and net worth  standards set forth in the Prospectus under  the heading "Who May Invest" and as
     further  specified in  Exhibit   C to the  Prospectus and am
     purchasing Units  for my own account.

[ ] I hereby make, constitute and appoint the Managing Members, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section 7.5 of the Operating Agreement of AEI Fund 24, which section of the Operating Agreement of AEI Fund 25, which section of the Operating Agreement is incorporated herein by reference and hereby made a part hereof.

*Your broker is obligated to provide you with a copy of the Prospectus five business days before you subscribe. We are prohibited from selling the Units to you until five days after you receive the Prospectus. If you did not receive the Prospectus five business days in advance, you have the right to withdraw your subscription.

NOTE:  SIGNATURES AUTHORIZING THIS INVESTMENT MUST APPEAR ON
       THE REVERSE SIDE OF THIS FORM.

                           Please turn over




7.  INVESTOR SIGNATURES AND CERTIFICATIONS
IMPORTANT  FORM W-9 CERTIFICATION INSTRUCTIONS:  YOU  MUST CROSS OUT ITEM
(2) BELOW IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. However, if after being notified by the IRS that you
were subject   to   backup  withholding you received another notification
from the IRS that you are no longer subject to backup withholding, do not cross out item (2). Under penalties of perjury I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends,
or the IRS  has notified   me  that  I  am  no  longer  subject  to backup
withholding.

IMPORTANT CHECK ONE:
THE INVESTOR IS A UNITED STATES CITIZEN.     Check Here   [ ]
THE INVESTOR IS A FOREIGN INVESTOR.          Check Here   [ ]
(Nonresident Alien or Individual, Foreign Corporation,
Foreign Partnership, or Foreign Trust or Estate).

Note: If this investment is to be held within a qualified plan, such as an IRA or Keogh Plan, the investor(s) and custodian must sign in Block 7.

(I/WE ARE AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(s) OR ENTITY(s) LISTED IN 3 ABOVE) NEITHER A BROKER, DEALER, INVESTMENT ADVISER NOR ANY OF THEIR AGENTS MAY SIGN ON BEHALF OF AN INVESTOR. (Custodians must sign for custodial accounts. All other forms of registration must be signed by the investing parties.)

Investor Signature(s) [X]                          [X]

Print Name & Capacity                              Print Name & Capacity

Tax ID Number                                      Tax ID Number
              Primary

8. CONSENT TO ELECTRONIC DELIVERY OF REPORTS
By intialing the boxe below, you will be consenting to delivery of periodic reports by AEI Income & Growth Fund 25 LLC to you electronically. These reports would include:

    annual reports that contain audited financial statements, and quarterly reports containing unaudited condensed financial statements.

You agree to download these reports from our web site once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. IF YOU ELECT TO RECEIVE THESE REPORTS ELECTRONICALLY, YOU WILL NOT RECEIVE PAPER COPIES OF THE REPORTS IN THE MAIL, UNLESS YOU LATER REVOKE YOUR CONSENT. You may revoke your consent and receive paper copies at any time by notifying us in writing at AEI Securities Incorporated, 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, MN 55101.

If you agree to accept reports electronically, please complete the following enrollment information:

Name of Investor:

E-Mail Address
              (I understand that I must immediately advise the Fund
               at the address above if my e-mail address changes.)

Consent to Electronic Delivery of Reports (please check):

[ ] Please post the reports on your web site, or in a hyperlink from your web site, and advise me by e-mail to the address above when they are posted.

Investor Signature(s) [X]                     [X]


9. BROKER/DEALER INFORMATION (Registered representative signature required for processing. Please type or print.)

Broker/Dealer Firm                      Registered Representative Name

Registered Representative's Office Address

City                State          Zip Code      Phone (including area code)

To substantiate compliance with Rule 2810 (b)(2) of the NASD'S Conduct Rules, the undersigned registered representative hereby certifies as follows:

1. I have reasonable grounds to believe, based on information obtained from the Subscriber concerning investment objectives, other investments, financial situations and needs and other information known to me, that investment in the Fund is suitable for such Subscriber in light of income, finnancial position, net worth and other suitability characteristics.

2. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Fund.

Dated:
                                        Signature Registered Representative


AEI Fund Management XXI, Inc., as Manager      AEI Fund Management XXI, Inc.
of  AEI  Fund  25,  hereby  accepts  this
Subscription   Agreement  this     day of      By


ATTEST                                         Its


                  AEI INCOME & GROWTH FUND 25 LLC
                SUBSCRIPTION AGREEMENT INSTRUCTIONS


INVESTOR            To  purchase  Units  of the  currently effective  LLC
INSTRUCTIONS        complete  and  sign  the  Subscription Agreement  and
                    deliver  it  to your broker, together with your check.
                    YOUR CHECK SHOULD BE MADE PAYABLE TO:   FIDELITY BANK
                    AEI  FUND  25   ESCROW.   In  order to invest, it  is
                    necessary   that   all   items  on  the  Subscription
                    Agreement be completed.

1. INVESTMENT       Limited  Liability  Company interests in the Fund are
                    being offered in units of $1,000. Insert the number of
                    Units to be purchased,  multiply the dollar amount of
                    the investment ($1,000 x No. of Units). An individual,
                    partnership, corporation, trust, association or other
                    legal  entity  must purchase a minimum of two and one-
                    half ($2,500)  Units.  The  minimum investment for an
                    Individual Retirement Account,  Keogh Plan  or  other
                    Qualified   Plan  is  at   least  two ($2,000) Units.
                    According to state law, individuals in Nebraska must purchase a minimum of five ($5,000) Units.

2. OWNERSHIP        Check the appropriate  box indicating the manner in
                    which title is to be held. Please note that the box
                    checked   must  be  consistent with the  number  of
                    signatures appearing in Section 7. (See Instruction
                    7). In the  case  of   partnerships,  corporations,
                    custodianships or trusts, the box checked must be consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LLC UNITS
DOES NOT IN ITSELF  CREATE  THE   PLAN; YOU MUST CREATE THE PLAN THROUGH A
BONAFIDE CUSTODIAN OR TRUSTEE WHO WILL ALSO SIGN THE SUBSCRIPTION AGREEMENT IN BLOCK 7.

3. REGISTERED       Please type or print the exact name (registration)
   OWNER            that   should  appear  on  the  account.   If  the
                    investor  is  an  individual, a partnership  or a
                    corporation,  please  include in this space   the
                    complete  name  and title in which the investment
                    is to be held. If the investor is a trust such as
                    an IRA or Keogh Plan, please include the name and
                    address of the trustee and the trust name. In the
                    case of a trust or custodian investment including
                    IRAs,   Keogh    Plans   and   other   trusts  or
                    custodianships,   quarterly   distributions   and
                    investment correspondence will normally be sent to the trustee or custodian at the mailing address.
                    The plan participant will receive correspondence at home. ALL ACCOUNTS MUST SUPPLY THE INVESTOR'S
                    RESIDENTIAL ADDRESS  (FOR  BLUE  SKY REGISTRATION
                    PURPOSES).

4. QUARTERLY        After impounds are met, Fidelity Bank will release
   DISTRIBUTIONS    the interest earned during the impound   period to
   (Automatic       the designated address  (distribution reinvestment
   deposits         does not apply to impound interest).The Partnership
   or checks)       will then commence distributions of cash available
                    for distribution to investors. Please insert "same" if the checks are to be mailed to the mailing address. Please insert the name and address of the financial institution as well as the account number, if checks are to be sent to a bank, savings and loan, or other financial institution or destination.

For Electronic Direct Deposit through ACH, a voided check or savings deposit slip is required.

5. DISTRIBUTION     Answer the  question  by checking yes or no if the
   REINVESTMENT     investor elects to participate in the Distribution
                    Reinvestment Plan.

6. INVESTOR         To comply with securities regulations,the investor
   REPRESENTATIONS  MUST make the representations in this Subscription
                    Agreement. ALL THREE SPACES MUST BE INITIALED BY THE
                    INVESTOR.

7. INVESTOR         IRS regulations require our escrow bank to have the
   CERTIFICATIONS   W-9 CERTIFICATION completed for all Limited Members.
                    This certifies that the  taxpayer is  not   subject
                    to   backup  withholding.  If certification  is not
                    completed, the escrow  agent  must legally withhold,
                    and  pay  to the IRS,  20% of the taxpayer's escrow
                    interest. Read the Subscription Agreement carefully
                    for  additional  W-9 Certification Instructions. If
                    the investor is a Nonresident Alien or  Individual,
                    Foreign Corporation, Foreign Partnership or Foreign
                    Trust or Estate, please  check  the  FOREIGN STATUS
                    CERTIFICATION box.  TO  AUTHORIZE  THE  INVESTMENT,
                    sign  in  the  space(s) provided. If title is to be
                    held as joint  tenancy   or  tenants  in common, at
                    least two signatures are required. In  the  case of
                    community     property,    only    one     investor
                    signature is required (see reverse side for details
                    on required signatures).  ALL INVESTORS AND/OR PLAN
                    PARTICIPANTS MUST PROVIDE SOCIAL SECURITY  NUMBERS.
                    Trusts, corporations, partnerships,  custodians and
                    estates   MUST    ADDITIONALLY    FURNISH   a   tax
                    identification number.

8. CONSET TO ELEC- Please complete this section if you consent to TRONIC DELIVERY electronic delivery of financial reports. You must
   OR REPORTS       have an e-mail address to use this service.   Enter
                    your name and  e-mail   address  and  enter    your
                    signature(s) where indicated.

BROKER/DEALER       IT IS NECESSARY THAT ALL ITEMS BE FULLY  COMPLETED.
                    INCLUDE REGISTERED REPRESENTATIVE'S NAME AND BRANCH
                    OFFICE   ADDRESS.    THE  REGISTERED REPRESENTATIVE
                    MUST SIGN AND  DATE  WHERE INDICATED IN  ORDER  FOR
                    THE   APPLICATION TO BE   ACCEPTED.    COMPLETE THE
                    REGISTERED REPRESENTATIVE'S  TELEPHONE   NUMBER. IN
                    SOME   CASES, THE HOME OFFICE MUST ALSO    SIGN THE
                    APPROVAL.


             AEI INCOME & GROWTH FUND 25 LLC
            STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1. INDIVIDUAL: One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3. TENANTS IN COMMON: All parties must sign.

4. COMMUNITY PROPERTY: Only one investor signature is required.

5. PENSION/PROFIT SHARING PLANS: The trustee signs the
   Subscription Agreement.

6. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g. an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for them to receive distributions and other pertinent information regarding the investment.

7. KEOGH (HR 10):  Same  rules as those applicable to IRAs.

8. TRUST:  The trustee signs  the  Subscription  Agreement.
   Provide the name of the trust, the name of the trustee and the name of the beneficiary.

9. PARTNERSHIP: Identify the entity as to whether it is a general or limited partnership. The general partners must be identified and their signatures obtained on the order. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

10.CORPORATION:   The  Subscription  Agreement  must  be
   accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

11.UNIFORM  GIFT TO MINORS  ACT (UGMA):   The   required
   signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate state under which UGMA is being made.

12.OTHER: Please  indicate any other ownership type. This
   space may also be used to indicate that Transfer On Death ("TOD") instructions are included with the Subscription Agreement. If TOD instructions are included, the form of Ownership must still be indicated within Section 2. Please contact AEI Investment Services at 800-328-3519 to obtain the form(s) necessary to provide complete TOD instructions.

SUBSCRIPTION DOCUMENTS INCLUDE:

1. Completed Subscription Agreement
   (all information completed, dated and signed)

2. Subscriber's Check
   (made payable to Fidelity Bank - AEI Fund 25 Escrow)

IMPORTANT: MISSING SIGNATURES OR INVESTOR REPRESENTATIONS
WILL  DELAY  ORDER PROCESSING. ORIGINAL SIGNATURES  ARE
REQUIRED.

MAIL TO: Make your check payable to FIDELITY BANK- AEI FUND
25 ESCROW and return with the Subscription Agreement to:

AEI Fund Management, Inc.                       WIRING INSTRUCTIONS
1300 Minnesota World Trade Center               Bank: Fidelity Bank
30 East Seventh Street                                7600 Parklawn Avenue
St. Paul, Minnesota 55101                             Edina, MN  55435
                                                Phone#: (952) 831-6600
651-227-7333  651-227-7705 (fax)  800-328-3519  RT#: 091014924
                                                Account Name: AEI Income &
                                                Growth Fund 25 Escrow
                                                Account #: xxx-xx-xxx
                                                Special instructions:
                                                Contact Dorene Tryon or
                                                Jane Holtan when wire
                                                is received.



  No  person  has   been   authorized  in
  connection    with   this  offering  to
  give  any   information or to make  any
  representation    other   than    those
  contained  in  this prospectus.    This
  prospectus   does  not  constitute   an
  offer  or solicitation in any  state or
  other   jurisdiction to  any  person to
  whom it  is   unlawful  to   make  such              50,000 Units
  offer  or  solicitation.   Neither  the           AEI INCOME & GROWTH
  delivery   of  this    prospectus   nor
  any sale  hereunder  shall   under  any               FUND 25 LLC
  circumstances  create  an   implication
  that  there has been no  change in  AEI
  Fund  25's  affairs   since  the   date
  hereof.  If, however,   any    material
  change   in   AEI   Fund  25's  affairs
  occurs   at  any   time     when   this
  prospectus is required to be delivered,
  this prospectus  will   be  amended  or                PROSPECTUS
  supplemented accordingly.

  Dealer Prospectus Delivery  Obligation.
  Until 90 days after the effective date,
  all dealers  that  effect  transactions
  in  these  securities, whether  or  not
  participating in this offering,  may be
  required   to   deliver  a  prospectus.
  This   is  in   addition   to       the         AEI Securities, Inc.
  dealers'   obligation   to   deliver  a
  prospectus  when acting as underwriters
  and   with   respect to   their  unsold    1300 Minnesota World Trade Center
  allotments  or   subscriptions.                   30 Seventh Street East
                                                     St. Paul, MN  55101
  Investors   are   not  to  construe the      800-328-3519    651-227-7333
  contents    of    this  prospectus   as              www.aeifunds.com
  legal  or  tax  advice.  Each  investor
  should consult his or  her own counsel,
  accountant and other financial advisors
  (and  be  responsible  for  their fees)
  regarding    the    legal,   tax    and
  investment aspects of this offering.





                               PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 27.  Exhibits.




       Exhibit No.              Description

         1.1           Revised Form of Dealer-Manager Agreement


         1.2           Revised Form of Dealer Agreement

        *3.1           Certificate of Formation

        *3.2           Form of Operating Agreement
                       included as Exhibit A to Prospectus

        *5 Opinion of Dorsey & Whitney LLP as to the legality of the securities being registered, including consent

        *8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

         10            Revised Form of Impoundment Agreement with
                       Fidelity Bank, Edina, Minnesota

         23            Consent of Independent Public Accountants

*  Previously filed.




                                 TABLE VI

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

    The following table provides information with respect to properties acquired in the three years ended December 31, 2003.

                         AEI REAL ESTATE FUND 85-A


                                 Children's     Johnny        Children's
                                   World        Carino's        World
                                Plainfield,     Austin,       Bridgewater,
   Name, Location and             Illinois       Texas       Massachusetts
    Type of Property           Child Care Ctr.   Restaurant  Child Care Ctr.

Gross Leasable Space                8,950           6,460         10,000
Date of Purchase                  5/14/01         9/26/01       10/25/01
Mortgage Financing at
 Date of Purchase                       0               0              0
Cash Down Payment                $292,300(a)     $745,340(a)  $1,043,100(a)
Contract Purchase
 Price Plus
 Acquisition Fee                        0               0              0
Other Cash Expenditures
 Expensed                               0               0              0
Other Cash Expenditures
 Capitalized                        2,242           4,247         15,790
Total Acquisition Cost           $294,542        $749,587     $1,058,890



  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-4



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                          AEI REAL ESTATE FUND XV


                                                 Garden          Johnny
                                   Razzoo's      Ridge          Carino's
                                   Austin,     Woodlands,        Pharr,
   Name, Location and               Texas        Texas           Texas
    Type of Property              Restaurant    Retail Store   Restaurant

Gross Leasable Space                 9,800         111,632          6,016
Date of Purchase                   6/27/01         8/27/03        9/30/03
Mortgage Financing at
 Date of Purchase                        0               0              0
Cash Down Payment                 $702,548(a)   $1,721,152(a)  $1,974,125
Contract Purchase
 Price Plus
 Acquisition Fee                         0               0              0
Other Cash Expenditures
 Expensed                                0               0              0
Other Cash Expenditures
 Capitalized                        12,141          25,218         22,788
Total Acquisition Cost            $714,689      $1,746,370     $1,996,913



  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.
                                II-5




                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI REAL ESTATE FUND XVII

                                     Champps         Johnny        Johnny
                         Razzoo's   Americana       Carino's      Carino's      Eckerd
                         Austin,      Utica,       Mansfield,     Longview,     Cicero,
   Name, Location and     Texas      Michigan        Texas         Texas       New York
    Type of Property    Restaurant  Restaurant     Restaurant    Restaurant   Retail Store
Gross Leasable Space       9,800        8,585          6,467         6,104         14,717
Date of Purchase         6/27/01      2/12/02         9/3/03       11/5/03       11/21/03
Mortgage Financing at
 Date of Purchase              0            0              0             0              0
Cash Down Payment       $542,878(a)  $954,898(a)  $1,016,375(a) $1,175,000(a)  $1,550,000(a)
Contract Purchase
 Price Plus
 Acquisition Fee               0            0              0             0              0
Other Cash Expenditures
 Expensed                      0            0              0             0              0
Other Cash Expenditures
 Capitalized               2,388        6,749         12,510         4,878         36,183
Total Acquisition Cost  $545,266     $961,647     $1,028,885    $1,179,878     $1,586,183



  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-6



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI REAL ESTATE FUND XVIII


                                                 Garden          Johnny
                                   Razzoo's      Ridge          Carino's
                                 Alpharetta,   Woodlands,      Mansfield,
   Name, Location and              Georgia       Texas           Texas
    Type of Property             Restaurant     Retail Store   Restaurant

Gross Leasable Space                 8,095         111,632          6,467
Date of Purchase                   7/11/01         8/27/03         9/3/03
Mortgage Financing at
 Date of Purchase                        0               0              0
Cash Down Payment                 $891,720(a)   $1,967,030(a)  $1,016,375
Contract Purchase
 Price Plus
 Acquisition Fee                         0               0              0
Other Cash Expenditures
 Expensed                                0               0              0
Other Cash Expenditures
 Capitalized                         3,783          28,820         12,511
Total Acquisition Cost            $895,503      $1,995,850     $1,028,886



  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-7



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI NET LEASE INCOME & GROWTH FUND XIX

                                                      Johnny      Champps
                          Razzoo's     Razzoo's       Carino's   Americana      Biaggi's
                          Austin,     Alpharetta,   San Antonio,   Utica,      Ft. Wayne,
   Name, Location and      Texas       Georgia         Texas      Michigan      Indiana
    Type of Property     Restaurant   Restaurant    Restaurant   Restaurant    Restaurant
Gross Leasable Space         9,800        8,095          6,474        8,585         9,455
Date of Purchase           6/27/01      7/11/01        11/2/01      2/12/02        7/3/03
Mortgage Financing at
Date of Purchase                 0            0              0            0             0
Cash Down Payment         $415,142(a)  $594,480(a)  $1,184,206(a)  $954,898(a) $1,355,556(a)
Contract Purchase
Price Plus
Acquisition Fee                  0            0              0            0             0
Other Cash Expenditures
Expensed                         0            0              0            0             0
Other Cash Expenditures
Capitalized                  2,797        3,629         10,726        8,976        23,791
Total Acquisition Cost    $417,939     $598,109     $1,194,932     $963,874    $1,379,347




(a) Represents a partial ownership interest in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-8



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

            AEI NET LEASE INCOME & GROWTH FUND XIX  (Continued)


                                                 Johnny        Johnny
                                 Winn-Dixie     Carino's      Carino's
                                Panama City,    Longview,    Brownsville,
   Name, Location and              Florida        Texas         Texas
    Type of Property            Retail Store    Restaurant    Restaurant

Gross Leasable Space                48,514          6,104         6,164
Date of Purchase                   9/19/03        11/5/03      12/30/03
Mortgage Financing at
Date of Purchase                         0              0             0
Cash Down Payment               $1,683,500(a)  $1,175,000(a) $2,259,100
Contract Purchase
Price Plus
Acquisition Fee                          0              0             0
Other Cash Expenditures
Expensed                                 0              0             0
Other Cash Expenditures
Capitalized                         29,329          4,878        53,399
Total Acquisition Cost          $1,712,829     $1,179,878    $2,312,499



  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.


                                II-9


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI NET LEASE INCOME & GROWTH FUND XX

                          Children's      Johnny     Champps      Children's
                            World        Carino's   Americana       World          Biaggi's
                         New Albany,      Austin,     Utica,   Mayfield Heights,  Ft. Wayne,
   Name, Location and       Ohio          Texas      Michigan        Ohio          Indiana
    Type of Property   Child Care Ctr. Restaurant   Restaurant  Child Care Ctr.   Restaurant
Gross Leasable Space         8,623        6,460          8,585         8,514           9,455
Date of Purchase           3/30/01      9/26/01        2/12/02       6/14/02          7/3/03
Mortgage Financing at
 Date of Purchase                0            0              0             0               0
Cash Down Payment         $536,375(a)  $451,721(a)  $1,500,554(a) $1,390,500      $1,355,555(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0            0              0             0               0
Other Cash Expenditures
 Expensed                        0            0              0             0               0
Other Cash Expenditures
 Capitalized                 3,991        2,583         10,580        16,558          23,791
Total Acquisition Cost    $540,366     $454,304     $1,511,134    $1,407,058      $1,379,346




(a)  Represents a partial ownership interest in such property.
     An affiliated entity(s) purchased the remaining interest.

                                II-10


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

            AEI NET LEASE INCOME & GROWTH FUND XX  (Continued)


                                   Johnny                     Champps
                                   Carino's      Eckerd      Americana
                                  Alexandria,    Cicero,    West Chester,
   Name, Location and              Louisiana     New York       Ohio
    Type of Property               Restaurant  Retail Store   Restaurant

Gross Leasable Space                   6,069        14,717          (b)
Date of Purchase                    11/13/03      11/21/03    12/06/02
Mortgage Financing at
 Date of Purchase                          0             0           0
Cash Down Payment                 $2,135,000    $1,550,000(a) $506,000(a)
Contract Purchase
 Price Plus
 Acquisition Fee                           0             0           0
Other Cash Expenditures
 Expensed                                  0             0           0
Other Cash Expenditures
 Capitalized                           9,748        36,183          (c)
Total Acquisition Cost            $2,144,748    $1,586,183          $0




(a) Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of December 31, 2003.
(c) A final allocation of capital costs has not been completed.

                                II-11



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND XXI

                         Children's      Johnny        Children's      Children's    Children's
                           World         Carino's       World           World          World
                         Mundelein,       Austin,      Andover,        Ballwin,       Kimberly,
   Name, Location and     Illinois        Texas       Minnesota        Missouri       Wisconsin
    Type of Property  Child Care Ctr.  Restaurant  Child Care Ctr.  Child Care Ctr. Child Care Ctr.
Gross Leasable Space         9,144         6,460          8,621           8,338         10,336
Date of Purchase           3/30/01       9/26/01        6/14/02         6/14/02        6/14/02
Mortgage Financing at
 Date of Purchase                0             0              0               0              0
Cash Down Payment       $1,618,000      $564,651(a)  $1,248,500      $1,501,500     $1,342,500
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0              0               0              0
Other Cash Expenditures
 Expensed                        0             0              0               0              0
Other Cash Expenditures
 Capitalized                   824         7,251         15,707          16,278         15,739
Total Acquisition Cost  $1,618,824      $571,902     $1,264,207      $1,517,778     $1,358,239




(a) Represents a partial ownership interest in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-12



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                 AEI INCOME & GROWTH FUND XXI  (Continued)


                                    Johnny                       Johnny
                                   Carino's    Winn-Dixie       Carino's
                                 Farmington,   Panama City,      Laredo,
   Name, Location and            New Mexico      Florida         Texas
    Type of Property             Restaurant   Retail Store     Restaurant

Gross Leasable Space                 6,138         48,514          6,968
Date of Purchase                   5/28/03        9/19/03       12/30/03
Mortgage Financing at
 Date of Purchase                        0              0              0
Cash Down Payment               $2,154,500     $1,683,500(a)  $2,537,000
Contract Purchase
 Price Plus
 Acquisition Fee                         0              0              0
Other Cash Expenditures
 Expensed                                0              0              0
Other Cash Expenditures
 Capitalized                        28,844         31,465         57,783
Total Acquisition Cost          $2,183,344     $1,714,965     $2,594,783




(a)  Represents a partial ownership interest in such property.
     An affiliated entity(s) purchased the remaining interest.

                                II-13



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND XXII

                          Children's                 Garden                   Johnny     Champps
                            World        Razzoo's    Ridge   Tia's Tex-Mex    Carino's   Americana
                         Plainfield,      Austin,   Woodlands,  Killeen,     Longmont, West Chester,
   Name, Location and     Illinois        Texas       Texas       Texas      Colorado       Ohio
    Type of Property   Child Care Ctr. Restaurant Retail Store  Restaurant  Restaurant   Restaurant
Gross Leasable Space        8,950         9,800       111,632         4,901         6,478          (b)
Date of Purchase          5/14/01       6/27/01       8/27/03      12/10/03      12/30/03     12/06/02
Mortgage Financing at
 Date of Purchase               0             0             0             0             0            0
Cash Down Payment        $365,375(a) $1,532,832(a) $2,622,707(a) $1,035,000(a) $1,270,500(a)  $506,000(a)
Contract Purchase
 Price Plus
 Acquisition Fee                0             0             0             0             0            0
Other Cash Expenditures
 Expensed                       0             0             0             0             0            0
Other Cash Expenditures
 Capitalized                2,801        11,383        38,425         6,935        22,905          (c)
Total Acquisition Cost   $368,176    $1,544,215    $2,661,132    $1,041,935    $1,293,405     $      0




(a) Represents  a  partial  ownership  interest  in  such  property.   An
    affiliated entity(s) purchased the remaining interest.
(b) Cash  down payment represents purchase of land.  Restaurant is  under construction as of December 31, 2003.
(c) A final allocation of capital costs has not been completed.

                                II-14



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI INCOME & GROWTH FUND 23

                           Children's                                Johnny         Johnny       Johnny
                             World          Razzoo's      Arby's    Carino's       Carino's     Carino's
                          New Albany,     Alpharetta,  Coon Rapids,  Austin,     San Antonio,    Parker,
   Name, Location and        Ohio           Georgia    Minnesota      Texas        Texas        Colorado
     Type  of  Property  Child Care Ctr.  Restaurant   Restaurant   Restaurant   Restaurant    Restaurant
Gross Leasable Space         8,623            8,095        4,178        6,460          6,474         6,432
Date of Purchase           3/30/01          7/11/01      8/28/01      9/26/01        11/2/01      12/18/03
Mortgage Financing at
 Date of Purchase                0                0            0            0              0             0
Cash Down Payment         $459,750(a)    $1,634,820(a)  $900,600(a)  $496,893(a)  $1,093,114(a) $2,323,100
Contract Purchase
 Price Plus
 Acquisition Fee                 0                0            0           0              0              0
Other Cash Expenditures
 Expensed                        0                0            0           0              0              0
Other Cash Expenditures
 Capitalized                 5,413           13,216       14,495       4,986         12,117         23,007
Total Acquisition Cost    $465,163       $1,648,036     $915,095    $501,879     $1,105,231     $2,346,107




(a) Represents a partial ownership interest  in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-15



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI INCOME & GROWTH FUND 24

                          Children's      Children's       Jared       Champps      Johnny
                            World            World        Jewelry     Americana     Carino's
                       Round Lake Beach, Tinley Park,   Pittsburgh,    Houston,    Littleton,
   Name, Location and     Illinois         Illinois     Pennsylvania    Texas      Colorado
    Type of Property    Child Care Ctr. Child Care Ctr. Retail Store  Restaurant  Restaurant
Gross Leasable Space        8,915           9,036           5,780         10,600       6,536
Date of Purchase          11/1/01         5/22/02        11/07/02       12/18/02     4/10/03
Mortgage Financing at
 Date of Purchase               0               0               0              0           0
Cash Down Payment      $1,742,225      $1,883,500      $2,570,400(a)  $3,095,000  $2,200,425
Contract Purchase
 Price Plus
 Acquisition Fee                0               0               0              0           0
Other Cash Expenditures
 Expensed                       0               0               0              0           0
Other Cash Expenditures
 Capitalized                5,924          18,346          50,493          8,671      23,330
Total Acquisition Cost $1,748,149      $1,901,846      $2,620,893     $3,103,671  $2,223,755




(a)   Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-16



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI INCOME & GROWTH FUND 24 (Continued)

                                          Garden
                           Pancho's       Ridge       Winn-Dixie   Tia's Tex-Mex   Tia's Tex-Mex
                          Round Rock,   Woodlands,   Panama City,      Tampa,        Salisbury,
   Name, Location and       Texas         Texas        Florida        Florida         Maryland
    Type of Property      Restaurant  Retail Store  Retail Store    Restaurant       Restaurant
Gross Leasable Space         6,567       111,632        48,514         5,844          4,690
Date of Purchase            8/8/03       8/27/03       9/19/03      12/10/03       12/10/03
Mortgage Financing at
 Date of Purchase                0             0             0             0              0
Cash Down Payment       $1,806,750    $1,885,071(a) $1,183,000(a) $2,550,000     $2,000,000
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0             0             0              0
Other Cash Expenditures
 Expensed                        0             0             0             0              0
Other Cash Expenditures
 Capitalized                 2,763        27,619        20,610        13,839         13,502
Total Acquisition Cost  $1,809,513    $1,912,690    $1,203,610    $2,563,839     $2,013,502


  (a) Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.
                                II-17

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul on the 7th day of April 2004.

                              AEI INCOME & GROWTH FUND 25 LLC

                              By:  AEI Fund Management XXI, Inc.
                                   Managing Member


                              By /s/ Robert P Johnson
                                     Robert P. Johnson, President




  In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

MANAGING MEMBER

AEI Fund Management XXI, Inc.                                Date


By/s/ Robert P Johnson    Sole Director and             April 7, 2004
      Robert P.Johnson    President (principal
                          executive officer)


By /s/ Patrick W Keene    Chief Financial Officer       April 7, 2004
       Patrick W.Keene    and Treasurer (principal
                          financial and accounting
                          officer)


INDIVIDUAL MANAGING MEMBER



By /s/ Robert P Johnson   Individual Managing Member   April 7, 2004
       Robert P. Johnson



EXHIBIT INDEX

Exhibit No.              Description

 *1.1     Revised Form of Dealer-Manager Agreement

 *1.2     Revised Form of Dealer Agreement

 *3.1     Certificate of Formation

 *3.2     Form of Operating Agreement included as Exhibit A to
          Prospectus

 *5 Opinion of Dorsey & Whitney LLP as to the legality of the securities registered, including consent

 *8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

 *10      Revised Form of Impoundment Agreement with Fidelity Bank, Edina,
          Minnesota

  23      Consent of Independent Public Accountants

 *10.1    Assignment of Purchase Agreement dated November 12,  2003
          between   the  Company  and  AEI  Fund  Management,  Inc.
          relating to the Property at 144 Brandon Town Center Drive, Brandon, Florida (incorporated by reference to Exhibit
          10.1   of   Form  10QSB filed   November 14, 2003).

 *10.2 Assignment of Development Financing and Leasing Commitment dated November 10, 2003 between the Company and AEI Fund Management, Inc. relating to the Property at 8500 N.W. Prairie View Road, Kansas City, Missouri. (incorporated by reference to Exhibit 10.2 of Form 10QSB
          filed   November 14, 2003).

 *10.3 Assignment of Purchase Agreement dated November 12, 2003 between the Company and AEI Fund Management, Inc. relating to the Property at 144 Brandon Town Center Drive, Brandon, Florida (incorporated by reference to Exhibit 10.1 of Form 10-QSB filed November 14, 2003).

 *10.4 Purchase Agreement dated December 9, 2003 between the Company, AEI Private Net Lease Millennium Fund Limited Partnership and Kona Restaurant Group, Inc.relating to the Property at 2638 Derek Drive, Lake Charles, Louisiana (incorporated by reference to Exhibit 10.1 of Form 8-K filed December 18, 2003).

 *10.5 Net Lease Agreement dated December 9, 2003 between the Company, AEI Private Net Lease Millennium Fund Limited Partnership and Kona Restaurant Group, Inc.relating to the Property at 2638 Derek Drive, Lake Charles, Louisiana (incorporated by reference to Exhibit 10.2 of Form 8-K filed December 18, 2003).

 *10.6    Net   Lease  Agreement  dated  December 10,  2003  between
          the Company, AEI Accredited Investor Fund 2002 Limited Partnership and Tia's Florida LLC relating to the Property at 144 Brandon Town Center Drive, Brandon, Florida (incorporated by reference to Exhibit 10.2 of Form 8-K filed December 18, 2003).

 *10.7 Assignment of Purchase Agreement dated January 2, 2004 between the Company, AEI Accredited Investor Fund 2002 Limited Partnership and AEI Fund Management, Inc. relating to the Property at 914 Two Mile Parkway, Goodlettsville, Tennessee (incorporated by reference to Exhibit 10.1 of Form 8-K filed February 17, 2004).

 *10.8 Assignment of Purchase Agreement dated January 2, 2004 between the Company, AEI Income & Growth Fund 23 LLC, Accredited Investor Fund 2002 Limited Partnership and AEI Fund Management, Inc.relating to the Property at 451 W. 14 Mile Road, Madison Heights, Michigan (incorporated by reference to Exhibit 10.1 of Form 8-K filed February 17,
          2004).

 *10.9 Net Lease Agreement dated February 4, 2004 between the Company, AEI Accredited Investor Fund 2002 Limited Partnership and SWH Corporation relating tothe Property at 8500 N.W. Prairie View Road, Kansas City, Missouri (incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 13, 2004).

 *10.10   Assignment  and  Assumption  of  Lease    dated   February
          6, 2004 between the Company, AEI Accredited Investor Fund 2002 Limited Partnership and Transgate,LLC relating to the Property at 914 Two Mile Parkway, Goodlettsville,Tennessee (incorporated by reference to Exhibit 10.2 of Form 8-K filed February 17, 2004).

 *10.11 Assignment and Assumption of Lease dated February 6, 2004 between the Company, AEI Income & Growth Fund 23 LLC, AEI Accredited Investor Fund 2002 Limited Partnership and Transmadison, LLC relating to the Property at 451 W. 14 Mile Road, Madison Heights, Michigan (incorporated by reference to Exhibit 10.2 of Form 8-K filed February 17,
          2004).

 *31.1 Certification of Chief Executive Officer of Managing Member pursuant to Rule 15d-14(a)(17 CFR 240.15d-14(a)) and Section 302 of the Sarbanes-Oxley Act of 2002.

 *31.2 Certification of Chief Financial Officer of Managing Member pursuant to Rule 15d-14(a)(17 CFR 240.15d-14(a)) and Section 302 of the Sarbanes-Oxley Act of 2002.

 *32      Certification   of  Chief  Executive  Officer  and  Chief
          Financial Officer of Managing Member pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.



*   Previously filed.